UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Hillenbrand, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HILLENBRAND, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held February 11, 2021

The Annual Meeting of shareholders of Hillenbrand, Inc., an Indiana corporation (the “Company”), will be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, on Thursday, February 11, 2021, at 10:00 a.m. Eastern Standard Time, for the following purposes:

(1)	to elect three members to the Board of Directors;

(2)	to approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers;

(3)	to approve the amendment and restatement of the Company’s Stock Incentive Plan;

(4)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021; and

(5)	to transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting.

We intend to hold the Annual Meeting in person. But given public health concerns related to the COVID-19 pandemic, we urge you to consider voting in advance of the meeting via one of the remote methods described in the proxy statement in lieu of attending the meeting in person.  In addition, we continue to actively monitor developments in relation to the COVID-19 pandemic and the related recommendations and protocols issued and that may be issued by public health authorities and governments.  The health and well-being of our employees and shareholders is a high priority, and we are sensitive to the public health and travel concerns our shareholders may have.  Accordingly, if we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication.  We will announce any such change and the details on how to participate by press release, on our web site at https://ir.hillenbrand.com, and in a filing with the Securities and Exchange Commission.  If you are planning to attend the Annual Meeting in person, please check our web site prior to the meeting date.  In addition, for your safety and ours, we require you to register your planned in-person attendance with us at least ten (10) business days prior to the meeting, by writing to Kaveh Bakhtiari, Senior Director, Investor Relations, Hillenbrand, Inc., One Batesville Boulevard, Batesville, Indiana 47006 or by email at investors@hillenbrand.com.  Pre-registration and an admission ticket, as well as matching photo identification, are necessary to gain entrance to the secure area of our headquarters building where the meeting will be held, and enhanced health and safety protocols will be in place.  In addition, due to these extraordinary public health circumstances and contrary to prior years, no food or beverages will be served, and the Chief Executive Officer’s business update that has been provided after past annual meetings will not take place.  Please know that we are making the decisions to limit opportunities for social interaction with great reluctance, as we truly value the opportunity to have more personal engagement with our shareholders.  We also understand that circumstances may be very different in early February, but we have to make the best decision we can based on information available to us today.

By Order of the Board of Directors,

Nicholas R. Farrell
Secretary

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy and voting instructions as soon as possible.  Important notice regarding the availability of proxy materials for the Annual Meeting of shareholders to be held on February 11, 2021:  This proxy statement, the accompanying proxy card, and our 2020 Annual Report to Shareholders are available on the Internet at www.hillenbrand.com.

December 29, 2020

HILLENBRAND, INC.
PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be acted upon at the 2021 Annual Meeting of shareholders (the “Annual Meeting”) of Hillenbrand, Inc., an Indiana corporation (“Hillenbrand” or the “Company”), we call your attention to the following information about the proposals and the Board’s voting recommendations, the Company’s director nominees, and highlights of the Company’s corporate governance and executive compensation practices.  The following description is only a summary.  For more complete information about these topics, please review the proxy statement in its entirety.

Annual Meeting Information

Time and Date:	February 11, 2021 @ 10:00 a.m. EST
Location:	Hillenbrand headquarters
Record Date:	December 14, 2020
Admission:	Ticket attached to the proxy card (available to beneficial owners upon request as detailed in the proxy statement)

See “Questions and Answers about the Annual Meeting and Voting” in the proxy statement for additional information.

Proposals and Voting Recommendations

Proposal		Board’s Voting Recommendation	Page References
No. 1	Election of Directors	FOR	15
No. 2	Advisory Vote to Approve Compensation of Named Executive Officers, or “Say on Pay”	FOR	95
No. 3	Approval of the Amendment and Restatement of the Company’s Stock Incentive Plan	FOR	100
No. 4	Ratification of Appointment of the Independent Registered Public Accounting Firm	FOR	111

Incentive Compensation Plans and Results

Short-term: For the Company’s short-term incentive compensation (“STIC”) plan, net revenue, order intake (used by our Coperion subsidiary in lieu of net revenue as further detailed in the proxy statement), STIC income before taxes, and cash conversion cycle are the metrics that the Compensation and Management Development Committee of our Board of Directors (the “Compensation Committee”) has determined to use in evaluating the Company’s operational performance, efficiency, and sustainable improvements, as shown in the charts below.  We believe that these metrics align the interests of our management with those of our shareholders notwithstanding present uncertainty in global markets, caused largely by the COVID-19 pandemic.1

1   For fiscal year 2021 STIC, however, in light of ongoing uncertainty, the Compensation Committee has approved use of two six-month measurement periods rather than one twelve-month period, as further described in the “Compensation Discussion and Analysis” section of the proxy statement.

The following charts show actual performance for these metrics for the past three years, reflected as the achievement percentage of target:2

Long-term: For the Company’s long-term incentive compensation (“LTIC”) plan for our Named Executive Officers, the Compensation Committee determined for fiscal 2020 that one-third of the grant value be awarded in stock options and the remaining two-thirds in performance-based restricted stock units.  The restricted stock units are based on shareholder value creation and relative total shareholder return metrics over a three-year measurement period, which we believe closely aligns the interests of our management with those of our shareholders.

2  The charts present the achievement percentages for these metrics at the consolidated Company level for the Named Executive Officers.  As part of the annual compensation setting process, the Compensation Committee establishes payout curves for these achievement percentages to determine payout levels.  These charts do not reflect achievement of these metrics at an underlying business unit level, nor achievement of the order intake metric used by our Coperion subsidiary, which apply to certain of our Named Executive Officers as further explained in the proxy statement.

The following charts show actual performance for these metrics for the past three measurement periods, reflected as the achievement percentage of target:

Governance and Executive Compensation Highlights

The following highlights key components of our governance and executive compensation practices.

Here’s What We Do . . .

☑	Pay for performance

☑	Benchmark Named Executive Officer target core compensation[3] to the 50th percentile of peer group compensation

☑
Maintain stock ownership guidelines: for directors, five times annual cash compensation; for the CEO, five times base salary; for Senior Vice Presidents, two times base salary; for certain other senior officers designated by the CEO, one times base salary

☑	Ensure that at least 75 percent of the CEO’s target core compensation is at risk[4]

☑	Require an independent Chairperson of the Board and at least 80 percent of directors to be independent

☑	Require that directors receive at least a majority of the votes cast in an uncontested election to be elected

3  We define our Named Executive Officers’ annual “core compensation” as annual base salary and the target values for STIC and LTIC.
4  This proportion will change for fiscal 2021, as the Compensation Committee has determined to replace stock options with time-based RSU awards going forward, as further explained under the heading “Long-Term Incentive Compensation” in the proxy statement.

☑	Require that the Compensation Committee be composed entirely of outside, independent directors

☑	Engage an independent compensation consultant, hired by and reporting directly to the Compensation Committee

☑
Operate with multiple performance metrics that drive our incentive compensation plans, including a relative metric that measures our performance against an appropriate peer group of companies, currently the Standard & Poor’s 400 Mid Cap Industrials index

☑	Maintain a clawback policy covering cash and equity incentive compensation plans that applies in the event of a restatement of our financial statements

☑	Impose a limit of $400,000 on total annual base compensation for non-employee directors[5]

☑
Encourage Board refreshment in a variety of ways, including by requiring our directors to retire no later than the first Annual Meeting of shareholders following the date on which a director turns 73 years of age

☑
Maintain a Board diversity policy that provides that Board members will be diverse in terms of gender and of race and ethnicity, and in terms of other characteristics, including background, perspective, knowledge, skills, and experience

Here’s What We Don’t Do . . .

☒	Permit re-pricing, exchanging, or cashing out of “underwater” stock options without shareholder approval

☒	Permit spring-loading, back-dating, or similar practices that “time” the grant of our equity awards

☒	Permit granting of stock options below fair market value

☒
Permit “recycling” (into the equity plan pool) of Company shares that are (i) used to pay an award exercise price or withholding taxes, or (ii) repurchased on the open market with the proceeds of a stock option exercise price

☒	Permit transferability of stock options for consideration

5  This limit is inclusive of the value of both the annual cash retainer and the grant date fair value of the annual RSU award. We propose increasing this limit to $600,000 as part of the amendment and restatement of the Company’s Stock Incentive Plan as further discussed under “Proposal No. 3 – Approval of the Amendment and Restatement of the Hillenbrand, Inc. Stock Incentive Plan” in the proxy statement.

☒	Permit single-trigger change in control agreements for Named Executive Officers and certain other executives

☒	Permit change in control tax gross-ups for executives

☒	Permit a liberal change in control definition in our equity plan

☒	Permit pledging, short sales or hedging of Company securities by directors, officers, or other employees

☒	Permit directors, officers, or other employees to hold Company securities in margin accounts or otherwise to pledge Company securities as collateral for loans

Recent Developments

This past year, we have augmented our governance and executive compensation practices in the following ways:

☑	Added a new member of the Board, Jennifer W. Rumsey, who also is also a member of our Compensation Committee and our Nominating/ Corporate Governance Committee

☑
Updated our relative total shareholder return (“TSR”) performance-based restricted stock units to measure TSR in comparison to the Standard & Poor’s 400 Mid Cap Industrials index for future awards, rather than continuing to use our compensation peer group

☑	Published our inaugural sustainability report, or Communication on Progress, under the United Nations Global Compact

☑
In response to the COVID-19 pandemic, our Chief Executive Officer voluntarily reduced his fiscal year 2020 base salary by 30 percent beginning in April, our Named Executive Officers did not receive their scheduled merit salary increases, and our Board of Directors waived its scheduled cash compensation increase for 2020

☑
Closed the acquisition of Milacron Holdings Corp. (“Milacron”) and exceeded our target for year-one cost synergies in fiscal 2020; also, as further described in the proxy statement, made various updates to our compensation programs following the acquisition, in some cases to take effect in fiscal 2021

☑	Engaged Ernst & Young LLP as our independent registered public accounting firm beginning fiscal 2020, replacing our prior auditor, which had served more than 10 years[6]

☑
Amended and restated the Company’s Stock Incentive Plan, which our Board now recommends to the shareholders for approval as further set forth under the heading “Proposal No. 3 – Approval of the Amendment and Restatement of the Hillenbrand, Inc. Stock Incentive Plan” in the proxy statement

6  There was no disagreement between the Company and the prior auditor on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference thereto in their reports on the consolidated financial statements for the preceding two fiscal years through their dismissal, nor were there any reportable events, and the prior auditor’s dismissal was not as a result of any of the foregoing.

HILLENBRAND, INC.
PROXY STATEMENT

This proxy statement relates to the solicitation by the Board of Directors of Hillenbrand, Inc. (the “Company” or “Hillenbrand”) of proxies for use at the Annual Meeting of the Company’s shareholders to be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 934-7500, on Thursday, February 11, 2021, at 10:00 a.m. Eastern Standard Time, and at any postponements or adjournments of the meeting.  This proxy statement was first mailed to shareholders on or about December 29, 2020.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers will explain the purpose of this proxy statement and what you need to know to vote your shares.  Throughout these questions and answers and the proxy statement, we sometimes refer to Hillenbrand and the Company in terms of “we,” “us,” or “our.”

Q:	What is the purpose of this proxy statement?

A:
The Board of Directors of Hillenbrand (the “Board”) is soliciting your proxy to vote at the 2021 Annual Meeting of shareholders of Hillenbrand because you were a shareholder at the close of business on December 14, 2020, the record date for the 2021 Annual Meeting, and are entitled to vote at the Annual Meeting.  The record date for the 2021 Annual Meeting was established by the Board in accordance with our Amended and Restated Code of By-laws (the “By-laws”) and Indiana law.

This proxy statement contains the matters that must be set out in a proxy statement according to the rules of the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange and provides the information you need to know to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.

Q:	What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

A:
If your shares are registered directly in your name with Hillenbrand’s transfer agent, Computershare Investor Services, LLC, you are the “shareholder of record” with respect to those shares, and you tell us directly how your shares are to be voted.

If your shares are held in a stock brokerage account or by a bank or other nominee, then your nominee is the shareholder of record for your shares and you are considered the “beneficial owner” of shares held in street name.  As the beneficial owner, you direct your broker, bank, or nominee how to vote your shares.

Q:	What am I being asked to vote on?

A:	•	Election of three directors: Helen W. Cornell, Jennifer W. Rumsey, and Stuart A. Taylor, II;

•
Approval, by a non-binding advisory vote, of the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to SEC compensation disclosure rules in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement and in any related material herein (the “Say on Pay Vote”);

•	Approval of the amendment and restatement of the Company’s Stock Incentive Plan (the “Stock Plan”); and

•	Ratification of the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for fiscal year 2021.

The Board recommends a vote FOR each of the director nominees; FOR approval of the compensation paid to the Named Executive Officers of the Company pursuant to the Say on Pay Vote; FOR approval of the amendment and restatement of the Stock Plan; and FOR the ratification of the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2021.

Our Named Executive Officers are those officers specified by Item 402(a)(3) of Regulation S-K.  See the discussion under the heading “Introduction” in Part I under “Executive Compensation” for more information regarding Named Executive Officers.

Q:	What are the voting requirements to elect the directors and to approve the other proposals being voted on?

A:
The Articles of Incorporation of Hillenbrand (as amended to date, the “Articles of Incorporation”) provide that in an uncontested election, the directors are elected by a majority of the votes cast at the Annual Meeting.  This means that to be elected, the number of votes cast “for” a director nominee must exceed the number of votes “withheld” from that nominee.

The adoption of each of the proposals (a) to approve, by a non-binding advisory vote, the compensation paid to the Named Executive Officers, (b) to approve the amendment and restatement of the Stock Plan; and (c) to ratify the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2021 requires the affirmative vote of a majority of the votes cast for or against approval.

If you are present or represented by proxy at the Annual Meeting and you affirmatively elect to abstain, your abstention, as well as any broker non-votes, will not be counted as votes cast on any matter to which they relate except that abstentions will count as votes against the approval of the amendment and restatement of the Stock Plan.  See “How will my shares be voted?” below for more information about broker non-votes.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Hillenbrand common stock that you held as of the record date.

Q:	How do I vote?

A:	The different ways that you (if you are a shareholder of record) or your nominee (if you are a beneficial owner) can vote your shares depend on how you received your proxy statement this year.

For shareholders of record, many of you were not mailed a paper copy of proxy materials, including this proxy statement, a proxy card, and our 2020 Annual Report to Shareholders.  Instead, commencing on or about December 29, 2020, we sent you a Notice of Internet Availability of Proxy Materials (“Notice”) telling you that proxy materials are available at the web site indicated in that Notice, www.proxyvote.com, and giving you instructions for voting your shares at that web site.  We also told you in that Notice (and on the web site) how you can request us to mail proxy materials to you.  If you subsequently do receive proxy materials by mail, you can vote in any of the ways described below.  If not, you must vote via the Internet (and we encourage you to do so) at www.proxyvote.com or in person at the Annual Meeting as explained below.

With respect to shareholders of record who received proxy materials by mail, we commenced mailing on or about December 29, 2020.  You can vote using any of the following methods:

Proxy card or voting instruction card. Be sure to complete, sign, and date the card and return it in the prepaid envelope.

By telephone or the Internet.  The telephone and Internet voting procedures established by Hillenbrand for shareholders of record are explained in detail on your proxy card and in the Notice many shareholders receive.  These procedures are designed to authenticate your identity, to allow you to give your voting instructions, and to confirm that these instructions have been properly recorded.

In person at the Annual Meeting.  You may vote in person at the Annual Meeting.  You may also be represented by another person at the meeting by executing a proper proxy designating that person.  If you are not the record holder of your shares and want to attend the meeting and vote in person, you must obtain a legal proxy from your broker, bank, or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

With respect to the beneficial owners of shares held by nominees, the methods by which you can access proxy materials and give voting instructions to your nominee may vary, depending on the nominee.  Accordingly, if you are such a beneficial owner, you should follow the instructions provided by your nominee.

Q:
I share an address with another shareholder and we received only one Notice of Internet Availability of Proxy Materials or one paper copy of the proxy materials, as applicable.  How may I obtain an additional copy?

A:
The Company has adopted a procedure approved by the SEC called “householding.”  Under this procedure, the Company is delivering a single copy of either the Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials, as applicable, to multiple shareholders who share the same address, unless the Company has received contrary instructions from one or more of the shareholders.  This procedure reduces the Company’s printing costs, mailing costs, and fees.  Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials or the annual report, as applicable, will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy.  To receive a separate copy, or a separate copy of future materials, shareholders may write or call the Company’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931‑6000 and facsimile (812) 931-5209.  Shareholders who hold shares in street name may contact their broker, bank, or other nominee to request information about householding.

Q:	How will my shares be voted?

A:
For shareholders of record, all shares represented by the proxies mailed to shareholders will be voted at the Annual Meeting in accordance with instructions given by the shareholders.  Where proxies are returned without instructions, the shares will be voted:  (1) FOR election of each of the three nominees named above as directors of the Company; (2) FOR approval, by a non-binding advisory vote, of the compensation paid to the Named Executive Officers pursuant to the Say on Pay Vote; (3) FOR approval of the amendment and restatement of the Stock Plan; (4) FOR ratification of the appointment of EY as the independent registered public accounting firm of the Company for fiscal year 2021; and (5) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting.  Where a proxy is not returned, your shares will not be voted unless you attend the Annual Meeting and vote in person (including by means of remote communication, if applicable).

For beneficial owners, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed.  If the broker, bank, or nominee has not received instructions from the beneficial owner, the broker, bank, or nominee generally has discretionary voting power only with respect to matters that are considered routine matters.  Under applicable New York Stock Exchange rules, Proposal No. 1 relating to election of directors, Proposal No. 2 relating to an advisory vote to approve Named Executive Officer compensation, and Proposal No. 3 relating to approval of the amendment and restatement of the Stock Plan, are deemed to be non-routine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owners of the shares (this is referred to as a “broker non-vote”).  Proposal No. 4 relating to ratification of the appointment of EY as the independent registered public accounting firm of the Company for fiscal year 2021 is a matter on which brokers holding stock for the accounts of their clients who have not been given specific voting instructions are allowed to vote client shares.  To avoid a broker non-vote of your shares on Proposals No. 1, 2, and 3, you must send voting instructions to your bank, broker, or nominee or obtain a legal proxy and vote your shares in person at the Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares prior to the Annual Meeting?

A:	If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of Hillenbrand at One Batesville Boulevard, Batesville, Indiana 47006;

•	submitting a revised proxy by telephone, Internet, or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described under “How do I vote?” above.

Q:	Who will count the votes?

A:	Representatives of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum at the Annual Meeting?

A:
As of the record date, 75,034,274 shares of Hillenbrand common stock were outstanding.  A majority of the outstanding shares must be present or represented by proxy at the Annual Meeting to constitute a quorum for the purpose of conducting business at the Annual Meeting.  Your shares will be considered part of the quorum if you submit a properly executed proxy or attend the Annual Meeting.

Q:	Who can attend the Annual Meeting in person?

A:
We intend to hold the Annual Meeting in person.  But given public health concerns related to the COVID-19 pandemic, we urge you to consider voting in advance of the meeting via one of the remote methods described above in lieu of attending the meeting in person. Even so, all shareholders as of the record date may attend the Annual Meeting in person but must have an admission ticket, bring photo identification, and register their planned in-person attendance with the Company at least ten (10) business days prior to the Annual Meeting, by writing to Kaveh Bakhtiari, Senior Director, Investor Relations, Hillenbrand, Inc., One Batesville Boulevard, Batesville, Indiana 47006 or by email at investors@hillenbrand.com.  If you are a shareholder of record, the ticket attached to the proxy card or a copy of your Notice (whichever you receive), together with photo identification, will admit you .  If you are a beneficial owner, you may request a ticket by writing to the Secretary of Hillenbrand at One Batesville Boulevard, Batesville, Indiana 47006, or by faxing your request to (812) 931-5185 or emailing it to investors@hillenbrand.com.  You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank, or nominee.  We encourage you or your broker to fax or email your ticket request and proof of ownership as soon as possible to avoid any mail delays.  As described in the cover letter to this proxy statement, we continue to monitor developments in relation to the COVID-19 pandemic and if we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting.

Q:	When are shareholder proposals due for the 2022 Annual Meeting?

A:
For a shareholder proposal to be presented at the Company’s 2022 Annual Meeting of shareholders and to be considered for possible inclusion in the Company’s proxy statement and form of proxy relating to that meeting, it must be submitted to and received by the Secretary of Hillenbrand at its principal offices at One Batesville Boulevard, Batesville, Indiana 47006, not later than August 31, 2021.  Our By-laws describe certain information required to be submitted with such a proposal.

In addition, without regard to whether a proposal is or is not submitted in time for possible inclusion in our proxy statement for the 2022 Annual Meeting, our By-laws provide that for business to be brought before the Annual Meeting by a shareholder, or for director nominations to be made by a shareholder for consideration at the Annual Meeting, written notice thereof must be received by the Secretary of Hillenbrand at its principal offices not later than 100 days prior to the anniversary of the immediately preceding Annual Meeting, or not later than November 3, 2021, for the 2022 Annual Meeting of shareholders.  This notice must also provide certain information as set forth in our By-laws.  See the discussion below under “Committees of the Board of Directors” under “The Board of Directors and Committees” for additional details regarding shareholder nominees for director.

Q:	What happens if a nominee for director is unable to serve as a director?

A:
If any of the nominees becomes unavailable for election, which we do not expect to happen, votes will be cast for such substitute nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors.

Q:	Can I view the shareholder list? If so, how?

A:
A complete list of the shareholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting.  The list will also be available to view at the Company’s principal offices during regular business hours during the five business days preceding the Annual Meeting.

Q:	Who pays for the proxy solicitation related to the Annual Meeting?

A:
The Company pays for the proxy solicitation related to the Annual Meeting.  In addition to sending you these materials, some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, email, or in person.  You may also be solicited by means of press releases issued by Hillenbrand and postings on our web site, www.hillenbrand.com.  None of our officers or employees will receive any additional compensation for soliciting your proxy.  We have retained Broadridge to assist us with proxy solicitation and related services for an estimated fee of $12,000, plus reasonable out of pocket expenses.  Such fees will be incurred after the mailing of the proxy materials.  Broadridge will ask brokers, banks, and other custodians and nominees whether they hold shares for which other persons are beneficial owners.  If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners.  We will also reimburse banks, nominees, fiduciaries, brokers, and other custodians for their costs of sending proxy materials to the beneficial owners of Hillenbrand common stock.

Q:	How can I obtain a copy of the Annual Report on Form 10-K?

A:
A copy of Hillenbrand’s 2020 Annual Report on Form 10-K, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are available on the Internet at the Company’s web site, www.hillenbrand.com.  The 2020 Annual Report on Form 10-K may also be obtained free of charge by writing or calling the Investor Relations Department of Hillenbrand at its principal offices at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.

Q:	How can I obtain the Company’s corporate governance information?

A:
The documents listed below are available on the Internet at the Company’s web site, www.hillenbrand.com.  You may also go directly to http://ir.hillenbrand.com/investor-relations/corporate-governance/governance-documents for those documents.  Printed copies are also available to any shareholder who requests them through our Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931‑6000 and facsimile (812) 931-5209.  The available documents are:

•	Hillenbrand, Inc. Corporate Governance Standards
•	Hillenbrand, Inc. Committee Charters – Audit Committee, Nominating/Corporate Governance Committee, Compensation and Management Development Committee, and Mergers and Acquisitions Committee
•	Position Descriptions for Chairperson of the Board, Members of the Board, and Committee Chairpersons
•	Restated and Amended Articles of Incorporation of Hillenbrand, Inc.
•	Amended and Restated Code of By-laws of Hillenbrand, Inc.
•	Hillenbrand, Inc. Code of Ethical Business Conduct
•	Hillenbrand, Inc. Global Anti-Corruption Policy
•	Supply Chain Transparency Policy – Hillenbrand, Inc. and its subsidiaries
•	Human Rights Policy – Hillenbrand, Inc. and its subsidiaries
•	Global Environmental Policy – Hillenbrand, Inc. and its subsidiaries

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

This section of the proxy statement introduces the current directors, including the three directors in Class I who have been nominated to serve additional three-year terms.

The Articles of Incorporation and the By-laws of Hillenbrand provide that directors of the Board are classified with respect to the terms that they serve by dividing them into three equal (or near-equal) classes.  Each director is elected to serve a three-year term and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, lawful removal, or failure to be re-elected in accordance with the Company’s By‑laws.

The Board of Directors currently consists of eleven directors, with four directors in each of Class I and Class III and three directors in Class II.  In conformity with the Company’s director retirement policy, Edward B. Cloues, II, a Class I director, is not standing for reelection as a director at the 2021 Annual Meeting of shareholders.  In connection with Mr. Cloues’ departure, the Board expects to reduce the size of the Board to ten directors, with three directors in each of Class I and Class II, and four directors in Class III.

The terms of the directors expire as follows:

Class	Term Expires at
Class I	2021 Annual Meeting
Class II	2022 Annual Meeting
Class III	2023 Annual Meeting

The three directors in Class I who are nominated for election to the Board at the 2021 Annual Meeting, each of whom has agreed to serve as a director if elected, are Helen W. Cornell, Jennifer W. Rumsey, and Stuart A. Taylor, II.

The Board of Directors recommends that the shareholders vote FOR Proposal No. 1 to elect each of the three nominees to the Board of Directors.

The Articles of Incorporation of Hillenbrand provide that in an uncontested election, directors are elected by a majority of the votes cast at the Annual Meeting.  This means that to be elected, the number of votes cast “for” a director nominee must exceed the number of votes “withheld” from that nominee.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal.  At the Annual Meeting, the proxies being solicited will be voted for no more than three nominees as Class I directors.

Set forth below is information about all of our current directors, including the three nominees for election at the 2021 Annual Meeting of shareholders.  The biographical information provided for each person includes all directorships held by and other relevant business experience of such person at any time during the past five years and, in some cases, directorships held prior to such five-year lookback.

Class I Nominees for Election as Directors with Terms Expiring in 2024

Helen W. Cornell	Director since 2011 Age 62

Ms. Cornell has served as a director of the Company since August 10, 2011.  She is currently President and CEO (since December 2015) of the privately-owned Owensboro Grain Company (grain and soybean products), where she also serves as Chairman of the Board and Chairman of the Executive Committee.  She is also a director of the privately-owned Dot Family Holdings, LLC (formerly Dot Foods, Inc.) (a food distributor), where she is a member of the Compensation Committee and Chairman of the Audit Committee.  In October 2018, Ms. Cornell joined the Board of Trustees of Brescia University, where she is a member of the Finance Committee.  In November 2010, Ms. Cornell retired as Executive Vice President and Chief Financial Officer of Gardner Denver, Inc., a leading global manufacturer of compressors, blowers, pumps, loading arms, and fuel systems for various industrial, medical, environmental, transportation, and process applications.  During her 22-year tenure with Gardner Denver, Inc., Ms. Cornell served in various operating and financial roles, including Vice President and General Manager of the Fluid Transfer Division and Vice President of Strategic Planning.  Until December 2016, Ms. Cornell served on the Board of Directors of Alamo Group, Inc. (agriculture and other equipment), where she was Chairperson of the Audit Committee and a member of the Compensation Committee.

The Company’s Board of Directors concluded that Ms. Cornell should serve as a director based on her long tenure in operations and finance and her experience interfacing with investors, including as Chief Financial Officer of a major public company and most recently as President and Chief Executive Officer of Owensboro Grain Company, and her experience as a member of the board of both a public and private company.

Jennifer W. Rumsey	Director since 2020 Age 47

Ms. Rumsey has served as a director of the Company since August 5, 2020.  Ms. Rumsey is currently Vice President and President, Components Business Segment, of Cummins, Inc. (“Cummins”), which designs, manufactures and sells a portfolio of innovative products including components, engines, power generation and digital solutions. Prior to Ms. Rumsey’s election to this role in October 2019, Ms. Rumsey served as Vice President, Chief Technical Officer of Cummins, from October  2015 until October 2019. Since November 2000, Ms. Rumsey has held various technical roles in research, technology, and product development and other positions of increasing responsibility at Cummins.

Ms. Rumsey currently serves as a member of the Purdue College of Engineering Advisory Council (since October 2016). She is also a member of the United States Department of Energy Hydrogen and Fuel Cell Advisory Council (since November 2019). Ms. Rumsey holds a Bachelor of Science degree from Purdue University and a Master of Science in Mechanical Engineering from Massachusetts Institute of Technology. She is Six Sigma certified.

The Company’s Board of Directors concluded that Ms. Rumsey should serve as a director based on her deep operations and technological experience, particularly given her tenure as a senior executive of a Fortune 500 public industrial company.

Stuart A. Taylor, II	Director since 2008 Age 60

Mr. Taylor has served as a director of the Company since September 26, 2008.  Since 2001, Mr. Taylor has been the Chief Executive Officer of The Taylor Group LLC, a private equity firm focused on creating and acquiring businesses.  He has previously held positions as Senior Managing Director at Bear, Stearns & Co. and Managing Director of CIBC World Markets and head of its Global Automotive Group and Capital Goods Group.  He also served as Managing Director of the Automotive Industry Group at Bankers Trust following a ten-year position in corporate finance at Morgan Stanley & Co.  Mr. Taylor has been a member of the Board of Directors of Ball Corporation (a diversified manufacturer) since 1999, where he currently serves as lead independent director (since April 2019) and as Chair of the Nominating/Corporate Governance Committee.  He has also been a member of the Board of Directors of Wabash National Corporation, a provider of engineered solutions for the transportation, logistics and distribution industries, since August 2019, and serves on the Audit and Compensation Committees.  In addition, in October 2020, Mr. Taylor was appointed to the board of directors of Solenis LLC, a global producer of specialty chemicals for water-intensive industries, where he serves on the Compensation Committee.  Mr. Taylor was previously a member of the Board of Directors of Essendant Inc. (formerly known as United Stationers Inc.) (a wholesale distributor of business products) from 2011 until its sale to Staples Inc. in January 2019.

The Company’s Board of Directors concluded that Mr. Taylor should serve as a director based on his experience with several leading investment firms, his ongoing experience as a member of public company and other boards, and his broad merger and acquisition experience.

Retiring Class I Director

Edward B. Cloues, II	Director since 2010 Age 73

Mr. Cloues has served as a director of the Company since April 2010.  He currently serves as Vice Chairman of the Board of Trustees of Virtua Health, Inc. (a non-profit hospital and healthcare system), where he chairs the Finance and Investment Committee and is a member of the Executive Committee, Audit Committee, and Compensation Committee.  He also serves as a director and as the non-executive Chairman of the Board of AMREP Corporation (a land development company), where he is a member and Chairman of the Audit Committee, a member of the Compensation and Human Resources Committee, and a member and Chairman of the Nominating and Corporate Governance Committee.  He previously was a director (from 2001) and Chairman of the Board (from May 2011) of Penn Virginia Corporation (an oil and gas exploration and development company) and served as the interim Chief Executive Officer (from October 2015 to September 2016), during the board-led reorganization of that company, including a filing for bankruptcy protection  under Chapter 11 of the U.S. Bankruptcy Code in May 2016 and the emergence from Chapter 11 in September 2016 pursuant to a confirmed plan of reorganization.  He previously served as a director (from January 2003) and as the non-executive Chairman of the Board (from July 2011) of PVR GP, LLC, which was the general partner of PVR Partners, L.P. (a pipeline and natural resources master limited partnership), until its sale in March 2014.  He also previously served as Chairman of the Board and Chief Executive Officer of K-Tron International, Inc. (“K-Tron”) from January 1998 until the Company acquired K-Tron in April 2010.  Prior to joining K-Tron, Mr. Cloues was a senior partner of Morgan, Lewis & Bockius LLP.

Pursuant to the Company’s director retirement policy, Mr. Cloues is not standing for reelection as a director at the 2021 Annual Meeting of shareholders.  For more information on the Company’s director retirement policy, please see the Company’s Corporate Governance Standards available on the Company’s web site at www.hillenbrand.com.

The Company’s Board of Directors concluded that Mr. Cloues should serve as a director based on his past extensive legal experience as a law firm partner specializing in business law matters, particularly in the area of mergers and acquisitions, and his experience as Chairman and CEO of K-Tron International, Inc. prior to its acquisition by the Company in 2010.

Class II Directors with Terms Expiring in 2022

Gary L. Collar	Director since 2015 Age 64

Mr. Collar has served as a director of the Company since May 2015.  Mr. Collar is the Senior Vice President and General Manager of the Asia Pacific and Africa (APA) region for AGCO Corporation (“AGCO”), a world leader in the development, manufacture, and marketing of agricultural machinery and solutions.  Mr. Collar is responsible for all activities and all brands within the region, which includes China, India, Asia, Africa, and Australia - New Zealand.  In addition, Mr. Collar leads the development of business, distribution structures and investments in China for AGCO.  He was appointed to his current position with AGCO in January 2012.  Mr. Collar previously served as AGCO’s Senior Vice President and General Manager of Europe, Africa, Middle East, Australia, and New Zealand from 2004 to December 2011. Prior to that appointment, Mr. Collar was Vice President of Market Development, Worldwide for the Challenger Division, after joining AGCO in 2002.

Mr. Collar currently serves on the Board of Directors of Tractors and Farm Equipment Limited, an Indian tractor manufacturer and an investment of AGCO and serves on the Global Board of Directors of AGCO Finance, Incorporated, a joint venture between AGCO and De Lage Landen Financial Services, which provides retail and wholesale financing services to AGCO customers globally.

Mr. Collar previously held various senior management positions within several divisions at ZF Friedrichshaven A.G. between 1994 and 2002.  These assignments included President and CEO of the company’s joint venture producing steering systems for the North American automotive market, and Vice President, Business Development for the automotive group.  Prior to this, he was employed by Caterpillar Incorporated.

The Company’s Board of Directors concluded that Mr. Collar should serve as a director based on his deep international experience, particularly in Asia, as an executive of several multinational companies, and his significant experience in financial analysis and controls.

Joy M. Greenway	Director since 2013 Age 60

Ms. Greenway has served as a director of the Company since February 2013.  In March 2020, Ms. Greenway retired after serving in a variety of roles at General Motors, most recently as the Executive Director of Global Business Solutions since September 2018.  Ms. Greenway joined General Motors in June 2014 as Chief Financial Officer of Global Purchasing and Supply Chain, and in May 2017, she was named the Executive Director, Transformation, Global Business Services of General Motors.  Prior to that, she served as Senior Vice President for Visteon Corporation (a Tier 1 automotive systems supplier), where she held a variety of positions from 2000 until 2013.  Prior to joining Visteon, Ms. Greenway was employed as the Director, Manufacturing for United Technologies Corporation, a diversified aerospace and building company.  Before United Technologies Corporation, Ms. Greenway was employed by GE Industrial Power Systems as a Materials Director and served in various management positions at GE Aerospace/Martin Marietta.  In October 2020, Ms. Greenway joined the Board of Directors of Electricfil Corporation, a privately owned company, with headquarters in France, specializing in the design and manufacture of sensors and actuators for powertrain and transmissions.

The Company’s Board of Directors concluded that Ms. Greenway should serve as a director based on her deep operations and global leadership experience, particularly in the manufacturing industry, and her tenure as a senior executive of a Fortune 500 public company.

F. Joseph Loughrey	Director since 2009 Age 71

Mr. Loughrey has served as a director of the Company since February 2009 and has been Chairperson of the Board since February 2013.  In April 2009, he retired from Cummins Inc. (engines and related technology) after serving in a variety of roles for 35 years, most recently as Vice Chair of the Board of Directors and as the company’s President and Chief Operating Officer.  Mr. Loughrey served on the Board of Directors of Cummins from July 2005 until May 2009.  Mr. Loughrey currently serves on a number of boards, including:  the Lumina Foundation for Education, where he served as Chair of the Board for four years; Vanguard Group (an investment management company), where he serves on the Audit Committee, the Nominating Committee, and the Compensation Committee; Saint Anselm College, where he serves as Chair of the Board; and the V Foundation for Cancer Research.  He is past Chair and a current member of the Advisory Council to the College of Arts & Letters at The University of Notre Dame, where he also serves as Chair of the Advisory Board to the Kellogg Institute for International Studies.

The Company’s Board of Directors concluded that Mr. Loughrey should serve as a director based on his service as President and Chief Operating Officer of a major public corporation and his continuing service on several public company and educational and nonprofit boards of directors.

Class III Directors with Terms Expiring in 2023

Daniel C. Hillenbrand	Director since 2018 Age 54

Mr. Hillenbrand has served as a director of the Company since May 2018. Mr. Hillenbrand is the Founder and Managing Partner of Clear Water Capital Partners, LLC, a private venture capital firm, a position he has held since 2010. Since 2002, he has also been the Managing Partner of Generations Company, L.P., an investment management company, as well as the Managing Partner of Legacy Company, a real estate investment company.  Mr. Hillenbrand previously served as Chairman of the Board (2004–2019) and President and Chief Executive Officer (2005–2007) of Nambé, LLC, a leading international high-end consumer products company, as well as Vice Chairman of the Board of Pri Pak, Inc., a provider of name-brand and private label contract beverage manufacturing services, from 2009-2017. He has also held various leadership roles at Able Manufacturing and Assembly, LLC, a manufacturing company with platforms in metal fabrication, fiberglass composites, and plastic thermoform manufacturing, including as Chairman of the Board (2002–present), President (2013–2014), and Chief Executive Officer (2002–2007 and 2013–2019).

Prior to that, Mr. Hillenbrand served in various roles with increasing leadership responsibility at Wealthsense, Inc., Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries, Inc.), Abbott Laboratories, and Batesville Casket Company, Inc.

The Company’s Board of Directors concluded that Mr. Hillenbrand should serve as a director based on his long tenure as a managing partner of investment firms and his deep Board and executive experience in private manufacturing companies.

Thomas H. Johnson	Director since 2008 Age 70

Mr. Johnson has served as a director of the Company since March 2008.  In 1998, Mr. Johnson founded Johnson Consulting Group, a consulting firm focused on the death care industry.  Prior to founding Johnson Consulting, he founded and served as President and Chief Executive Officer of Prime Succession (a funeral home and cemetery operator) from 1992 until 1996.  Before Prime Succession, he served in a variety of other capacities in the death care profession, including as an executive of Batesville Casket Company.  Mr. Johnson is a 25 percent owner, and the managing member, of Fire and Stone Group, LLC, which owns and operates a funeral home in Batesville, Indiana.  Mr. Johnson currently serves on the Advisory Board of Great Western Life Insurance.  He previously served on the Board of the Funeral Service Foundation from 2004 until 2010.

The Company’s Board of Directors concluded that Mr. Johnson should serve as a director based on his long service in the death care industry and resultant expertise in funeral services, including as a public company director and his prior service on the Board of the Funeral Service Foundation.

Neil S. Novich	Director since 2010 Age 66

Mr. Novich has served as a director of the Company since February 2010.  He is the former Chairman and President and Chief Executive Officer of Ryerson, Inc., a global metals distributor and fabricator.  Mr. Novich joined Ryerson in 1994 as Chief Operating Officer and was named President and CEO in 1995.  He served on the Board of Ryerson from 1994 until 2007, adding Chairman to his title in 1999.  He remained Chairman and CEO until 2007, when the company was sold.  Prior to his time at Ryerson, Mr. Novich spent 13 years with Bain & Company, an international management consulting firm, where he spent several years as a partner.  He currently serves on the Boards of Beacon Roofing Supply (a distributor of residential and non-residential roofing materials), where he chairs the Compensation Committee, and W.W. Grainger, Inc. (an industrial supply company), where he is a member of the Audit Committee, Board Affairs and Nominating Committee, and the Cyber Security Ad Hoc Committee.  Mr. Novich is also a trustee of the Field Museum of National History and life trustee of Children’s Home & Aid in Chicago and is a member of the Dean’s Council to the Physical Sciences Division of the University of Chicago.  Mr. Novich previously served on the Board of Directors of Analog Devices, Inc. from 2008 until 2020, where he was a Chair of the Compensation Committee and a member of the Audit Committee.

The Company’s Board of Directors concluded that Mr. Novich should serve as a director based on his service as President and CEO of a major public corporation and his several years of experience as a partner with a major consulting firm, together with his extensive and continuing service on the boards of several public companies and non-profit organizations.

Joe A. Raver	Director since 2013 Age 54

Mr. Raver has served as a director and as President and Chief Executive Officer of the Company since September 2013.  He has served as President of the Company’s Advanced Process Solutions (formerly Process Equipment Group) reportable segment since March 2011.  Mr. Raver has been a director of Applied Industrial Technologies, Inc. (“AIT”), a leading industrial distributor serving MRO and OEM customers in virtually every industry since August 2017.  Mr. Raver currently serves on the Corporate Governance Committee and Executive Organization and Compensation Committee of AIT.  He previously served as President of Batesville Casket Company from 2008 – 2011.  He also previously served as Vice President and General Manager of the respiratory care division of Hill-Rom Holdings (“Hill-Rom”), a leading global provider of medical equipment and services and the Company’s former parent, as well as Hill‑Rom’s Vice President of Strategy and Shared Services.  Prior to that, Mr. Raver spent 10 years in a variety of leadership positions at Batesville Casket Company and Hill-Rom.

The Company’s Board of Directors concluded that Mr. Raver should serve as a director because of his position as President and Chief Executive Officer of the Company and based on his years of experience as an executive of the Company’s Advanced Process Solutions reportable segment and Batesville Casket Company and his in-depth knowledge of the death care and process equipment industries.

Skills and Experience Matrix.  The graph below summarizes the Skills and Experience Matrix that our Board uses to align its composition with the Company’s strategic priorities and to identify key skills and experiences most relevant to decisions about Board composition.  The graph presents the areas for which the Board relies on individual directors, given their relatively deep background in the area, and the number of directors with such background in each area. This presentation does not mean that some directors lack certain skills or experiences, but rather that other directors have relatively deeper expertise.  Each director and director nominee biography above describes each person’s qualifications and relevant experience in more detail.

THE BOARD OF DIRECTORS AND COMMITTEES

The Company’s business is managed under the direction of its Board of Directors.  In this section of the proxy statement, we describe the general and certain specific responsibilities of the Board of Directors and its committees, our governance practices, and how you can communicate with the Board or with individual directors.

Board’s Responsibilities

The Board of Directors is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders.  The Board acts as an advisor and counselor to senior management and oversees and monitors management’s performance.  The Board also oversees the Company’s management of risk involved or potentially involved in the Company’s business.

Board Leadership Structure and Role in Risk Oversight

The Corporate Governance Standards for our Board of Directors provide that the Company’s Chief Executive Officer (“CEO”) cannot also serve as the Chairperson of the Board.  At all times since the Company’s formation, the positions of CEO and Chairperson of the Board have been held by separate individuals.  Our Board believes that the separation of these two positions is the most appropriate leadership structure for the Company at this time because it enables us to benefit from the expertise, experience, and strengths of both of the individuals holding those key leadership positions in the Company.  Our CEO, Joe A. Raver, has served as a director and as President and CEO of the Company since September 2013.  He has served as President of the Company’s Advanced Process Solutions (formerly Process Equipment Group) reportable segment since March 2011.  Prior to that, he was President of Batesville Casket Company for several years and also held a variety of leadership positions at the Company’s former parent company.  The Chairperson of the Board, F. Joseph Loughrey, has extensive executive management and board of director experience, as further described in his biographical information set forth under the heading “Proposal No. 1 – Election of Directors” above.

The Board of Directors has direct responsibility for overseeing the Company’s exposure to risk.  As a part of its responsibility, the Board ensures that the risk management processes implemented by management are aligned with the Company’s overall strategy and are functioning as directed, and that an appropriate culture of risk-adjusted decision-making exists throughout the organization.  At each meeting of the Board of Directors, the Board evaluates any new material risks to the Company in discussions with management.  No less than once each year, management makes a formal presentation to the entire Board of Directors that describes all significant risks of the Company to ensure that the Board is apprised of the overall risk profile of the Company and that such risks are being properly mitigated and managed.

In addition, the Compensation and Management Development Committee (the “Compensation Committee”) analyzes and manages risks related to our compensation policies and practices, and the Audit Committee performs the same role with respect to financial-related risks facing the Company.  The Compensation Committee’s risk management efforts are discussed under Part V of the “Executive Compensation” section of this proxy statement.

The Audit Committee, in accordance with its Charter, fulfills its risk management oversight responsibilities by discussing with senior management “the Company’s guidelines and policies that govern the process by which the Company assesses and manages the Company’s exposure to risks… and the steps management has taken to monitor and control such exposures.”  Additional details on the Audit Committee’s risk management duties can be found in its Charter, available on the Company’s web site at www.hillenbrand.com or in print to any shareholder who requests copies through the Company’s Investor Relations Department.

Meetings of the Board and Committees

A proposed agenda for each regularly scheduled Board meeting is developed by the Chairperson of the Board and the Company’s CEO, together with the members of management that the Chairperson or CEO may select.  The proposed agenda is circulated to each director for review and comment before it is finalized.  Proposed agenda items that fall within the scope of responsibilities of a Board committee are initially developed by the chairperson of that committee with management assistance, as appropriate.  Each committee’s chairperson also develops, with the assistance of management, a proposed agenda for each regularly scheduled meeting of that committee.  Board and committee materials related to agenda items are provided to Board and committee members sufficiently in advance of meetings (typically one week) to allow the directors to prepare for discussion of the items at the meetings.

At the invitation of the Board and its committees, members of senior management and outside advisors attend Board and committee meetings or portions thereof for the purpose of reporting on specific agenda items and participating in discussions.  Generally, discussions of matters to be considered by the Board and its committees are facilitated by the manager responsible for that function or area of the Company’s operations.  In addition, directors have free access to all other members of management and employees of the Company.  As necessary and appropriate in their discretion, the Board and its committees consult with independent legal, financial, human resource, compensation, and accounting advisors to assist in their duties to the Company and its shareholders.

The chairpersons of the committees of the Board preside over the portions of Board meetings in which the principal items to be considered are within the scope of the authority of their respective committees.

Executive sessions, which are meetings of non-employee directors without management present, are held after each Board meeting, and after each committee meeting as scheduled by the chairpersons of the respective committees.  The Chairperson of the Board generally presides at executive sessions of the Board, while the chairpersons of the committees preside at executive sessions of their committees or at Board executive sessions in which the principal items to be considered are within the scope of the authority of their respective committees.

Governance Matters

Corporate Governance.  Both the Board of Directors and management of the Company are firmly committed to good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage.  To that end, the Board of Directors has taken measures to ensure continued high standards for corporate governance.  Specifically, the Board has adopted:

1.
Position specifications, including performance criteria, for its members, the Chairperson of the Board, and the chairpersons of the standing Board committees.  These position specifications are discussed in more detail under the heading “Board Composition” below.

2.
Corporate Governance Standards for the Board that, among other important directives, require that at least 80 percent of the directors be independent and describe the Board’s diversity policy, which is discussed in more detail under the heading “Board Composition” below.  The Corporate Governance Standards also require each non-employee director to hold shares of the Company’s common stock in an amount equal to five times the director’s annual cash compensation by the fifth anniversary of his or her election to the Board and limit the total annual base compensation for non-employee directors.[7]  The Board regularly discusses and reviews the Corporate Governance Standards and also general principles of corporate governance to evaluate whether it can improve upon the practices and procedures of the Company.

3.
A Code of Ethical Business Conduct that is applicable to the Board and all employees of the Company and its subsidiaries, including the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer.  No waivers of the requirements of our Code of Ethical Business Conduct were granted during fiscal year 2020.  The Company plans to disclose amendments or waivers, if any, of the Code of Ethical Business Conduct on its web site at www.hillenbrand.com.

4.
An Insider Trading and Disclosure Policy, which applies to all employees and directors.  This policy promotes sound corporate citizenship and includes, among other provisions, anti-hedging and anti-pledging provisions with respect to the Company’s securities.  Additional discussion of the Company’s anti-hedging and anti-pledging policies follows under the heading “Part VII – Anti-Hedging and Anti-Pledging” below.

The Company’s Corporate Governance Standards and Code of Ethical Business Conduct are available in print to any shareholder who requests copies through the Company’s Investor Relations Department and, along with the position specifications, are available on the Company’s web site at www.hillenbrand.com.

7  See the discussion under the heading “Compensation of Directors” below for additional details. An increased limit on total annual base compensation for non-employee directors is proposed to be included in the amendment and restatement of the Stock Plan as further discussed under “Proposal No. 3 – Approval of the Amendment and Restatement of the Hillenbrand, Inc. Stock Incentive Plan” below.  If Proposal No. 3 is approved, the limit in the amended and restated Stock Plan will replace the limit in the Corporate Governance Standards.

As part of our commitment to good corporate governance, we annually reach out to key shareholders to discuss a variety of corporate governance and executive compensation topics. This annual outreach program also provides an opportunity for our management to understand and examine the issues that matter most to our shareholders.  In prior years, this outreach has covered topics such as the value of a shareholder right to amend the By-laws; executive compensation matters; and the progress of our sustainability program.  Our management and directors consider the feedback from these meetings, along with market best practices, policies at peer companies, and our specific circumstances, in making decisions and recommendations regarding our overall governance profile.

Board Composition.  The members of our Board have been selected with an emphasis on independence and the mix of characteristics, experiences, and diverse perspectives and skills most appropriate for the Company, as illustrated by the Skills and Experience Matrix described under the heading “Skills and Experience Matrix” above.  The Nominating/Corporate Governance Committee (the “NCG Committee”) uses this Skills and Experience Matrix as a guide when evaluating the breadth and depth of the Board’s skills and experience relative to the Company’s business strategy and when considering director nominees.  Understanding the importance of Board composition and refreshment for effective oversight, the NCG Committee strives to maintain an appropriate balance of diversity, skills, and experience on the Board.

Position Specifications.  As mentioned above, the Board has adopted position specifications applicable to individual directors, and nominees to the Board recommended by the NCG Committee must meet the qualifications set forth in those position specifications.  The specifications provide that a candidate for director should never have (i) been the subject of an SEC enforcement action in which he or she consented to the entry of injunctive relief, a cease and desist order, or a suspension or other limitation on the ability to serve as a corporate officer or supervisor; (ii) had any license suspended or revoked due to misconduct of any type; or (iii) violated any fiduciary duty to the Company or any provision of the Code of Ethical Business Conduct.  Additionally, each director and nominee should exhibit the following characteristics:

•	Have a reputation for industry, integrity, honesty, candor, fairness, and discretion;

•	Be an acknowledged expert in his or her chosen field(s) of endeavor, which area of expertise should have some relevance to the Company’s businesses or operations;

•	Be knowledgeable, or be willing and able to quickly become knowledgeable, in the critical aspects of the Company’s businesses and operations;

•	Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a substantial publicly held corporation; and

•	For non-employee directors, meet the New York Stock Exchange independence standards then in effect.

As discussed further below under the heading “Board Refreshment and Diversity,” in identifying director nominees, the NCG Committee also seeks talented people with diverse backgrounds who can work together to lead the Company to long-term success.

Board Evaluations.  The NCG Committee oversees the annual evaluation of the Board, which, depending on the focus of the evaluation in a particular year, can include a formal evaluation of the whole Board, its various committees, and/or individual directors.  The evaluation is typically conducted as a self-assessment, with an opportunity to also provide feedback on Board performance and diversity, committee effectiveness, and individual director performance, and to raise any concerns that an individual director may have.  In addition, the Board evaluation also incorporates peer feedback to individual directors, typically in alternating years.  Recent Board evaluations have focused on the Board’s effectiveness in relation to topics such as Board composition and skills; Board meetings and materials; strategic direction and implementation; Board leadership succession and evaluation processes; risk management; and regulatory and other compliance.  Based upon the assessment results, the Board agrees on improvement goals for the coming year and tracks its progress against those goals over the course of the year.  The Board also may engage and pay fees to a third-party consultant to assist in performing the Board evaluation and also in identifying and evaluating potential director nominees.  Generally, a third-party consultant assists with the Board evaluation at least once every three years.  The NCG Committee strives to embed honest feedback into the Board’s culture and to set a tone of open and transparent dialogue throughout the assessment process.

In addition, evaluation results are integrated into the Board succession planning processes described under the heading “Board Refreshment and Diversity” below.  As an example, if the evaluation process were to suggest that the Board is underrepresented with respect to a particular background, skill, experience, or diverse characteristic, then selection of a nominee to fill a future vacancy would be informed by that suggestion.  The Board’s Skills and Experience Matrix is one of the key tools used in this process, and the Board, with the assistance of the NCG Committee, continues to refine and update its Skills and Experience Matrix on a regular basis.

Board Refreshment and Diversity.  The Board from time to time has added new, and replaced retiring, directors, consistently valuing diversity and senior-level global diversified industrial experience in selecting candidates.  In identifying director nominees, the NCG Committee seeks talented people with diverse backgrounds who can work together to lead the Company to long-term success and recommends such candidates to the Board for election.

The Board believes that diversity is good for business.  In fiscal 2020 the Board adopted a diversity policy as part of the Company’s Corporate Governance Standards. This policy provides that directors will be diverse in terms of gender and of race and ethnicity, and in terms of other characteristics, including background, perspective, knowledge, skills, and experience.  The Board will take steps necessary to implement this policy and to help ensure an inclusive environment within the Board and at the Company.  Currently, the Board is comprised of 11 directors, of whom ten are independent directors, three are women, and one is African-American.  We are committed to continued progress in Board diversity as part of ongoing recruitment and refreshment.

In order to encourage refreshment, the Board has implemented a policy requiring each director to resign no later than the first Annual Meeting of shareholders following the date on which the director turns 73 years of age. As a result, Company directors vary in age and tenure, with an average age of 62 and average tenure of 8 years, with tenure ranging from four months to 12 years. The Board believes that the varying tenures of its members provides a constructive blend of institutional knowledge and fresh external viewpoints.

The Board will continue to focus on refreshment by reviewing, among other things, its composition against the Skills and Experience Matrix described above; the diversity, age, and tenure of Company directors; the results of annual evaluations described above; and overall Board and Committee succession planning.  These items remain key aspects of the Board’s refreshment strategy, and the Board will continue to look for ways to improve. Additional details on the Board’s refreshment strategy are contained in the NCG Committee Charter and our Corporate Governance Standards, both of which are available on the Company’s web site at www.hillenbrand.com.

Sustainability.  At Hillenbrand, we strive to provide superior return for our shareholders, exceptional value for our customers, great professional opportunities for our employees, and to be responsible to our communities through deployment of the Hillenbrand Operating Model (“HOM”).  With the support and oversight of our Board of Directors, we are committed to being a company where the positive impacts of our people, products, and partnerships help better the environments in which we operate.  Our employees are encouraged to volunteer their time and talents in multiple service and impact programs that we sponsor throughout the Company, including our annual global community engagement initiative that we call the One Campaign.

In addition, we require compliance with all applicable environmental laws and regulations, and our Code of Ethical Business Conduct encourages our employees to be proactive and look for ways we can reduce waste and use energy and natural resources more efficiently.  We believe that strategic investment in our communities will enhance our ability to engage, innovate, inspire, and drive quality experiences and success for our employees and the Company.

Board Role.  The NCG Committee oversees the Company’s policies, objectives, practices, and progress regarding sustainability and corporate social responsibility.  The leaders responsible for these efforts make regular presentations to the NCG Committee regarding the Company’s execution on strategy in these areas.  In 2020, the NCG Committee met four times, with sustainability topics addressed in each of these meetings.

Sustainability Reporting.  The Company has signed on as a participant to the United Nations Global Compact (“UNGC”), a voluntary pledge to develop and exercise corporate responsibility programs and to increase disclosure of the Company’s sustainable business practices.  The UNGC requirements include annual publication of a Communication on Progress documenting steps taken to advance the principles of the UNGC in the areas of Human Rights, Labor, Environment, and Anti-Corruption.  In fiscal 2020, we published our inaugural sustainability report as a Communication on Progress under the UNGC.  We continue to believe that the Company’s participation in the UNGC is the appropriate framework for understanding the Company’s commitment to and efforts in advancing its sustainability strategy.  The Company continues to benchmark with other frameworks and standards in evaluating its progress and appropriate goals.  Additional details about our sustainability efforts, including a copy of our sustainability report, are available at our web site at www.hillenbrand.com/sustainability.

In addition to our Communication on Progress, in 2020 we also adopted new Global Environmental and Human Rights Policies, which are available at www.hillenbrand.com.

Determinations with respect to Independence of Directors

The Corporate Governance Standards adopted by the Board of Directors, in accordance with New York Stock Exchange listing standards, require the Board to make an annual determination regarding the independence of each of the Company’s directors and provide criteria for making those determinations.  The Board made those determinations for each director in December 2020 based on an annual evaluation performed by, and recommendations made by, the NCG Committee.

To assist in the Board’s determinations, each director completed materials designed to identify any relationships that could affect the director’s independence under the applicable New York Stock Exchange and SEC rules and under the criteria set forth in the Corporate Governance Standards.  This year, in determining that director Jennifer W. Rumsey is independent, the NCG Committee evaluated, and the Board considered, certain transactions between the Company’s Milacron Injection Molding and Extrusion business, part of the reportable segment subsequently renamed Molding Technology Solutions (“MTS”), and various business units of Cummins, a leading industrial company at which Ms. Rumsey is an executive officer.  In these transactions during fiscal 2020, Cummins purchased capital equipment and aftermarket parts and service from MTS in the total amount of approximately $1,975,000. Notwithstanding these transactions, the NCG Committee recommended, and the Board ultimately determined, that Ms. Rumsey did not have a material interest in these transactions and, therefore, she had no material relationship with the Company that would preclude her ability to be independent, and, therefore, that she is independent under the applicable New York Stock Exchange and SEC rules and under the criteria set forth in the Corporate Governance Standards. In reaching these determinations, the following factors were considered, among others:

•	the customer relationship with Cummins had already been in place with MTS businesses for years prior to Ms. Rumsey’s election to the Board;

•	nearly all of the purchases by Cummins during fiscal 2020 were made prior to Ms. Rumsey’s election;

•	Ms. Rumsey’s employment at a customer of the Company was not a consideration in her election as a director;

•	Ms. Rumsey’s compensation at Cummins is not directly impacted by having made these purchases from the MTS businesses; and

•	the amounts involved in these transactions, particularly in comparison to the fiscal 2020 net revenue of the Company, are immaterial.

On the basis of these considerations and the materials and the standards described above, the Board determined that each of Edward B. Cloues, II, Gary L. Collar, Helen W. Cornell, Joy M. Greenway, Daniel C. Hillenbrand, Thomas H. Johnson, F. Joseph Loughrey, Neil S. Novich, Jennifer W. Rumsey, and Stuart A. Taylor, II is independent.  The Board determined that Joe A. Raver does not meet the director independence standards because of his current service as President and CEO of the Company.  Accordingly, Mr. Raver does not serve on the Audit, Compensation, or NCG Committees of the Board of Directors.

Committees of the Board of Directors

It is the general policy of the Company that significant decisions be considered by the Board as a whole.  As a consequence, the standing committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly held company.  Currently those committees are the Audit Committee, Compensation Committee, NCG Committee, and Mergers and Acquisitions Committee, each of which has a written charter adopted by the Board of Directors.  The NCG Committee recommends the members and chairpersons of those committees to the Board.  The Audit Committee, Compensation Committee, and NCG Committee are made up only of independent directors.  Membership on these committees as of December 14, 2020, is shown in the following chart:

Audit	Compensation and Management Development	Mergers and Acquisitions	Nominating/Corporate Governance

Edward B. Cloues, II Joy M. Greenway Daniel C. Hillenbrand Thomas H. Johnson Neil S. Novich ♦ ♦ Committee Chairperson	Gary L. Collar Helen W. Cornell ♦ F. Joseph Loughrey Jennifer W. Rumsey Stuart A. Taylor, II	Edward B. Cloues, II Helen W. Cornell Neil S. Novich Stuart A. Taylor, II ♦	Edward B. Cloues, II Gary L. Collar Helen W. Cornell Joy M. Greenway Daniel C. Hillenbrand Thomas H. Johnson F. Joseph Loughrey ♦ Neil S. Novich Jennifer W. Rumsey Stuart A. Taylor, II

The current charter for each of the Board’s standing committees is available on the Company’s web site at www.hillenbrand.com and is available in print to any shareholder who requests it through the Company’s Investor Relations Department.

We maintain an orientation and continuing education process for directors that we view as a vital component of the Company’s policy requiring the Board as a whole to participate in significant decisions.  This process includes furnishing of educational and industry-specific materials, meetings with key management, and attendance at Company and industry events.  The Board attempts to hold at least one meeting per year at a Company facility outside of its headquarters in Batesville, Indiana; in 2020, the Board was unable to observe this practice, given that all meetings following the declaration of the COVID-19 pandemic were held virtually.  The directors’ education includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations, Audit Committee-sponsored financial literacy and legal and regulatory compliance training, and regular management and corporate governance presentations at NCG and Compensation Committee meetings.  Throughout their terms, directors are expected to continue to deepen their experience in the industries and markets served by the Company and to remain generally apprised of trends and developments in corporate governance.

Audit Committee.  The Audit Committee has general oversight responsibilities with respect to the Company’s financial reporting and financial controls, as well as all financial-related risks facing the Company, the ethics and compliance function, and information technology security matters.  The Audit Committee annually reviews the Company’s financial reporting process, its system of internal controls regarding accounting, legal, and regulatory compliance that management or the Board has established, the organizational structure of the Company’s ethics and compliance function, information technology security practices, and the internal and external audit processes of the Company.  Each current member of the Audit Committee is independent under SEC Rule 10A-3 and New York Stock Exchange listing standards.

Each member of the Audit Committee meets the financial literacy guidelines established by the Board in the Audit Committee Charter.  The Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business.  The Board of Directors has determined that each current member of the Audit Committee is an “audit committee financial expert” as that term is defined in Item 407(d) of SEC Regulation S-K.

Compensation and Management Development Committee (the “Compensation Committee”).  The Compensation Committee assists the Board in ensuring that the officers and key management of the Company are effectively compensated in terms of salaries, incentive compensation, and other benefits that are internally equitable and externally competitive.  As described in more detail in the “Compensation Discussion and Analysis” section, the Compensation Committee is guided by its compensation philosophy – that executives should be fairly compensated for creating appropriate long-term returns for shareholders.  As noted above, the Compensation Committee also analyzes and determines the risks, if any, created by our compensation policies and practices.  In addition, the Compensation Committee is responsible for reviewing and assessing the talent development and succession strategies concerning the non-CEO officers and key employees of the Company.  Each current member of the Compensation Committee is independent as defined by New York Stock Exchange listing standards and SEC rules.

Nominating/Corporate Governance Committee (the “NCG Committee”).  The Charter for the NCG Committee provides that the primary functions of this Committee are to assist the Board of Directors in (i) ensuring that the Company is operated in accordance with prudent and practical corporate governance standards; (ii) ensuring that the Board consists of an appropriate number of independent directors, sufficient to satisfy the threshold requirements established by the Company’s Corporate Governance Standards, New York Stock Exchange listing standards and other regulations; and (iii) identifying potential candidates for the Board.  Each current member of the NCG Committee is independent as defined by New York Stock Exchange listing standards and SEC rules. The NCG Committee’s functions relating to CEO succession planning and director nominations and compensation are described in more detail below.  Many of the NCG Committee’s other responsibilities and activities are detailed above under the headings “Sustainability – Board Role,” “Board Composition,” and “Determinations with respect to Independence of Directors.”

CEO Succession Planning.  The Board considers CEO succession planning to be at the core of its ability to reach sound decisions that drive shareholder value.  Consequently, the NCG Committee, on which all of our independent directors serve, is responsible for ensuring there is an effective succession plan for the Company’s CEO.  Our succession plan addresses both a short-term or unexpected loss of our CEO, as well as long-term succession.

Director Nominations.  The NCG Committee’s policy is to consider director candidates recommended by shareholders.  Any such recommendations should be communicated to the Chairperson of the NCG Committee in the manner described below under the heading “How You Can Communicate with Directors” and should be accompanied by the information required under the Company’s By-laws for shareholder nominees.

The Company’s By-laws provide that nominations of persons for election to the Board of Directors may be made for any meeting of shareholders at which directors are to be elected by or at the direction of the Board or by any shareholder entitled to vote for the election of directors at the meeting.  For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and any nominee must satisfy the qualifications established by the Board from time to time as contained in the Company’s proxy statement for the immediately preceding Annual Meeting of shareholders or posted on the Company’s web site at www.hillenbrand.com.

To be timely, a shareholder’s nomination must be delivered to or mailed and received by the Secretary at the Company’s principal offices not later than (i) in the case of the Annual Meeting, 100 days prior to the anniversary of the date of the immediately preceding Annual Meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming Annual Meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of (a) 100 days prior to the forthcoming meeting date, or (b) the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date); and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date.  The notice given by the shareholder must set forth:  (A) the name and address of the shareholder who intends to make the nomination and of the person or the persons to be nominated; (B) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (C) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to common stock of the Company; (D) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (E) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (F) the consent in writing of each nominee to serve as a director of the Company if so elected; (G) a description of the qualifications of such nominee to serve as a director of the Company, and (H) an undertaking by the shareholder to notify the Company in writing of any change in the information called for by clauses (B), (C), and (D) as of the record date for such meeting, by notice received by the Secretary not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information, and, in any event, as of the close of business of the day preceding the meeting date.

Director Compensation.  The NCG Committee also oversees director compensation.  The Company’s Corporate Governance Standards require the assessment of the Company’s director compensation package periodically, but no less frequently than once every three years, to ensure that it reflects competitive market conditions and sound corporate governance practices.  The NCG Committee engaged a compensation consultant to conduct a director compensation study in 2019, which resulted in certain changes being considered by the Board for fiscal 2020 as described under the heading “Compensation of Directors” in our proxy statement for fiscal 2019, filed with the SEC on January 2, 2020.  But as part of the Company’s response to the COVID-19 pandemic, the Board voluntarily waived its scheduled cash compensation increase for 2020, which increase has been implemented for 2021.  These changes are described under the heading “Compensation of Directors” below.

Mergers and Acquisitions Committee.  Given the importance of mergers and acquisitions in the Company’s overall strategy, a designated committee of the Board has been formed to focus solely on this area.  The Mergers and Acquisitions Committee (the “M&A Committee”) (a) reviews with management and the Board the role of mergers and acquisitions within the Company’s overall growth strategy, (b) provides advice and counsel to management regarding the Company’s various strategic alternatives, with a primary focus on the composition and growth of the Company’s portfolio of businesses, and (c) reviews material mergers, acquisitions, dispositions or other potential transactions, and provides guidance to management as it prepares to present its conclusions and recommendations to the Board as appropriate.  While the M&A Committee reviews significant transactions with management, the authority to approve such transactions rests with the Board as a whole.

Certain Relationships and Related Person Transactions

The Corporate Governance Standards for the Board require that all transactions between the Company or its subsidiaries and any “related person” (as such term is defined in applicable securities regulation) must be reviewed and pre-approved pursuant to the terms of the Company’s Related Person Transaction Policy.  The Related Person Transaction Policy requires approval of such transaction by the NCG Committee, in the case of material or disclosable transactions, or by the Chairperson of that Committee, in the case of immaterial and non-disclosable transactions.  The Related Person Transaction Policy requires that the NCG Committee or its Chairperson, as applicable, consider all relevant facts and circumstances of the transaction, including the commercial reasonableness of the terms, the benefit and perceived benefit to the Company, the availability of alternative transactions, the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person.  If the related person is an independent director (or an immediate family member of an independent director), then the impact on the director’s independence must also be considered.

The NCG Committee reviews potential related person transactions in connection with independence determinations for individual directors.  In fiscal 2020, the NCG Committee identified no transactions in which any related person had a material interest that would require disclosure.

How You Can Communicate with Directors

Shareholders of the Company and other interested persons may communicate with the Chairperson of the Board, the chairpersons of the Board’s committees, or the non-management directors of the Company as a group, by sending an email to our Investor Relations Department at investors@hillenbrand.com.  The email should specify which of the foregoing is the intended recipient so that it can be forwarded accordingly.

Attendance at Meetings

The upcoming Annual Meeting will be the thirteenth Annual Meeting of the Company’s shareholders.  Directors are expected to attend each Annual Meeting.  The Chairperson of the Board generally presides at the Annual Meetings of shareholders, and the Board holds one of its regular meetings in conjunction with each Annual Meeting.  All of the directors attended the Company’s 2020 Annual Meeting.

The Board held a total of eighteen meetings during the fiscal year ended September 30, 2020.  During the same fiscal year, the Compensation Committee held nine meetings, the NCG Committee held four meetings, the Audit Committee met ten times, and the M&A Committee met five times.  No director attended fewer than 75 percent of the aggregate number of meetings of the full Board of Directors and the number of meetings of the committees on which he or she served during his or her tenure in fiscal year 2020.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee had no interlocks or insider participation during fiscal year 2020.  Specifically, during fiscal year 2020, directors Collar, Cornell, Loughrey, Rumsey, and Taylor served on the Compensation Committee of the Company, and none of them:

•	Is or has at any time been an officer or employee of the Company or any of its subsidiaries; or

•
Has or has had at any time any direct or indirect material interest in an existing or proposed transaction involving more than $120,000 in which the Company is, was, or was proposed to be a participant, or that is otherwise required to be disclosed by us under the proxy disclosure rules.

Also in that regard, during fiscal year 2020, none of our executive officers served as a member of the board of directors or on the compensation committee of any other company that had an executive officer who served on our Board of Directors or our Compensation Committee.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

In furtherance of our stated goal of creating shareholder value over the long term, we believe it is important for our directors and executive officers to own stock in the Company.  In that regard, each non-employee director is required, within five years after becoming a director, to own and maintain ownership of a minimum number of shares of our common stock equal in value to five times his or her annual cash compensation.  Such ownership includes shares of restricted stock and restricted stock units but not shares that underlie unexercised stock options.  In addition, non-employee directors are required to hold any vested shares of stock awarded as part of their annual equity compensation until after the director ceases to serve on the Board,8 or upon a change in control of the Company or the director’s death or permanent and total disability.  Ownership requirements for our Named Executive Officers and other executive officers are detailed in the “Compensation Discussion and Analysis” section of this proxy statement.

The table below shows shares beneficially owned by all directors and executive officers as of December 14, 2020.

Security Ownership of Directors:

Name	Shares (1) Beneficially Owned As Of December 14, 2020		Percent Of Total Shares Outstanding

F. Joseph Loughrey – Chairperson	97,214	(2)	*

Edward B. Cloues, II	41,715	(3)	*

Gary L. Collar	17,911	(4)	*

Helen W. Cornell	35,806	(5)	*

Joy M. Greenway	26,101	(6)	*

Daniel C. Hillenbrand	255,646	(7)	*

Thomas H. Johnson	60,122	(8)	*

Neil S. Novich	45,855	(9)	*

Joe A. Raver	709,384	(10)	*

Jennifer W. Rumsey	563	(11)	*

Stuart A. Taylor, II	63,512	(12)	*

8  For awards granted prior to May 2014, directors must hold the underlying shares of common stock of the Company for six months after they cease serving as a director; for awards granted in May 2014 or later, directors must hold the underlying shares of common stock of the Company for one day after the director ceases serving.

Security Ownership of Named Executive Officers:

Name	Shares (1) Beneficially Owned As Of December 14, 2020		Percent Of Total Shares Outstanding

Kristina A. Cerniglia	179,557	(13)	*

Kimberly K. Ryan	223,683	(14)	*

Ling An-Heid	109,072	(15)	*

Christopher H. Trainor	128,564	(16)	*

All directors and executive officers of the Company as a group, consisting of 22 persons	2,272,779	(17)	3.03%

*	Ownership is less than one percent of the total shares outstanding.

(1)
The Company’s only class of equity securities outstanding is common stock without par value.  Except as otherwise indicated in these footnotes, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them.  None of the shares beneficially owned by directors or executive officers is pledged as security.  Information regarding shares beneficially owned by Mr. Raver, our President and CEO, is included in the “Security Ownership of Directors” table above.

(2)	Includes (i) 30,000 shares directly owned by Mr. Loughrey and (ii) 67,214 restricted stock units held on the books and records of the Company.

(3)	Includes 41,715 restricted stock units held on the books and records of the Company.

(4)	Includes 17,911 restricted stock units held on the books and records of the Company.

(5)	Includes 1,500 shares held by trust of which Ms. Cornell is trustee, and 34,306 restricted stock units held on the books and records of the Company.

(6)	Includes 26,101 restricted stock units held on the books and records of the Company.

(7)
Includes (i) 1,000 shares directly owned by Mr. Hillenbrand; (ii) 7,539 restricted stock units held on the books and records of the Company; and (iii) 247,107 shares indirectly beneficially owned by Mr. Hillenbrand, consisting of (a) 135,863 shares owned by Clear Water Capital Partners, LP, (b) 8,631 shares owned by John and Joan GC TR FBO (John, Rose and Olivia), with respect to which Mr. Hillenbrand is a co-trustee, (c) 5,754 shares owned by John and Joan GC TR FBO (Eleanor and Sarah), with respect to which Mr. Hillenbrand is a co-trustee, with respect to which Mr. Hillenbrand disclaims beneficial ownership, (d) 48,611 shares owned by Hillenbrand II TR FBO (John, Rose and Olivia), with respect to which Mr. Hillenbrand is a co-trustee, (e) 28,248 shares owned by John and Joan CRT IMA, with respect to which Mr. Hillenbrand is a co-trustee, and (f) 20,000 shares owned by Anne Hillenbrand Singleton Trust, with respect to which Mr. Hillenbrand disclaims beneficial ownership.

(8)	Includes 7,000 shares directly owned by Mr. Johnson and 53,122 restricted stock units held on the books and records of the Company.

(9)
Includes 42,654 restricted stock units held on the books and records of the Company and 3,201 shares acquired with deferred director fees and held on the books and records of the Company under the Board’s deferred compensation plan.

(10)
Includes 182,714 shares directly owned by Mr. Raver, 491,903 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 14, 2020, and 34,767 restricted stock units held on the books and records of the Company.

(11)	Includes 563 restricted stock units held on the books and records of the Company.

(12)
Includes 51,834 restricted stock units held on the books and records of the Company and 11,678 shares acquired with deferred director fees and held on the books and records of the Company under the Board’s deferred compensation plan.

(13)
Includes 42,552 shares directly owned by Ms. Cerniglia, 127,879 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 14, 2020, and 9,126 restricted stock units held on the books and records of the Company.

(14)
Includes 74,718 shares directly owned by Ms. Ryan, 140,708 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 14, 2020, and 8,257 restricted stock units held on the books and records of the Company.

(15)
Includes 58,275 shares directly owned by Ms. An-Heid, 12,149 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 14, 2020, and 38,648 restricted stock units held on the books and records of the Company.

(16)
Includes 40,111 shares directly owned by Mr. Trainor, 82,369 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 14, 2020, and 6,084 restricted stock units held on the books and records of the Company.

(17)
Includes 488,994 shares directly owned by the applicable director or executive officer, 1,031,446 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 14, 2020, 488,853 restricted stock units held on the books and records of the Company, 86,990 shares held by trusts, 135,863 shares owned by limited partnerships, 25,754 shares with respect to which the director disclaims beneficial ownership, and 14,879 shares acquired with deferred director fees and held on the books and records of the Company under the Board’s deferred compensation plan.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”), the Company’s directors, certain of its officers, and any person holding more than 10 percent of the Company’s common stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company.  The Company is required to report in this proxy statement any failure to file on a timely basis any reports required by Section 16(a) during the fiscal year ended September 30, 2020 or prior fiscal years.  Based solely on a review of filings made electronically with the SEC, the Company believes that these filing requirements were satisfied by its directors, officers, and 10 percent beneficial owners, except that, as a result of administrative errors:  (1) Michael M. Jones, President of the Company’s Milacron Injection Molding & Extrusion business, filed one late report in fiscal 2020 with respect to the purchase of 3,000 shares; and (2) Daniel C. Hillenbrand filed one late report in fiscal 2020 with respect to 22,500 shares held by Generations, L.P., of which Mr. Hillenbrand serves as Managing Partner, which were mistakenly omitted from his initial report.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS OF MORE THAN 5 PERCENT OF THE COMPANY’S COMMON STOCK

The following table provides information regarding all persons or entities known to us that, as of the date indicated, were beneficial owners of more than 5 percent of the Company’s common stock.

Name	Shares Beneficially Owned As Of December 14, 2020	Percent Of Total Shares Outstanding

BlackRock Inc. 55 East 52nd Street New York, NY 10055	11,626,764 (1)	15.50%

Vanguard Group, Inc. P.O. Box 2600, V26 Valley Forge, PA 19482	8,022,227 (2)	10.69%

Clarkston Capital Partners LLC	5,694,893 (3)	7.59%

(1)
This information is based on a Form 13G/A filed by BlackRock Inc. with the SEC on February 4, 2020; reflects sole dispositive power with respect to all shares and sole voting power with respect to 11,347,519 shares, thus indicating no voting power with respect to 279,245 shares.

(2)
This information is based on a Form 13G/A filed by Vanguard Group, Inc. with the SEC on February 12, 2020; reflects sole dispositive power with respect to 7,902,735 shares, and shared dispositive power with respect to 119,492 shares; reflects sole voting power with respect to 117,534 shares, shared voting power with respect to 11,242 shares, and no voting power with respect to 7,893,451 shares.

(3)
This information is based on a Form 13F filed by Clarkston Capital Partners, LLC with the SEC on November 16, 2020; reflects sole investment discretion with respect to 5,694,893 shares; reflects sole voting power with respect to 5,535,293 shares, and no voting power with respect to 159,600 shares.

EXECUTIVE COMPENSATION

Introduction

Part I of this “Executive Compensation” section provides detailed information about our executive compensation philosophy, policies, actions, decisions (and the bases for such decisions), and procedures as they relate to our executive officers who are included in the compensation disclosures in this proxy statement pursuant to SEC rules – persons who are identified as our Named Executive Officers.  This section is organized as follows:

•	Our Executive Compensation Philosophy and Focus on Performance-Based Compensation
•	Unique Circumstances in Fiscal Year 2020
•	Factors Considered in Setting Compensation
•	Compensation of Our Named Executive Officers for Fiscal Year 2020
•	Retirement and Savings Plans
•	Employment Agreements and Termination Benefits
•	Other Personal Benefits
•	Compensation-Related Policies

Part II of this “Executive Compensation” section is a report from the Compensation Committee of our Board of Directors.  Following that report, in Part III, we present numerous tables that report in detail the compensation of, and the potential amounts payable by the Company under certain contractual agreements with, the Named Executive Officers.  Part IV provides information regarding the engagement of Deloitte Consulting, LLP (“Deloitte Consulting”), the Compensation Committee’s independent compensation consultant.  Part V provides information relating to the compensation-related risk assessment and management strategies employed by the Company.  Part VI discloses our CEO pay ratio information pursuant to Item 402(u) of Regulation S-K.  Part VII describes our anti-hedging and anti-pledging policies.

We have attempted to enhance the accessibility of the information presented by the use of tables and charts as much as possible.  We encourage you to keep two basic thoughts in mind as you read:

•	First, the compensation of our Named Executive Officers is set by our Compensation Committee, which is a committee of independent directors.

•
Second, a significant portion of each Named Executive Officer’s compensation is variable based on the performance of the Company or its applicable business unit(s), as well as individual performance.  This structure is designed to align compensation with the interests of the shareholders of the Company.

PART I:  COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation program and how it operates for our Named Executive Officers. It also discusses the principles underlying our compensation policies and decisions, along with the impacts of the acquisition of Milacron Holdings Corp. (“Milacron”) and the COVID-19 pandemic during fiscal 2020. Our Named Executive Officers for 2020 are:

Joe A. Raver	President and Chief Executive Officer
Kristina A. Cerniglia	Senior Vice President, Chief Financial Officer, and Integration Leader[9]
Kimberly K. Ryan	Senior Vice President and President of Coperion
Ling An-Heid	Senior Vice President and President of Mold-Masters
Christopher H. Trainor	Senior Vice President and President of Batesville

Our Executive Compensation Philosophy and Focus on Performance-Based Compensation

We believe that Hillenbrand’s executives should be fairly compensated for creating appropriate long-term returns for shareholders.  Our Compensation Committee has adopted the following Executive Compensation Philosophy, which describes the principles of our executive compensation program.

The executive compensation program is designed to effectively compensate officers and key management personnel in terms of base salary, incentive compensation, and other benefits that advance the long-term interest of Hillenbrand’s shareholders.

The compensation program is based on the following principles:

•	Reinforcing the absolute requirement for ethical behavior in all practices;

•	Aligning management’s interests with those of shareholders, and structuring short-term targets that lead to long-term value creation;

•
Motivating management to achieve superior results by paying for sustainable performance (superior performance is rewarded with commensurate incentives, while little to no incentive is paid for underperformance);

•	Offering and maintaining competitive compensation in order to attract and retain superior talent;

•	Maintaining a significant portion of at-risk compensation (with increased emphasis on at-risk compensation based on greater responsibility in the Company);

•	Delineating clear accountabilities while discouraging unnecessary and excessive risk taking; and

•	Providing clarity and transparency in compensation structure.

9  Ms. Cerniglia will assume additional responsibilities as the Integration Leader commencing in fiscal 2021.

Compensation Program Features and Best Practices.  Our compensation philosophy and the principles described above serve as the foundation for our executive compensation program.  Building on this foundation, our Compensation Committee and the full Board continually seek improvement and alignment with best practices – both in our compensation program itself and in our corporate governance practices that support it – by soliciting feedback from shareholders and consulting the Company’s independent compensation consultant and other advisors.  The result is a compensation program characterized by certain distinct features highlighted below that strengthen the performance orientation of our executive compensation program and reflect our ongoing commitment to align executive pay with long-term shareholder value.

Key Point: Our Focus on Performance-Based Compensation.  The central theme of the compensation philosophy of Hillenbrand and our Compensation Committee is that a significant portion of each Named Executive Officer’s compensation will be “performance-based” and, therefore, at risk.  This theme is highlighted in the table below.  We use a thorough process for determining Named Executive Officer compensation, including a review of peer group compensation data and pay practices.

Key Components of 2020 Compensation Program	Description And Purpose
Base Salary	Fixed compensation intended to provide a base level of income regardless of performance and aid in the attraction and retention of talent in a competitive market.

Short-Term Incentive Compensation (“STIC”)
Performance-based annual cash bonus designed to motivate and reward executives based on achieving individual performance goals and the executive’s individual contributions to the Company’s performance for a given fiscal year.  Also aids in the attraction and retention of talent in a competitive market.

Long-Term Incentive Compensation (“LTIC”)
Two-thirds consist of performance-based annual equity grant with a three-year vesting period and in fiscal 2020, one-third consisted of non-qualified stock options,[10] together designed to reward executives for creating long-term shareholder value, as well as to motivate future contributions and decisions aimed at increasing shareholder value.  Also aids in the attraction and retention of talent in a competitive market.

Retirement and Other Benefits	Fixed component of compensation intended to protect against catastrophic expenses (healthcare, disability, and life insurance) and provide opportunity to save for retirement (401(k)).

Post-Termination Compensation (Severance and Change in Control)	Severance program designed to allow executives to focus on acting in the best interests of shareholders regardless of the impact on their own employment.

10  The Compensation Committee has determined, after considering general market practice and other factors, that beginning in fiscal 2021, this one-third portion of the annual equity grant for our Named Executive Officers will be made in restricted stock units that vest ratably over three years, rather than in stock options.

As summarized in the chart above, a significant portion of our Named Executive Officer’s “core compensation” is performance-based.  STIC payouts to our Named Executive Officers vary based on the annual performance of the Company or its applicable business unit and the individual officer, and the Compensation Committee may designate and structure any awards under the Stock Plan as performance-based awards.  In particular, two-thirds of all annual LTIC awards made to executive officers in 2020 were explicitly performance-based awards, meaning that either the granting or vesting (or both) of the award was made subject to the achievement of performance objectives approved by the Compensation Committee. One-third of the annual LTIC awards made to executive officers in 2020 were stock options, which share many of the same characteristics as performance-based awards.  The criteria underlying performance-based awards may apply to the Company as a whole and/or to one or more business units as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies.

In fiscal 2020, consistent with its historical use of time-based RSU awards as a retention tool for certain key executives, the Compensation Committee approved the granting of an initial, non-recurring sign-on award of time-based RSUs to Ling An-Heid, President of the Company’s Mold-Masters business, who joined the Company in connection with the Milacron acquisition.  Ms. An-Heid was a key executive at Milacron prior to the acquisition, and the Compensation Committee determined to make this award as part of her retention and with the aim of facilitating a successful integration of Milacron.  In addition, for fiscal 2021, in an effort to enhance the effectiveness of equity compensation in attracting and retaining talent in a competitive market, the Compensation Committee determined on a go-forward basis to replace stock options with RSUs that vest ratably over three years. The Compensation Committee believes that this step will bring the Company’s compensation practices more in line with general market practice.

Target Core Compensation Mix.  The Company’s approach to core compensation described above has generally produced a core compensation mix of approximately 20 percent base salary, 20 percent STIC, and 60 percent LTIC for our President and CEO.  As shown in the chart below, in fiscal 2020, approximately 84 percent of the target core compensation of the Company’s President and CEO for the year was performance-based and at risk, while 16 percent was fixed.  Given the role of the CEO in ultimately driving results throughout the organization, the Compensation Committee believes the resulting emphasis on performance-based, at-risk compensation – and in particular, long-term incentives – is appropriate and in the best interests of shareholders.

Base salary for our other Named Executive Officers remained flat from the prior year, as their regularly scheduled merit-based salary increases were cancelled in connection with the COVID-19 pandemic, but the approach used for their compensation is otherwise similar to that of our President and CEO, although the other executives generally have a higher percentage of base salary, and a correspondingly lower percentage of STIC and LTIC.

Unique Circumstances in Fiscal Year 2020

Against the backdrop of the Company’s compensation philosophy and key focus on performance-based compensation, fiscal 2020 brought unique circumstances that provided additional context for many of the Compensation Committee’s decisions. Throughout the year, the impacts of the Milacron acquisition and COVID-19 pandemic on the Company’s results remained near the forefront of discussions about executive compensation.

The Milacron Acquisition. On November 21, 2019, the Company completed the acquisition of Milacron, the largest acquisition in the Company’s history. The acquisition provides the Company with increased scale and meaningful product diversification, enhancing its ability to serve customers with expanded capabilities across the plastics value chain. The Company has been engaged in a comprehensive integration project, which proceeded largely as planned during the fiscal year despite limitations on some integration activities due to the COVID-19 pandemic. Hillenbrand exceeded its target for year-one cost synergies in fiscal 2020.

The Impact of the COVID-19 Pandemic. The challenges brought on by the COVID-19 pandemic in fiscal 2020 were unlike any in the Company’s recent history, with efforts to contain the spread of COVID-19 intensifying during our fiscal 2020 second and third quarters. Most states and municipalities within the U.S. enacted temporary closures of businesses, issued quarantine orders and took other restrictive measures in response to the COVID-19 pandemic, and we experienced disruptions from similar measures taken by other countries, including China and India. These disruptions were at times severe and impactful, and management recommended, and the Compensation Committee agreed, to take the following compensation-related actions as part of the Company’s broader strategy in response to the COVID-19 pandemic:

•	Voluntary reduction in CEO fiscal year 2020 base salary by 30 percent beginning in April, and cancellation of the regularly scheduled merit-based salary increases of our Named Executive Officers;

•	Voluntary waiver by the Board of Directors of its scheduled cash compensation increase for 2020;

•	Cancellation of all regularly scheduled merit-based salary increases for other salaried US- and Canada-based employees; and

•	Suspension of all hiring for exempt and nonexempt positions, except for critical positions.

Despite the closures and other pandemic-related disruptions, the Company was able to conclude fiscal 2020 with record revenue and order backlog, and Batesville delivered strong top- and bottom-line results, driven by higher burial casket volume.  On the relative strength of this performance, the Company now has begun or expects to begin cautiously resuming many pre-pandemic pay levels and activities.  The Company continues to monitor the global situation to be prepared for any further proactive measures that may be prudent.

Factors Considered in Setting Compensation

Notwithstanding the unprecedented circumstances of fiscal 2020, the Compensation Committee remained focused on the principles of our Executive Compensation Philosophy in setting compensation for our Named Executive Officers. Indeed, the Compensation Committee considers and analyzes a number of factors when establishing and adjusting the elements of our executive compensation program and the compensation packages for the Named Executive Officers.  No single factor determines the outcome, and the Compensation Committee strives to establish compensation packages that enable the Company to attract, retain, and motivate the executive talent needed to operate the Company in a manner that is in the best interests of the shareholders.

The primary factors that the Compensation Committee considers are discussed below.  They are not discussed in any order of priority, and no one factor standing alone is necessarily more important than the others.

Peer Group Data.  The Compensation Committee compares the components and levels of our compensation program to those of a selected peer group of companies.  Our Compensation Committee believes that we have to remain competitive in order to attract, retain, and motivate our executive talent.

Our Compensation Committee benchmarks the target compensation of our Named Executive Officers to the 50th percentile of the compensation paid by our peer group, although actual compensation paid in any given year may be above or below the benchmark, as a result of the performance-based nature of our executive compensation program and a variety of other factors that the Compensation Committee considers in setting compensation, including:  level and breadth of experience and responsibility of the officer; the complexity of the position; individual performance and growth potential; the difficulty of replacement; the individual’s tenure in his/her role; and internal equity.

The Compensation Committee reviews the composition of the Company’s peer group at least annually and, as appropriate, updates the group to reflect changes among peer companies, industry consolidation, and the Company’s own evolution as a global diversified industrial company.  In considering our peer group, our Compensation Committee, aided by its independent compensation consultant, reviews various business attributes and financial metrics to assess whether additions or deletions to the current peer group are appropriate.  Qualitative factors considered in developing the peer group include the complexity of a company’s product line, extent of its global operations, and number of business units.  Quantitative factors include revenues, EBITDA, market capitalization, enterprise value, and number of employees, among others.  In addition, various members of management provide input to the Compensation Committee relative to understanding the Company’s key financial metrics, key competitors for talent, key competitors in the markets we serve, the Company’s business plan, and other factors.  Notwithstanding the above, decisions regarding the composition of the peer group ultimately rest with the Compensation Committee.

In fiscal year 2020, primarily as a result of the acquisition of Milacron, the Compensation Committee conducted a detailed review of the peer group, which was last changed in 2017.  The Compensation Committee made several changes to the composition of the peer group to reflect the post-acquisition size, including market capitalization and revenue profile, of Hillenbrand, including the removal of the following companies from the peer group:  Actuant Corporation; Barnes Group Inc.; Bruker Corporation; Graco Inc.; EnPro Industries, Inc.; John Bean Technologies Corporation; and Matthews International Corporation.  Effective upon the close of the Milacron acquisition, the Compensation Committee added ten new members to the peer group, including:  Dover Corporation; Fortive Corporation; Xylem Inc.; Flowserve Corporation; Colfax Corporation; The Timken Company; Crane Co.; Donaldson Company, Inc.; Woodward, Inc.; and Nordson Corporation.  Consequently, the peer group for fiscal year 2020 consisted of the following 20 companies:

Acuity Brands, Inc. Colfax Corporation Crane Co. Donaldson Company, Inc. Dover Corporation Flowserve Corporation Fortive Corporation Herman Miller, Inc. HNI Corporation IDEX Corporation	Itron, Inc. Nordson Corporation Rexnord Corporation Steelcase Inc. Tempur Sealy International, Inc. The Middleby Corporation The Timken Company Waters Corporation Woodward, Inc. Xylem Inc.

Independent Compensation Consultant Expertise.  The Compensation Committee engages an independent compensation consultant to provide various items of relevant information and to perform various services in connection with the establishment of the elements of our executive compensation program.  The Compensation Committee seeks and considers the expert advice and recommendations of the independent compensation consultant in connection with the design of our compensation program and the establishment of appropriate compensation components and levels with respect to our Named Executive Officers.

The independent compensation consultant advises the Compensation Committee on an ongoing basis with regard to the general competitive landscape and trends in compensation matters, including (i) incentive plan design, (ii) peer group selection and competitive market analyses, (iii) compensation risk management, and (iv) developments in emerging trends and practices.  The consultant attends meetings of the Compensation Committee and at the request of the Chairperson participates in its executive sessions.

See “Compensation Consultant Matters” in Part IV of “Executive Compensation” below for additional information regarding the Compensation Committee’s engagement of Deloitte Consulting as its compensation consultant, as well as amounts paid to Deloitte Consulting and its affiliates during fiscal year 2020 for executive compensation consulting and other services.

Survey Data.  In addition to peer group data, the Compensation Committee considers published compensation survey data provided by its independent compensation consultant, focusing on compensation data for companies in the manufacturing industry with revenues within a comparable range of the Company’s revenue.  The survey data provides additional compensation data targeted to the specific job responsibilities of our Named Executive Officers.

External Market Conditions.  When establishing the total compensation of each Named Executive Officer, the Compensation Committee also considers external market conditions, which include competitive pressures for the executive’s particular position within the industry, economic developments, and the condition of the labor markets.

Performance.  Individual performance of our Named Executive Officers is evaluated in large part based upon the achievement of group and personal goals that are evaluated and established by management and approved by the Compensation Committee each year.  These goals for fiscal year 2020 are described below.

2020 Collective Performance Goals.  Management identified and the Compensation Committee approved six common objectives for all of our Named Executive Officers for fiscal year 2020.  They were as follows:

•
Ensure successful operating company performance – provide oversight and resources needed to generate profitable organic and acquisition growth, strong cash flows, and improved return on invested capital.  This will be accomplished through the establishment of clear goals and objectives, appropriate oversight to ensure goal achievement, a transparent resource allocation process, and a commitment to the HOM.

•
Actively manage the Company’s portfolio to align with its strategy to build scalable platforms – identify prudent acquisition opportunities that meet our strategic criteria, provide attractive long-term returns for shareholders, generate profitable revenue and earnings per share growth, and leverage the HOM.  Ensure acquisition success by planning, preparing for, and executing due diligence and integration with excellence, focusing on the critical few key areas of greatest value generation.  Identify, plan, prepare for, and execute divestitures and other strategic alternatives as appropriate.

•
Implement and expand the HOM – drive the foundation of the HOM across the enterprise, leveraging the framework to produce sustainable and predictable results.  Enhance and teach the organization the fundamentals and management practices at the core of the HOM.  Expand the HOM to include additional practices and tools aimed at expanding enterprise value.  Implement the HOM in newly acquired companies.

•
Develop world class corporate capabilities to support the strategy and projected growth – make certain that resources, processes, procedures, technology, and controls are aligned with the Company’s transformation strategy.

•
Maintain a strong, deep, and diverse talent pool – ensure the experiences and skill sets necessary to achieve the corporate strategy are present in the organization.  This will be accomplished by creating an environment so compelling that we can attract, further develop, and retain top talent individuals.

•	Execute on Milacron integration with excellence – drive the execution of the integration plan across all work streams with a focus on synergy achievement and long-term shareholder value.

2020 Individual Performance Goals.  The following unique personal objectives were identified for each of the Named Executive Officers for fiscal year 2020:

•
For Mr. Raver – Develop and execute the Company’s strategy and business plan and achieve the Company’s financial and operational objectives; allocate capital to create shareholder value; lead the Company’s growth initiatives; oversee the Company’s acquisition activities; oversee efforts designed to strengthen the talent pool, capabilities, and competencies of the Company; and ensure that the Company engages in appropriate, meaningful, and transparent conversations with key stakeholders.[11]

•
For Ms. Cerniglia – Provide financial and information technology leadership with excellence to the Company and, where necessary, its subsidiaries; ensure that appropriate processes and procedures for the corporate financial and enterprise information systems (EIS) functions are in place; ensure that appropriate internal controls to safeguard financial assets and proprietary information are developed and maintained and there is adherence to accounting rules, including those recently adopted; employ Lean throughout the finance and EIS functions to increase efficiency and effectiveness; manage financial and information technology due diligence and integration efforts in the Company’s acquisition activities; ensure there is a high performing corporate finance and EIS team with the appropriate experiences and skill sets; and lead all aspects of the Enterprise Risk Management (ERM) process in alignment with the strategy management process with focuses on cyber security and early identification and mitigating action for significant risks to the business.  Develop and execute the strategic and operating plans of Cimcool and DME; grow revenue, IBT and cash flow organically by penetrating growing end markets, accelerating geographic expansion and driving improved operational performance; use the HOM to realize the full value of the DME organization and to deliver sustainable and predictable results.  Work with Strategy and Corporate Development on identifying, planning, preparing for, and executing strategic alternatives for the Cimcool business.[12]

•
For Ms. Ryan – Develop and execute the strategy and operating plans of Coperion, Rotex, and ABEL; grow revenue, income before taxes, and cash flow organically by penetrating growing end markets, accelerating geographic expansion, and driving improved operational performance; use the HOM to realize the full value of the Coperion, Rotex, and ABEL organizations and to deliver sustainable and predictable results; and identify, execute, and integrate future strategic acquisitions in line with the Coperion, Rotex, and ABEL strategies.[13]

11  During the course of fiscal 2020, Mr. Raver and Ms. Cerniglia assumed shared responsibility for the Milacron integration management office (“IMO”), and executing on the Milacron integration with excellence was a key component of their individual performance goals, in addition to being a collective performance goal.  Beginning in fiscal 2021, Ms. Cerniglia will assume sole responsibility for the IMO as the Integration Leader.
12  The Company completed the divestiture of its Cimcool business in March 2020.  Also, please see footnote 11 above regarding Ms. Cerniglia’s responsibility for the IMO.
13  Ms. Ryan took on the additional role of interim Chief Human Resources Officer after the Company’s annual process for identifying individual performance goals.  Thus, in addition to the personal objectives identified above, she undertook various responsibilities related to this interim role for the latter part of fiscal 2020.  Ms. Ryan no longer serves in this interim capacity following the hire of a new Chief Human Resources Officer in fiscal 2021.

•
For Ms. An-Heid – Develop and execute the strategy and operating plan of Mold-Masters; grow revenue, income before taxes, and cash flow organically by penetrating growing end markets, accelerating geographic expansion, and driving improved operational performance; use the HOM to realize the full value of the Mold-Masters organization and to deliver sustainable and predictable results.

•
For Mr. Trainor – Develop and execute the strategic and operating plan of Batesville; use the HOM to deliver sustainable and predictable results; maintain the strong cash flow generation capabilities of Batesville; ensure the organization is sized appropriately to demand; continue to gain efficiencies and maintain margin through Lean; and provide talent to the rest of the organization.[14]

Aggregate Compensation.  The Compensation Committee considers the aggregate value of the Named Executive Officers’ core compensation components of base salary and STIC and LTIC at target levels.  The Compensation Committee compares the aggregate amount of these elements for our Named Executive Officers to the aggregate amount of the same elements of executive officer compensation at other companies using peer group and survey data.

As previously discussed under the heading “Peer Group Data,” our Compensation Committee benchmarks the target compensation of our Named Executive Officers to the 50th percentile of the compensation paid by our peer group, although actual compensation paid in any given year may be above or below the benchmark, due to the performance-based nature of our executive compensation program and a variety of other factors that the Committee considers in setting compensation.  In the case of new hires or promotions, the Compensation Committee may target total direct compensation levels above or below the median depending on experience level.  For example, a newly hired executive with substantial experience may be provided with above median compensation whereas a newly promoted executive from within the Company may be targeted below the median due to their newness to the position.

Additionally, the Compensation Committee reviews “tally sheets” reflecting all compensation paid to our Named Executive Officers, including retirement and other benefits, perquisites, and amounts potentially payable to them upon a “change in control” of the Company.  The Compensation Committee also considers projections as to the potential future value of long-term equity awards made to the Named Executive Officers.

14  Mr. Trainor took on interim secondary supervisory responsibilities of the Company’s TerraSource Global business, as well as its HOM function, after the Company’s annual process for identifying individual performance goals.  Thus, in addition to the personal objectives identified above, he undertook various responsibilities related to this interim role for the latter part of fiscal 2020.

Shareholder Say on Pay Vote.  At each Annual Meeting of the Company’s shareholders since 2011, the Company has held a “Say on Pay Vote,” which is a non-binding advisory resolution stating that shareholders approve the compensation paid to the Company’s Named Executive Officers.  The Compensation Committee carefully considers the results of this vote each year.  Company shareholders have approved the Say on Pay Vote with over 96 percent support each year for the past seven years.  The Compensation Committee believes that the historical level of support for these votes reflects favorably on the Company’s executive compensation program and the actions taken by our Compensation Committee.

Compensation of Our Named Executive Officers for Fiscal Year 2020

Compensation-Setting Process.  Prior to or shortly after the start of each fiscal year, our Compensation Committee and its consultant, as well as our President and CEO, take steps to establish that year’s compensation program and performance for the preceding fiscal year as detailed below. This process was followed in fiscal 2020.

Compensation Consultant	Compensation Committee
Develop Executive Compensation Market Analysis (“ECMA”) that reports competitive compensation data using disclosures from the Company’s compensation peer group and supplemented with data from various published compensation surveys
Discusses the recommendations, reviews individual performance, and considers Company performance data and competitive benchmark information

Solicits feedback from each director regarding the CEO’s performance during the prior year, with feedback based on CEO’s self-review and each director’s own independent evaluation

Meets in executive session with full Board present without the CEO present to determine the CEO’s performance-based compensation[15]

President and CEO	Approves base salaries and target STIC and LTIC awards for all Named Executive Officers for the new fiscal year
Develops recommendation for Named Executive Officer compensation (other than his own) based on ECMA	Determines the performance objectives of and the formula to calculate the STIC and LTIC awards for the new fiscal year, along with the LTIC award mix

Develops self-review for his individual performance in the prior year
With support from the Company’s internal audit team, certifies performance and confirms the computation of the actual STIC awards to be paid to the Named Executive Officers with respect to the prior fiscal year

The individual components of our Named Executive Officers’ 2020 compensation packages are described in further detail below.

15  A summary of these discussions is provided to the CEO and is also used to set the CEO’s compensation and leadership goals for the following year.

Base Salaries.  Our Named Executive Officers were paid the following base salaries16 during the fiscal year ended September 30, 2020:

Name	Base Salary

Joe A. Raver[17]	$724,462
Kristina A. Cerniglia	$538,395
Kimberly K. Ryan	$501,496
Ling An-Heid[18]	$433,805
Christopher H. Trainor	$450,895

The Compensation Committee believes these salaries are not only appropriate in light of available comparative data and the total mix of compensation for each of these officers, but also necessary in order to provide a guaranteed level of income to aid in the attraction and retention of talent in a competitive market. On account of the COVID-19 pandemic, all Named Executive Officers’ merit-based salary increases were cancelled for fiscal 2020, and Mr. Raver also voluntarily waived 30 percent of his fiscal year 2020 base salary beginning in April.

Annual Cash Incentive Awards

The payment of annual cash STIC to our Named Executive Officers for fiscal year 2020 was formula-based and governed by our Second Amended and Restated Short-Term Incentive Compensation Plan for Key Executives (“STIC Plan”).

The STIC Plan is designed to motivate our Named Executive Officers to perform and to meet both collective and individual annual objectives.  It is consistent with our philosophy that employees should share in the Company’s success when our short-term financial objectives are achieved, as we believe such achievement ultimately results in creating value for our shareholders.  The potential to be paid short-term cash incentive awards plays an important role in the attraction and retention of our Named Executive Officers.

At the beginning of each fiscal year, the Compensation Committee approves each Named Executive Officer’s target STIC award.  The target STIC award opportunities, expressed as a percentage of annual base salary, remained unchanged from 2019 levels for those Named Executive Officers employed by us in fiscal 2019.

16  The salary amounts shown in this table vary slightly from those shown in the “Summary Compensation Table” in Part III below because this table reflects salary actually paid during the fiscal year, while the “Summary Compensation Table” is presented based on salary earned during the fiscal year.  The salary paid shown in this table is the basis used for the annual cash incentive calculation described below.  In addition, as Ms. An-Heid joined the Company in November 2019, the salary figure set forth in the table reflects only the partial year salary paid from her start date through the end of the fiscal year.
17  Mr. Raver’s unreduced base salary was $850,000 prior to the COVID-19 related reduction described above, and salary paid thus appears higher than salary earned in part due to the effects of the extra day for leap year falling during the portion of fiscal 2020 prior to the voluntary reduction of his salary.
18  Ms. An-Heid’s base salary was calculated in CAD.  The values throughout this proxy statement have been converted to U.S. dollars at an average exchange rate for fiscal 2020 of 1.34409 CAD per $1.00 USD based on Bloomberg data.

Name	2020 Target STIC Opportunity (as a % of base salary)
Joe A. Raver[19]	110%
Kristina A. Cerniglia	75%
Kimberly K. Ryan	75%
Ling An-Heid	75%
Christopher H. Trainor	75%

Our formula for calculating the STIC awards payable to our Named Executive Officers for fiscal year 2020 was as follows:

For 2020, the Company Performance Factor was based on our achievement of designated levels of “STIC IBT,” “Net Revenue” (or, solely for the Company’s Coperion business, “Order Intake”), and “Cash Conversion Cycle (or CCC),” each of which is further described below. These performance metrics translate to operational and financial performance, efficiency, and sustainable improvement.  The metrics generally track the performance of Hillenbrand, Inc. on a consolidated basis, but for a Named Executive Officer who has direct responsibility to a business unit other than Hillenbrand, Inc., 75 percent of the Company Performance Factor is allocated to the performance of the relevant business unit(s), as set forth in the following chart:

	Percentage Of Company Performance Factor Allocated To….

Name	Hillenbrand	Batesville	Coperion	Mold-Masters
Joe A. Raver	100%	–	–	–
Kristina A. Cerniglia	100%	–	–	–
Kimberly K. Ryan[20]	25%	–	75%	–
Ling An-Heid	25%	–	–	75%
Christopher H. Trainor	25%	75%	–	–

19  For purposes of calculating Mr. Raver’s STIC award opportunity, the Compensation Committee used the level of his base salary actually paid during fiscal 2020, taking into account Mr. Raver’s voluntary reduction of a portion of his fiscal year 2020 base salary beginning in April.
20  In fiscal 2019, Ms. Ryan’s STIC award reflected performance of the Company’s Rotex business in addition to that of Coperion.  For fiscal 2020, however, the Compensation Committee determined to base the calculation the Company Performance Factor underlying STIC awards for our Named Executive Officers solely on such officers’ primary areas of responsibility.  This decision was made in part based on the increased complexity of secondary supervisory responsibilities of many of our Named Executive Officers following the acquisition of Milacron and in part in order to maintain an administratively straightforward, consistent solution for our executive compensation program.  Consequently, the Company Performance Factor for Ms. Ryan’s STIC and those of other Named Executive Officers do not take into account businesses over which they have secondary supervisory responsibility only.

The 2020 financial performance targets under the STIC for each of Hillenbrand and the operating divisions, along with the actual results and payout levels,21 were as follows:

Hillenbrand	Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Results	Payout Level
STIC IBT[22]	50%	$243.4 million	$304.3 million	$350.0 million	$296.7 million	93.7%
Net Revenue	25%	$2,216.4 million	$2,770.5 million	$3,186.0 million	$2,645.7 million	88.7%
CCC	25%	76.2 days	69.2 days	65.8 days	75.2 days	57.1%
Company Performance Factor for Hillenbrand (Consolidated)						83.3%

Batesville	Weight	Threshold (50%)	Target (100%)	Maximum (175%)	Actual Results	Payout Level
STIC IBT	50%	$79.2 million	$99.0 million	$108.9 million	$116.4 million	175.0%
Net Revenue	25%	$421.6 million	$527.0 million	$579.7 million	$553.3 million	137.4%
CCC	25%	45.9 days	43.8 days	41.6 days	38.4 days	175.0%
Company Performance Factor for Batesville						165.6%

Coperion	Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Results	Payout Level
STIC IBT	50%	$142.5 million	$178.1 million	$213.7 million	$169.9 million	88.5%
Order Intake	25%	$887.4 million	$1,109.2 million	$1,331.1 million	$1,118.1 million	104.0%
CCC	25%	34.1 days	31.0 days	29.4 days	32.0 days	82.8%
Company Performance Factor for Coperion						91.0%

Mold-Masters	Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Results	Payout Level
STIC IBT	50%	$58.4 million	$73.0 million	$87.6 million	$52.6 million	0.0%
Net Revenue	25%	$217.0 million	$271.2 million	$325.4 million	$262.9 million	92.4%
CCC	25%	126.5 days	115.0 days	109.3 days	124.6 days	58.4%
Company Performance Factor for Mold-Masters						37.7%

21 As part of the annual compensation setting process, the Compensation Committee translates percentage achievement of each STIC component into the payout levels used to arrive at the overall Company Performance Factor.
22  STIC IBT at the Hillenbrand level reflects the impact of the full amount of corporate overhead costs for the enterprise.

Each of these performance metrics is adjusted for the effects of the following unusual or infrequent items (the “Adjusting Items”), which are determined in advance by the Compensation Committee during or as close as possible to the first quarter of each fiscal year:

−	acquisitions made during the fiscal year (plan targets are adjusted accordingly);

−	divestitures made during the fiscal year (plan targets are adjusted accordingly);

−	changes in accounting pronouncements in United States GAAP, applicable international standards, or accounting methods that cause an inconsistency in computation as originally designed; and

−	the foreign exchange translation of income statements at exchange rates that differ from those assumed in the STIC Plan.

The following chart sets forth the definitions for each of the performance metrics:

Performance Goal	Definition
STIC IBT[23]
Means income before taxes, adjusted to eliminate the effects of the Adjusting Items and certain other unusual and/or infrequent items, including the following (which are also determined in advance by the Compensation Committee during or as close as possible to the first quarter of each fiscal year):

−     all professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition;

−     all professional fees, due diligence fees, expenses, and integration costs related to a specific divestiture;

−     stock compensation expense;

−     extraordinary external legal costs; and

−     restructuring charges and other items related to a restructuring plan approved by the Company’s CEO.

Net Revenue	Means revenue, ignoring the effects of certain unusual and/or infrequent items, including the Adjusting Items.

23  Beginning with awards made in fiscal 2021, the Company plans to replace this measure with an adjusted IBT measure, which excludes amortization and better aligns with measures used in the Company’s external reporting.

Performance Goal	Definition
Cash Conversion Cycle or CCC
Means the time (in days) required to generate cash flows from the production and sales process.  The CCC calculation is based on a 12-month average, and is adjusted to eliminate the effects of the Adjusting Items and certain other unusual and/or infrequent items, including the following (which are also determined in advance by the Compensation Committee during or as close as possible to the first quarter of each fiscal year):

−    all professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition;

−    all professional fees, due diligence fees, expenses, and integration costs related to a specific divestiture;

−     stock compensation expense; and

−    restructuring charges and other items related to a restructuring plan approved by the Company’s CEO.

Order Intake	Means the value of firm orders received from customers (net of all cancellations), adjusted to eliminate the effects of certain unusual and/or infrequent items, including the Adjusting Items.

After the Company Performance Factor is determined, the Board or Compensation Committee assigns an Individual Performance Factor to each Named Executive Officer based on its assessment of the officer’s performance during the year, including performance relative to his or her collective and individual objectives described above under the heading “Factors Considered in Setting Compensation.” The Individual Performance Factor can range from 1.0x at target performance, to 1.2x for superior performance, and to below 1.0x if target levels have not been achieved.

For fiscal year 2020, STIC awards for our Named Executive Officers were calculated as follows:

Name	Target STIC Award[24]	x	Applicable Company Performance Factor	x	Individual Performance Factor	=	STIC Award Paid[25]
Joe A. Raver[26]	$796,908		83.3%		100%		$663,800
Kristina A. Cerniglia	$403,797		83.3%		110%		$370,000
Kimberly K. Ryan	$376,122		89.1%		110%		$368,600
Ling An-Heid[27]	$325,354		49.1%		100%		$159,700
Christopher H. Trainor	$338,172		145.0%		110%		$539,400

For fiscal 2021, the Compensation Committee has approved a modified STIC program that measures performance based on two consecutive six-month periods during the fiscal year, but that still pays out at the end of the year.  The Compensation Committee approved this approach after discussing and considering various factors, including the uncertainty in global markets relating to the COVID-19 pandemic.

Long-Term Incentive Compensation

Overview.  We provide LTIC to our Named Executive Officers and other employees by awarding them a combination of stock options, time-based RSUs, and performance-based restricted stock units (“RSUs”).  Historically, our Named Executive Officers received their annual LTIC award as one-third stock options and two-thirds performance-based RSUs.  Beginning with fiscal 2021, the Compensation Committee determined that the proportion of LTIC awards that historically consisted of stock options will, for future awards, consist of time-based RSUs.  The Compensation Committee made this change in an effort to enhance the effectiveness of equity compensation in attracting and retaining talent in a competitive market.  In particular, the Compensation Committee believes that this step brings the Company’s compensation practices more in line with the general market.

In setting the amount of each annual LTIC award granted to our Named Executive Officers, the Compensation Committee bases its decision on comparative data from the Company’s compensation peer group, benchmarked at the 50th percentile.  For fiscal 2020, primarily given the changes to the Company’s compensation peer group resulting from the Milacron acquisition, the Compensation Committee increased the LTIC award opportunities for certain of our Named Executive Officers to bring their total direct compensation levels and pay mix closer to this market median.

24  The target STIC award is calculated as base salary times the individual’s target bonus percentage; the calculation uses salary amounts that vary slightly from those shown in the “Summary Compensation Table” in Part III below because that table is presented based on salary earned during the fiscal year, while STIC awards are calculated based on salary actually paid during the fiscal year.
25  The Compensation Committee approved STIC award payments rounded to the nearest hundred dollars.
26  Mr. Raver’s target STIC award is calculated using his base salary paid during fiscal 2020, of $724,462.
27  As mentioned above, Ms. An-Heid’s salary figure set forth in the table reflects only the partial year salary paid from her November 2019 start date through the end of the fiscal year.

Name	2019 LTIC Opportunity	2020 LTIC Opportunity
Joe A. Raver	$3,350,000	$3,600,000
Kristina A. Cerniglia	$825,000	$950,000
Kimberly K. Ryan	$700,000	$850,000
Ling An-Heid[28]	N/A	$725,000
Christopher H. Trainor	$600,000	$600,000

The Compensation Committee then allocated the 2020 LTIC award opportunity to stock options and performance-based RSUs as follows:

Award Type	Allocation Of LTIC Award Value	Brief Description Of Award Type
Performance-Based RSUs	2/3
Performance measured over a three-year period commencing October 1, 2019

Split equally between:

•      awards that vest based on our shareholder value formula (“Shareholder Value RSUs”), and

•      awards that vest based on our relative total shareholder return (“TSR”) formula (“Relative TSR RSUs”)

Stock Options	1/3	Exercise price set at fair market value on date of award; vest over a three-year period

We believe that by linking a significant portion of the pay of our Named Executive Officers to the achievement of targets over three years, our LTIC program shapes investment strategies that improve the Company’s value over the long term. Historically, actual achievement levels have resulted in actual payouts of our performance-based equity awards in a range between no payout (zero percent) and approximately 125 percent of the targeted amount, with very occasional payouts exceeding that level, which we believe demonstrates the Company’s establishment of stretch goals for each business cycle.  However, during the measurement period we reserve within the Stock Plan a number of shares equal to the maximum potential payout (175 percent) to ensure sufficient availability of shares and for administrative purposes.  Consequently, at any given time we maintain under our Stock Plan a number of shares that is significantly higher than the number that is likely to be issued with respect to then-outstanding awards.  Once the measurement period for a particular award ends and the award vests, excess reserved shares are returned to the Stock Plan to be again available for issuance.

28  Ms. An-Heid was not a Named Executive Officer of the Company in 2019, becoming one in connection with the acquisition of Milacron in fiscal 2020.

Compared to the average of our compensation peer group’s mix of long-term incentive compensation awards, our annual LTIC grants to Named Executive Officers in fiscal 2020 reflect general alignment but a heavier emphasis on performance-based awards, as shown in the charts below.

Peer Group Average in Fiscal 2020*	Hillenbrand, Inc. in Fiscal 2020

* Source: Proxy filings

The allocation of the LTIC award opportunity in fiscal 2020 among stock options, Shareholder Value RSUs and Relative TSR RSUs resulted in the following targeted award levels:

		Performance-Based RSUs At Target
Name[29]	Stock Option Shares	Shareholder Value	Relative TSR
Joe A. Raver	180,968	37,570	37,570
Kristina A. Cerniglia	47,755	9,914	9,914
Kimberly K. Ryan	42,728	8,870	8,870
Ling An-Heid[30]	36,444	7,566	7,566
Christopher H. Trainor	30,161	6,261	6,261

Stock Options.  The stock options awarded in fiscal 2020 become exercisable ratably on the first, second, and third anniversaries of the grant date (1/3 on each grant date anniversary) and are subject to a ten-year term, in both cases consistent with the Company’s historical practice. These were granted as non-qualified stock options upon terms determined by the Compensation Committee.

Shareholder Value RSUs.  The Shareholder Value RSUs are earned based on the actual shareholder value created during the three-year period commencing October 1, 2019 (referred to as “Shareholder Value Delivered”) above or below what was expected during that same period (referred to as “Shareholder Value Expected”).  For the award granted in fiscal 2020, the amount of Shareholder Value Expected as of the end of the three-year measurement period is $4,657.9 million, reflecting the targeted amount of growth in value over the three years ending on September 30, 2022, subject to adjustments for acquisitions, integrations, and dispositions, if any, as described below.

29  The LTIC award value allocated to stock options was converted to a number of shares using the Black-Scholes option pricing model based on the average of high and low stock price on the date of grant.  The LTIC award value allocated to the Shareholder Value RSUs and Relative TSR RSUs was converted to a number of shares at target based on the average of high and low stock price on the date of grant.
30  In addition to these amounts, Ms. An-Heid received an initial, non-recurring sign-on award of time-based RSUs in fiscal 2020 as further described under the heading “Time-Based RSU Awards in Fiscal 2020.”

At the end of the three-year measurement period the Shareholder Value RSUs will vest in an amount equal to the product of (i) the target number of shares, times (ii) a multiplier based on the ratio, expressed as a percentage, of Shareholder Value Delivered to Shareholder Value Expected as follows:

Shareholder Value Delivered As Percentage Of Shareholder Value Expected	Multiplier

Less than 70%	zero (no units earned)

At least 70% but less than 130%	0.25 plus an additional 0.025 for each full percentage point achieved above minimum for range

At least 130%	1.75 (maximum number of units earned)

The achievement levels and corresponding multipliers set forth above are expressed in further detail in the payout curve set forth below:

The Compensation Committee has determined that dividend equivalent amounts are accrued on Shareholder Value RSUs during the measurement period as dividends are declared on the Company’s common stock.  These equivalent amounts are deemed to be reinvested in additional shares of Company common stock and then ultimately paid in the form of additional shares when the underlying award vests, using the same multiplier as the underlying award.

Our formula for calculating the shareholder value components of these awards is a discounted cash flow model that is designed to reflect the true economic return to investors.  The key inputs into the model are:

•	the Company’s net operating profit after tax, which is calculated by taking net income and adding back certain unusual and/or infrequent non-cash items (“NOPAT”);

•	free cash flow; and

•	the established “hurdle rate,” which is a reflection of the Company’s weighted average cost of capital and targeted capital structure (the “Hurdle Rate”).

It is contemplated that the Hurdle Rate will typically equal or exceed the Company’s weighted average cost of capital.  In general, the Shareholder Value RSUs are designed to pay on the basis of the growth in value to an investor over three years, and the Company must earn a return that meets the applicable Hurdle Rate in order for a Named Executive Officer to earn the targeted award.  The return must exceed the Hurdle Rate to exceed the targeted award.  We believe that linking the pay of our Named Executive Officers with the growth in the economic value of the Company in this way aligns the interests of the executive management team with those of the Company’s shareholders.

Calculation of Shareholder Value Expected.  The amount of Shareholder Value Expected as of the end of a measurement period is calculated as (i) the Company’s Adjusted NOPAT (defined below) for the prior fiscal year, (ii) divided by the Hurdle Rate, and (iii) multiplied by the cube of (1 + Hurdle Rate):

For the awards made in fiscal 2020, if during the measurement period the Company acquires, divests, or integrates a business or operating unit, then the Shareholder Value Expected at the end of the measurement period and the Hurdle Rate shall be adjusted to reflect the expected impact, if any, of such acquisition, divestiture, or integration during the measurement period, and, for acquisitions and integrations, taking into account the projected NOPAT and cash flows upon which the Board’s approval of such acquisition was based.  The actual financial results of the acquired business or operating unit will be reflected accordingly for purposes of calculating the Shareholder Value Delivered at the end of the measurement period.31

Calculation of Shareholder Value Delivered.  The amount of Shareholder Value Delivered as of the end of a measurement period is calculated by adding two components: the NOPAT Component and the Cash Flow Component.

•	The NOPAT Component of Shareholder Value Delivered is the Company’s Adjusted NOPAT (as defined below) for the last fiscal year of the measurement period, divided by the Hurdle Rate.

31  For Shareholder Value RSU awards made beginning in fiscal 2021, Shareholder Value Expected and Shareholder Value Delivered will not be adjusted to include any acquired businesses, as part of an effort to simplify the calculations to better align with measures used in the Company’s external reporting.

•	The Cash Flow Component of Shareholder Value Delivered is the sum of the following:

o	Adjusted Cash Flows (as defined below) for the third fiscal year in the measurement period;

o	Adjusted Cash Flows for the second fiscal year in the measurement period, multiplied by (1 + Hurdle Rate); and

o	Adjusted Cash Flows for the first fiscal year in the measurement period, multiplied by the square of (1 + Hurdle Rate).

Definitions. The following definitions of terms used above reflect the meanings for the awards made in fiscal 2020.32

•	“Adjusted NOPAT” means NOPAT as adjusted (net of tax where applicable) to exclude certain items, including the following:

o	income, losses, or impairments from specific financial instruments transferred to the Company as part of our spin-off in 2008;

o	interest income on corporate investments and interest expense on corporate debt;

o	all professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition or disposition;

o	amortization expense of intangible long-lived assets where internally generated costs are not customarily capitalized in the normal course of the business (e.g., customer lists, patents, etc.);

o	all adjustments made to net income related to changes in the fair value of contingent earn-out awards;

o	extraordinary external, non-recurring, and material legal costs;

o	restructuring charges and other items related to a restructuring plan approved by the Company’s CEO; and

o	changes in accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed.

•
“Adjusted Cash Flows” means net cash provided by operating activities (whether positive or negative) during a fiscal year, less capital expenditures net of proceeds on the disposal of property, all as shown on audited financial statements for that fiscal year, as adjusted (net of tax where applicable) to exclude the effects of certain items, including the following:

32  Beginning with awards made in fiscal 2021, replacement performance measures corresponding to Adjusted NOPAT and Adjusted Cash Flows will be used including as described in footnote 32 above, with the result that related adjustments will be simplified to better align with measures used in the Company’s external reporting.

o	cash receipts or disbursements from financial instruments transferred to the Company as part of our spin-off in 2008;

o	interest income on corporate investments and interest expense on corporate debt;

o	the difference between the cash pension payment for an active defined benefit plan actually made and the pension expense recorded;

o	extraordinary external, non-recurring, and material legal disbursements;

o	changes in accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed; and

o	the cost of consummated acquisitions or dispositions, including the purchase price, all professional fees, due diligence fees, expenses, and integration costs.

The foregoing adjustments are not intended to be comprehensive, and the Compensation Committee retains discretion to make additional adjustments consistent with the terms of the Stock Plan and awards thereunder.

Relative TSR RSUs.  The Relative TSR RSUs granted in fiscal 2020 are earned based on the change in the market price of the Company’s common stock during the three-year period commencing October 1, 2019, compared to the change in market price of the stock of the members of the Standard & Poor’s 400 Mid Cap Industrials index (referred to herein as the “Index Companies”) during that same period, taking dividends into account as further described below.  This is a change from prior year grants, when we used our then-applicable compensation peer group to measure relative TSR.  As described below, the Relative TSR RSUs that were granted in fiscal 2018 and vested in fiscal 2020 (as well as those granted in fiscal 2019 and vesting in 2021) were measured in comparison to the compensation peer group, rather than the Index Companies.  In either case, by linking the pay of our Named Executive Officers with the relative return earned by our shareholders compared to our peers, the Relative TSR RSUs create an incentive for our executive management team to produce above market returns for our shareholders.

In general for awards granted before fiscal 2020, the target award is earned if the Company’s relative TSR during the measurement period ranks between the 45th and 55th percentiles of the compensation peer group, and the award pays out proportionately higher or lower if relative TSR is above or below that range, as illustrated in more detail below.  At the end of the three-year measurement period in fiscal 2020 the Relative TSR RSUs granted in fiscal 2018 vested in an amount equal to the product of (i) the target number of shares times (ii) a multiplier based on the ranking, expressed as a percentile, of the Company’s TSR within the companies in its compensation peer group as follows:

Relative Percentile Rank Of Company TSR	Multiplier

Equal to or less than 24.99%	zero (no RSUs earned)
At least 25% up to 29.99%	0.40
At least 30% up to 34.99%	0.55
At least 35% up to 39.99%	0.70
At least 40% up to 44.99%	0.85
At least 45% up to 54.99%[33]	1.00
At least 55% up to 59.99%	1.15
At least 60% up to 64.99%	1.30
At least 65% up to 69.99%	1.45
At least 70% up to 74.99%	1.60
At least 75%	1.75

Whereas dividends accrue during the measurement period with respect to shares underlying the Shareholder Value RSUs as described above, the Compensation Committee has determined that dividends do not accrue during the measurement period with respect to shares underlying Relative TSR RSUs, as the determination of the grant date value of the Relative TSR RSUs assumed no dividends are paid on these shares.

Beginning with awards made in fiscal 2020 and vesting in fiscal 2022, the Compensation Committee modified the payout formula described above for Relative TSR RSUs to provide a 25 percent minimum payout at 25 percent achievement, 100 percent payout at 50 percent achievement, and 175 percent payout at 75 percent achievement and above.  The formula will use linear interpolation for payouts between these markers, rather than the “banded” approach we have historically used.  Thus, in general, the Company’s relative TSR must be achieved at median to receive the target payout going forward.

The key inputs and award calculation formula for these Relative TSR RSU awards are the Beginning Average Price and Ending Average Price of the stock of the Company and the Company’s compensation peer group companies or Index Companies, as applicable; the Dividend Reinvestment Multiplier applicable to each such company; and the TSR of each such company during the measurement period.

•
The Beginning Average Price of stock with respect to the Company and each of its compensation peer group companies for the LTIC awards granted in fiscal 2018 and fiscal 2019, is the average closing price of that company’s stock over the 20 trading days immediately preceding (but not including) the first day of the measurement period, adjusted for dividends by applying that company’s Dividend Reinvestment Multiplier.  For the LTIC awards granted in fiscal 2020, the comparison is based on the Index Companies, not the compensation peer group companies, and on the closing price of that company’s stock on the trading day immediately preceding the first day of the measurement period, using the same Dividend Reinvestment Multiplier.

33  Actual vesting level for Relative TSR RSUs awarded in fiscal 2018.

•
The Ending Average Price of stock with respect to the Company and each of its compensation peer group companies for the LTIC awards granted in fiscal 2018 and fiscal 2019, is the average closing price of that company’s stock over the 20 trading days immediately preceding (and including) the last day of the measurement period, adjusted for dividends by applying that company’s Dividend Reinvestment Multiplier.  For the LTIC awards granted in fiscal 2020, the comparison is based on the Index Companies, not the compensation peer group companies, and on the closing price of that company’s stock on the last trading day of the measurement period, using the same Dividend Reinvestment Multiplier.

•
The Dividend Reinvestment Multiplier applicable to the Company and each of its compensation peer group companies or the Index Companies, as applicable, is a calculation of the value of dividends paid out by that company, assuming reinvestment of those dividends in that company’s stock, calculated by dividing each dividend paid out by that company over the applicable period by its closing share price on the ex-dividend date.

•
The TSR of the Company and each of its compensation peer group companies or the Index Companies during the measurement period is calculated by subtracting one from the quotient of (i) the Ending Average Price for that company, divided by (ii) the Beginning Average Price for that company:

Vesting of Fiscal Year 2018 LTIC Awards.  On September 30, 2020, the three-year measurement period for the Company’s LTIC awards that were granted in fiscal year 2018 closed.  Those awards vested in accordance with our two LTIC award formulas described above.  During the three-year measurement period (fiscal years 2018-2020), the Company achieved an actual shareholder value increase equal to 106 percent of the target for that measurement period, resulting in a vested award amount equal to 116 percent of the targeted number of shares (i.e., the number of shares that would be earned upon achievement in full of the target shareholder value increase).

Under the relative TSR formula, at the end of the three-year measurement period, the Company ranked 10 out of the 18 companies in the Company’s compensation peer group constituted as of the date of the award (as described above, the percentile calculation includes the 17 peer group companies plus the Company), resulting in a percentile figure of 47.0 percent, and, therefore, a multiplier of 1.0 times the target award.

Additional details regarding the LTIC awards granted in fiscal year 2018 are set forth under the heading “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section of our proxy statement for our 2019 Annual Meeting of shareholders that was filed with the SEC on January 2, 2019.  See the “Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2020” table in Part III below for additional detail regarding the vesting of the LTIC awards granted in fiscal 2018.

Non-recurring Time-Based RSU Awards in Fiscal 2020.  In fiscal 2020, consistent with its historical use of time-based RSU awards as a retention tool for certain key executives, the Compensation Committee approved the granting of an initial, non-recurring time-based RSU sign-on award to Ling An-Heid, President of the Company’s Mold-Masters business, who joined the Company in connection with the Milacron acquisition.  Ms. An-Heid was a key executive at Milacron prior to the acquisition, and the Compensation Committee determined to make this award as part of her retention and with the aim of facilitating a successful integration of Milacron.  Consequently, Ms. An-Heid received an award of 31,308 time-based RSUs, vesting 50 percent on each of December 5, 2021, and December 5, 2022.  See the “Outstanding Equity Awards at September 30, 2020” table in Part III below for additional detail regarding Ms. An-Heid’s LTIC awards granted in fiscal 2020.

Retirement and Savings Plans

Savings Plan.  We maintain a tax-qualified defined contribution savings plan (the “Savings Plan”) in which most of our U.S.-domiciled employees from Hillenbrand companies prior to the acquisition of Milacron, including all of the Named Executive Officers other than Ms. An-Heid, are eligible to participate.  The employees participating in the Savings Plan may contribute a percentage of their compensation thereto on a pre-tax or Roth after-tax basis, subject to applicable limits.  For the Savings Plan, the Company matches contributions for all eligible employees not accruing legacy pension benefits, which includes all of the Named Executive Officers other than Ms. An-Heid.  Additionally, whether or not employees eligible to contribute to the Savings Plan did so, the Company provided an automatic contribution per pay period to the Savings Plan. All contributions by employees and the automatic Company contribution are fully vested immediately, but the Company matching contributions have not historically vested until after three years of credited service, at which point further Company matching contributions vest immediately when made.  Beginning in 2021, all contributions, including Company matching contributions, will vest immediately when made. Since the acquisition of Milacron through 2020, we also have maintained, among other plans, a registered retirement savings plan (employee contributions) and deferred profit sharing plan (employer contributions) in Canada, and Ms. An-Heid is eligible to participate in these (but did not in fiscal 2020).  As with the Savings Plan, the Canadian deferred profit sharing plan provides matching contributions to participating employees.

For information regarding compensation paid to our Named Executive Officers under the Savings Plan, see footnote 5 to the “Summary Compensation Table” in Part III below.

Supplemental Retirement Plan.  We maintain a Supplemental Retirement Plan administered by Fidelity Management Trust Company (the “SRP”) that provides a defined contribution benefit to plan participants.  All of the Named Executive Officers other than Ms. An-Heid, who is not a U.S.-domiciled employee, participate in the SRP.  The SRP is designed to supplement the amount of retirement benefits that participants are entitled to receive from our Savings Plan.

The Internal Revenue Code establishes certain limits with respect to tax-qualified retirement plans like our Savings Plan, including a limit on the maximum amount of compensation that can be counted as earnings of the participant for purposes of calculating benefits.  The application of these tax law limits can reduce the amount that would otherwise be payable to a participant under the terms of a tax-qualified retirement plan.  Additionally, our Savings Plan excludes any cash bonus amounts from the definition of compensation for plan purposes, focusing the contribution formula only on base salary.  Beginning in 2021, the contribution formula will also take cash bonus amounts into account.

In general, the SRP is designed to “make whole” a participant by paying benefits otherwise lost under the Savings Plan due to the application of tax law limits and the exclusion of the annual cash bonus from the plan’s contribution formula.  The SRP annually accrues future benefits for the participants equal to the difference between (i) the benefit amount that is actually contributed for a participant under the Savings Plan, and (ii) the amount that would have been contributed if (a) the tax law limits were not applied, and (b) the participant’s targeted annual cash bonus amount were included as compensation (in addition to base salary) in the contribution formula under the plan.

Once benefits under the SRP have vested, they are generally payable following retirement or termination of employment.  However, if a participant’s employment is terminated for “cause” (as such term is defined in the SRP), contributions under the SRP may be forfeited.

Under the SRP, participants are permitted to direct the investment of their accrued accounts (on a hypothetical basis because this is non-cash “shadow” deferred compensation) into various Fidelity mutual funds and/or Company common stock.  The Company then actually makes those designated investments for the Company’s own account with funds contributed by the Company under a “Rabbi Trust” arrangement so that the Company can actually fund the earnings or losses experienced by each participant in his or her hypothetical investments when distributions are made.  The SRP also permits a participant to elect to defer all or a portion of his or her annual cash bonus for payment at a later time and to invest the deferred amounts in Fidelity mutual funds and/or Company common stock on a hypothetical basis.

For information concerning benefits payable to our Named Executive Officers under the SRP, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year Ended September 30, 2020” in Part III below.

None of our Named Executive Officers participates in or has account balances in any non-qualified defined benefit plan sponsored by us.

Employment Agreements and Termination Benefits

Employment Agreements.  We have entered into employment agreements with each of the Named Executive Officers.  We believe that it is appropriate for our senior executives to have employment agreements because they provide the Company certain contractual protections that we might not otherwise have, including provisions relating to not competing with us, not soliciting our employees, and maintaining the confidentiality of our proprietary information.  The employment agreements we have with our Named Executive Officers contain non-competition and non-solicitation agreements that generally continue in effect for a period of one to two years after the termination of the Named Executive Officer’s employment.  Additionally, we believe that employment agreements are a useful tool in the recruiting and retention of senior-level executives. The employment agreements are substantially similar among our Named Executive Officers, other than a few differences in the employment agreement of Ling An-Heid due to Canadian law and market practices that are described in more detail below.

Termination Benefits Under Employment Agreements with Named Executive Officers Based in the United States.  The employment agreements with our Named Executive Officers based in the United States provide for employment “at will.”  They are terminable by the Named Executive Officer without “cause” or without “good reason” on 60 days’ written notice, by the Company at any time without “cause,” and also by the Company at any time (subject to certain cure rights) for “cause,” as such term is defined in each employment agreement.  These Named Executive Officers are also entitled to terminate their employment agreements for “good reason,” as such term is defined in their agreements.  If we terminate the employment of a Named Executive Officer without “cause,” or if his or her employment is terminated with “good reason,” then we are obligated to provide severance compensation in connection with such termination.  No severance compensation is payable under our employment agreements with the Named Executive Officers if we terminate with “cause,” if the executive terminates without “good reason,” or if the employment relationship is terminated on account of death or disability.

If the employment of a Named Executive Officer based on the United States is terminated by us without cause or is terminated by the executive officer upon the occurrence, without the executive officer’s consent, of a good reason event, we are required under the officer’s employment agreement to provide severance compensation to such Named Executive Officer as follows:

•
continuation of the officer’s base salary for 12 months (24 months for Mr. Raver), subject to required tax withholdings, which payments may need to be delayed for six months under certain provisions of the Internal Revenue Code;

•	continued health coverage and, in some cases, group life insurance, until the continuation of base salary period described above is complete; and

•	limited out-placement counseling.

Termination Benefits Under the Employment Agreement with Ling An-Heid (the “An-Heid Agreement”).  The An-Heid Agreement provides for specific circumstances under which it may be terminated by either Ms. An-Heid or the Company’s Mold-Masters affiliate that is a party thereto (“Mold-Masters”).  The An-Heid Agreement is terminable by Ms. An-Heid for any reason on four weeks’ written notice, by Mold-Masters at any time for “cause,” as such term is defined in the An-Heid Agreement, and also by Mold-Masters at any time without “cause” upon providing Ms. An-Heid with appropriate statutory notice and severance, as well as additional contractual notice.  No severance compensation is payable under the An-Heid Agreement if Ms. An-Heid is terminated with “cause.”

If Ms. An-Heid’s employment is terminated by Mold-Masters without cause, the An-Heid Agreement requires notice and severance compensation to Ms. An-Heid as follows:

•	minimum statutory notice of eight weeks plus four additional weeks of notice per year of service, up to seventy additional weeks, all or a portion of which may be paid in lieu of notice;

•	minimum statutory severance of twenty-six weeks; and

•	continuation of health insurance benefits throughout the eight-week statutory notice period, including payment of premiums on Ms. An-Heid’s behalf.

In addition, upon termination, Ms. An-Heid is entitled to payment of pro-rated unused vacation pay (or a corresponding deduction for any excess vacation pay) based on ten percent of the gross wages paid to her during the applicable calendar year.

Post-Termination Payments of STIC and LTIC.  A Named Executive Officer whose employment terminates may or may not be entitled to the post-termination payment of all or a pro rata portion of the STIC or LTIC award that would have been payable to the Named Executive Officer if his or her employment had continued through the end of the applicable measurement period.  The amount payable, if any, depends on the performance of the Company or its applicable business unit throughout the measurement period in question and the circumstances under which employment terminates.

STIC.  Post-termination STIC is payable to a Named Executive Officer after the performance period in question has ended and only if it is determined under the applicable performance formula that an amount would have been payable to the former officer had his or her employment continued through the end of the performance period.  The amount, if any, that is payable depends upon the circumstances of the termination.

If employment terminates due to death, disability, retirement (after age 55 and five years of service), involuntary termination without “cause,” or voluntary termination for “good reason,” then the former officer is entitled to a pro-rata payment of his or her STIC award based on the portion of the fiscal year during which he or she remained employed, subject to a reduction of up to one-third of that amount at the discretion of the Compensation Committee.  No pro-rata STIC is payable to officers upon an involuntary termination with cause or a voluntary termination without good reason.

LTIC.  Following termination, the RSU portion of an LTIC award is payable to a Named Executive Officer only after the measurement period in question has ended and only if it is determined under the applicable performance formula that an amount would have been payable to the former officer had his or her employment continued through the end of the measurement period.  Once the amount that would have been paid had employment continued (the “Full Period Award”) is determined, if employment terminates due to death, disability, or retirement (after age 55 and five years of service), the Named Executive Officer is entitled to a pro-rata amount of the Full Period Award based on the portion of the measurement period during which he or she remained employed, and in any other circumstance, all outstanding RSUs are forfeited upon termination of employment.

With respect to stock options, all unvested options become fully vested upon a termination of employment due to death, disability, or retirement occurring more than one year after the grant date.  Unless otherwise expressly approved by the Compensation Committee, all unvested options are forfeited upon a termination of employment due to any other circumstance.  Vested stock options will be treated as follows:

•
if employment terminated due to death, disability, or retirement (as defined above), or if employment is terminated by the Company without “cause,” or by the executive for “good reason,” the Named Executive Officer will have the lesser of one year or the original expiration of the stock options to exercise; and

•	in any other circumstance, the Named Executive Officer will have the lesser of 90 days or the original expiration date of the stock options to exercise.

For more information regarding the severance benefits payable to our Named Executive Officers under their employment agreements and our STIC and LTIC compensation programs, see the tables under the heading “Potential Payments Upon Termination” in Part III below.

Change in Control Agreements.  We believe it is important that management be in a position to provide an objective assessment and advice to the Company’s Board of Directors regarding any proposed business transaction without being unduly distracted by the uncertainties and risks that a proposed change in control of the Company creates with respect to management.  Accordingly, we have entered into change in control agreements with each of our Named Executive Officers and other key executives that provide compensation to the executive if his or her employment is terminated in connection with a change in the control of the Company.  Compensation provided under the change in control agreements is paid only upon an executive’s termination of employment and is in lieu of severance compensation provided under that executive’s employment agreement.

These change in control agreements provide for the following:

•
Payment of benefits only upon a “double-trigger,” requiring not only a change in control but also a qualified termination of employment in order for benefits to be realized.  Qualified terminations are any termination in anticipation of or within two years after the occurrence of a change in control, but excluding terminations on account of death, disability, retirement, or for “cause.”  These change in control agreements expressly supersede the Company’s Stock Plan, which provides for single-trigger vesting of equity awards.

•
Vesting of benefits without any tax gross-up payments relating to the excise tax on excess “parachute payments” imposed by Section 4999 of the Internal Revenue Code.  If an executive is entitled to receive payments upon a change in control that may be subject to the excise tax, he or she will either be paid the full amount (and remain personally liable for the excise tax) or be paid a reduced amount that does not give rise to the excise tax, whichever is greater on an after-tax basis.

The benefits to be provided upon a qualified termination include:

•	a lump sum payment in cash equal to two times the executive’s annual base salary (three times for Mr. Raver);

•
continued health insurance for the executive and his or her dependents for 24 months (36 months for Mr. Raver) and continued life insurance coverage for 24 months, with the right to purchase continued medical insurance (at COBRA rates) from the end of this period until the executive reaches Social Security retirement age;

•
a lump sum payment equal to two times (three times for Mr. Raver) the amount of the additional amounts, if any, accrued during the last 12 months in the executive’s defined contribution accounts under the Company’s Supplemental Retirement Plan;

•	a lump sum payment equal to his or her respective current year STIC award, assuming 100 percent achievement in that year of the relevant performance targets under the STIC Plan; and

•	immediate vesting of all outstanding stock options and equity awards, assuming (where applicable) 100 percent achievement of the relevant performance targets.

Under the change in control agreements, a “change in control” is defined generally as:  (i) the acquisition of beneficial ownership of 35 percent or more of the voting power of all of the Company’s voting securities by a person or group; (ii) the consummation of certain mergers or consolidations; (iii) a change in the composition of a majority of the members of our Board of Directors; (iv) the consummation of a sale of substantially all of the Company’s assets; or (v) the approval by our shareholders of a plan of complete liquidation of the Company.

The amounts potentially payable to our Named Executive Officers in connection with a change in control are set forth in the tables under the headings “Potential Payments Upon Termination” and “Change in Control Benefits” in Part III below.  Pending approval of the Stock Plan proposal by the Company’s shareholders, the Company intends to amend the change in control agreements described above to make corresponding changes and certain other updates to reflect market practice in this area.

Other Personal Benefits

In addition to the compensation components discussed above, we also provide our Named Executive Officers, as well as certain other employees and officers, with other benefits as described below.  We generally disfavor providing extensive perquisites but do provide modest benefits intended to enhance the effectiveness of our Named Executive Officers and complement the highly variable, performance-oriented compensation components we utilize.  We also provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.

Executive Financial Planning, Estate Planning, and Tax Preparation Service Program.  Our Named Executive Officers and certain other officers are eligible for limited reimbursement of (i) financial and estate planning services and (ii) income tax preparation services.  Reimbursement is approved for up to $5,000 per calendar year.

Executive Physical.  We provide the Named Executive Officers and certain other officers with annual physicals.  We cover 100 percent of the cost of this program for officers who see the Company’s selected provider, or reimburse an equivalent amount for any officer who selects his or her own provider.  This program was developed to promote the physical well-being and health of our senior-level managers.  We believe that this program is in the best long-term interests of our shareholders.

Other Benefits.  Our Named Executive Officers also participate in other benefit plans that we fully or partially subsidize.  Their participation is generally on the same terms as other employees.  Some of the more significant of these benefits include medical, dental, life, disability, and vision insurance, as well as relocation reimbursement, tuition reimbursement, and holiday and vacation benefits.  Many employees, including all of our Named Executive Officers, participate in our group term life insurance program, which provides death benefit coverage of up to two times base salary or $500,000, whichever is less.  In addition, our Named Executive Officers and certain other employees are eligible to participate in our optional supplemental group term life insurance program, in which participants may purchase additional term life insurance at their own expense in amounts up to the lesser of five times base annual salary or $600,000.  Furthermore, in certain cases, our Named Executive Officers may receive supplemental long-term disability premiums paid by the Company and other modest personal benefits as set forth in the footnotes to the Summary Compensation Table below.

Compensation-Related Policies

In connection with the Company’s compensation program, we have established certain policies that relate to executive compensation.  The most significant of these policies are described below.

Stock Ownership Requirement.  All of our Named Executive Officers, as well as certain other officers, are required to own a significant number of shares of Company common stock.  Specifically, the officers identified below, from and after the fifth anniversary of the date on which such individual first became such an officer, are required to hold shares of our common stock or equivalents (as further described below) with a minimum aggregate value at the following levels (“Required Ownership Level”):

Position	Required Ownership Level

Chief Executive Officer of the Company	5 x Base Annual Salary

Senior Vice Presidents of the Company	2 x Base Annual Salary

Certain senior officers of the Company and its subsidiaries as designated by the Company Chief Executive Officer	1 x Base Annual Salary

Our Named Executive Officers currently hold shares of our common stock or stock equivalents at levels greater than or equal to the Required Ownership Level.  Shares owned outright and shares represented by RSUs or restricted stock awards, whether vested or unvested, including performance-based shares at the target award level, count as share equivalents toward the Required Ownership Level.  Unexercised stock options do not count toward the Required Ownership Level.  Failure to achieve or maintain the Required Ownership Level may result in (i) the applicable individual being required to hold all after-tax vested stock award shares and after-tax shares acquired upon exercise of stock options, or (ii) suspension of future equity awards, until the Required Ownership Level is achieved.  The Compensation Committee (or its designee) may make exceptions, in its sole discretion, in the event of disability or great financial hardship.

Anti-Hedging Policy.  For a discussion of the Company’s anti-hedging policy, see Part VII of this proxy statement.

Clawback.  For STIC and LTIC awards, the Company has adopted a “clawback” policy applicable to executive officers.  Specifically, if the Company is required, because of fraud or negligence, to restate financial results for any period (the “Restatement Period”) in a manner that would have adversely affected the amount of the payout of any STIC or LTIC awards, the Compensation Committee has the right during the three-year period following the Restatement Period to review the matter and determine what, if any, repayment executives will be required to submit.

Tax Deduction Management.  The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, includes several significant changes to the Internal Revenue Code, such as the repeal of the performance-based compensation exemption and the expansion of the individuals subject to the provision (for example, by including the Chief Financial Officer and certain former Named Executive Officers).  Because of these changes, except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act, compensation paid to any of our Named Executive Officers generally will not be deductible to the extent that it exceeds $1.0 million.

PART II:  COMPENSATION COMMITTEE REPORT

Each member of the Compensation Committee of the Board of Directors of Hillenbrand, Inc. is “independent,” as that term is defined under (i) the New York Stock Exchange listing standards, (ii) the non-employee director standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (iii) the outside director requirements of Section 162(m) of the Internal Revenue Code, and (iv) the Company’s Corporate Governance Standards.  The Compensation Committee currently consists of Gary L. Collar, Helen W. Cornell, F. Joseph Loughrey, Jennifer W. Rumsey, and Stuart A. Taylor, II.

As a committee, one of our obligations is to ensure Hillenbrand’s executive compensation program is performance-based, in order to align management interests with the short-term and long-term interests of shareholders, and is competitive, in order to enable the Company to attract and retain superior executive personnel.  We engage an independent executive compensation consulting firm to assist us in our review of the Company’s executive compensation programs to ensure these programs are competitive and consistent with our stated objectives.  The executive compensation consultant is retained by and directly accountable to us, and we generally approve all related fees paid to the executive compensation consultant.  We have no interlocks or insider participation, and we engage in annual self-evaluations to determine our effectiveness as a committee.  We have adopted a Charter, which may be found on Hillenbrand’s web site at www.hillenbrand.com.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based upon this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Respectfully submitted,

Helen W. Cornell (Chairperson)
Gary L. Collar
F. Joseph Loughrey
Jennifer W. Rumsey
Stuart A. Taylor, II

PART III:  EXECUTIVE COMPENSATION TABLES

Tabular Compensation Information

In the following pages we present numerous tables that set out various elements of compensation for our Named Executive Officers.  No one table alone presents the “total picture”; instead, you should review all the information carefully to understand the amounts and manner in which our Named Executive Officers have been paid.  To understand all the numbers in the tables below, you need to carefully read the footnotes, which explain various assumptions and calculations that give rise to the dollar amounts in the tables.

Compensation of Named Executive Officers

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended September 30, 2020, 2019, and 2018, except where otherwise noted.  We have entered into employment agreements with each of the Named Executive Officers, which are described in detail in the “Employment Agreements and Termination Benefits” section of Part I above.

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)		(i)		(j)
Name And Principal Position (As Of September 30, 2020)	Year	Salary $ (1)		Bonus $		Stock Awards $ (2)		Option Awards $ (3)		Non-Equity Incentive Plan Compensation $ (4)		Change In Pension Value And Nonqualified Deferred Compensation Earnings $		All Other Compensation $ (5)		Total $

Joe A. Raver President and Chief Executive Officer	2020 2019 2018	$ $ $	723,197 844,178 809,685	$ $ $	– – –	$ $ $	2,417,254 2,233,248 1,999,942	$ $ $	1,199,999 1,116,640 999,999	$ $ $	663,800 1,250,897 1,420,254	$ $ $	– – –	$ $ $	47,779 17,765 100,616	$ $ $	5,052,029 5,462,728 5,330,496

Kristina A. Cerniglia Senior Vice President, Chief Financial Officer, and Integration Leader	2020 2019 2018	$ $ $	538,395 535,346 521,695	$ $ $	– – –	$ $ $	637,867 549,946 499,951	$ $ $	316,663 274,991 249,994	$ $ $	370,000 567,904 655,000	$ $ $	– – –	$ $ $	64,275 78,065 56,742	$ $ $	1,927,200 2,006,252 1,983,382

Kimberly K. Ryan Senior Vice President and President of Coperion	2020 2019 2018	$ $ $	501,496 498,644 485,892	$ $ $	– – –	$ $ $	570,696 466,613 433,287	$ $ $	283,329 233,327 216,661	$ $ $	368,600 550,569 570,600	$ $ $	– – –	$ $ $	465,540 2,023,261 1,731,089	$ $ $	2,189,661 3,772,414 3,437,529

Ling An-Heid (6) Senior Vice President and President of Mold-Masters	2020 2019 2018	$ $ $	433,805 N/A N/A	$ $ $	435,129 N/A N/A	$ $ $	1,486,774 N/A N/A	$ $ $	241,660 N/A N/A	$ $ $	159,700 N/A N/A	$ $ $	– N/A N/A	$ $ $	12,202 N/A N/A	$ $ $	2,769,270 N/A N/A

Christopher H. Trainor Senior Vice President and President of Batesville	2020 2019 2018	$ $ $	450,895 447,834 434,746	$ $ $	– – –	$ $ $	402,833 399,972 399,924	$ $ $	199,998 199,991 200,000	$ $ $	539,400 252,975 264,200	$ $ $	– – –	$ $ $	58,186 58,665 44,153	$ $ $	1,651,312 1,359,437 1,343,023

(1)	The amounts indicated represent the dollar value of base salary earned during fiscal years 2020, 2019, and 2018, as applicable.

(2)
The amounts indicated represent the grant date fair value related to awards of restricted stock units granted during fiscal years 2020, 2019, and 2018, computed in accordance with stock-based accounting rules (FASB ASC Topic 718).  The determination of this value is based on the methodology set forth in Note 10 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 12, 2020.  Awards that are performance-based are valued for purposes of this table above based on the targeted 100 percent performance achievement level.  The maximum award amounts when the grants were made, at the highest possible performance achievement level, were 175 percent of the values shown in the table.

(3)
The amounts indicated represent the grant date fair value related to stock option awards granted during fiscal years 2020, 2019, and 2018, computed in accordance with stock-based accounting rules (FASB ASC Topic 718).  The determination of this value is based on the methodology set forth in Note 10 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 12, 2020.

(4)
The amounts indicated represent cash awards earned for fiscal years 2020, 2019, and 2018, and paid in the first quarter of fiscal 2021, 2020, and 2019, respectively, under our STIC Plan.  See the “Annual Cash Incentive Awards” section of Part I above.

(5)
Includes, where applicable for fiscal year 2020 as set forth in the table below this note, (a) Company contributions to the Savings Plan and the SRP, (b) tax gross-ups and reimbursements received, and (c) other personal benefits (which are itemized and further described in the table below this note).

Other Compensation – Additional Detail (Fiscal Year 2020)

	Company Contribution
Name	401(K)	Supp 401(K)	Tax Reimbursements And Gross-Ups		Personal Benefits Aggregating $10,000 Or More

Joe A. Raver	$20,150	$69,466	$(41,837	)*	$–
Kristina A. Cerniglia	$19,676	$34,591	$–		$10,008	**
Kimberly K. Ryan	$19,085	$31,200	$415,255	*	$–
Ling An-Heid	$–	$–	$–		$12,202	***
Christopher H. Trainor	$20,211	$25,762	$–		$12,213	****

*
Under the Company’s expatriation policies, the Company paid certain of Mr. Raver’s and Ms. Ryan’s foreign taxes.  For Mr. Raver, the amount reported in this column reflects reimbursements made by Mr. Raver to the Company for correction of a foreign tax gross-up paid by the Company on Mr. Raver’s behalf during fiscal year 2017 and relates to his work conducted on behalf of the Company while residing in Switzerland.  Mr. Raver completed this work and returned to the United States in 2013.  For Ms. Ryan, the amount reported in this column reflects foreign tax payments made by the Company on Ms. Ryan’s behalf during fiscal year 2020 and relates to her work conducted on behalf of the Company while residing in Germany.

**
The personal benefits amount reported for Ms. Cerniglia in the table above is attributed to payments made by the Company in fiscal 2020 for calendar year 2020 financial planning and tax preparation ($2,700), calendar year 2019 financial planning and tax preparation ($3,000), and long-term disability insurance premiums ($4,308).

***
The personal benefits amount reported for Ms. An-Heid in the table above is attributed to payments made by the Company in fiscal 2020 for a car allowance ($10,988) and long-term disability insurance premiums ($1,214). The Company provided a car allowance for Ms. An-Heid because of the travel required for her position and given that her car is primarily used for business purposes.

****
The personal benefits amount reported for Mr. Trainor in the table above is attributed to payments made by the Company in fiscal 2020 for calendar year 2020 financial planning ($3,925), an executive physical ($2,100), transportation and other costs related to Mr. Trainor’s spouse joining him as host of the annual Batesville sales performance trip ($2,308), and long-term disability insurance premiums ($3,880).

(6)
Ms. An-Heid was not a Named Executive Officer in 2018 and 2019 or for the first approximately seven weeks of fiscal 2020, becoming one in connection with the acquisition of Milacron.  The compensation for Ms. An-Heid set forth in this table includes only compensation paid by the Company (i.e., excluding compensation paid by Milacron in fiscal 2020 prior to its acquisition by the Company).  Ms. An-Heid’s base salary earned during fiscal 2020 included $51,651 of pay in lieu of vacation in connection with her joining the Company.  Ms. An-Heid’s cash compensation was paid in Canadian dollars (“CAD”).  The values throughout this Part III have been converted to U.S. dollars at an average exchange rate for fiscal 2020 of 1.34409 CAD per $1.00 USD based on Bloomberg data.

Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2020

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers for the fiscal year ended September 30, 2020.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Shares Earned Under Equity Incentive Plan Awards (2)			All Other Stock Awards:	All Other Option			Grant Date Fair Value Of
									Awards: Number Of	Exercise Or	Grant Date
Name	Grant Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	Number Of Shares Or Units #	Securities Underlying Options # (3)	Base Price Of Option Awards $/Sh	Closing Market Price $/Sh	Stock And Option Awards $ (4)

Joe A. Raver		$99,613	$796,908	$1,912,579
	2/12/2020 (5)				9,392	37,570	65,747					$1,103,431
	12/5/2019 (6)				9,392	37,570	65,747					$1,313,823
	12/5/2019 (7)								180,968	$31.94		$1,199,999

Kristina A. Cerniglia		$50,475	$403,797	$969,112
	2/12/2020 (5)				2,478	9,914	17,349					$291,174
	12/5/2019 (6)				2,478	9,914	17,349					$346,693
	12/5/2019 (7)								47,755	$31.94		$316,663

Kimberly K. Ryan		$47,015	$376,122	$902,692
	2/12/2020 (5)				2,217	8,870	15,522					$260,512
	12/5/2019 (6)				2,217	8,870	15,522					$310,184
	12/5/2019 (7)								42,728	$31.94		$283,329

Ling An-Heid		$40,669	$325,354	$780,849
	2/12/2020 (5)				1,891	7,566	13,240					$222,213
	12/5/2019 (6)				1,891	7,566	13,240					$264,583
	12/5/2019 (7)								36,444	$31.94		$241,660
	12/5/2019 (8)							31,308				$999,978

Christopher H. Trainor		$42,271	$338,172	$710,160
	12/5/2019 (5)				1,565	6,261	10,956					$183,886
	12/5/2019 (6)				1,565	6,261	10,956					$218,947
	12/5/2019 (7)								30,161	$31.94		$199,998

(1)
The amounts indicated represent potential cash awards that could have been paid – at the threshold, target (100 percent), and maximum levels – under the STIC Plan.  See the “Annual Cash Incentive Awards” section of Part I above for a discussion of this plan.  See the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above in this Part III for the actual amounts earned, which were paid in December 2020.  Mr. Raver’s target STIC award is calculated using his base salary paid taking into effect the COVID-19 related voluntary reduction.

(2)
The number of shares indicated represents a grant of performance-based restricted stock units subject to vesting conditions based on the financial performance of the Company during the three-fiscal-year measurement period 2020-2022.  During that period, shares represented by the RSUs that are issued based on the shareholder value formula (see footnote 5 below) accrue dividend equivalent amounts as dividends are declared on the Company’s common stock.  These equivalent amounts are deemed to be reinvested in additional shares of Company common stock and then ultimately paid in the form of additional shares on the distribution date of the underlying award, in proportion to the number of shares that vest and are distributed in accordance with the award formula.  Dividends do not accrue during the measurement period with respect to shares represented by the RSUs that are issued based on the relative TSR formula (see footnote 6 below).  The amounts in the table represent the number of shares that could be earned under the awards at the threshold, target (100 percent), and maximum achievement of the applicable performance targets.  The vesting schedules for stock awards granted during fiscal year 2020 are disclosed by individual Named Executive Officer in the footnotes to the “Outstanding Equity Awards at September 30, 2020” table below.

(3)	Options expire ten years from date of grant and will vest in equal increments on the first three anniversaries of the option grant date.

(4)
The valuations of stock options and RSUs are grant date fair values computed in accordance with stock-based accounting rules (FASB ASC Topic 718) and are based on the methodology set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 12, 2020.  The amounts used in column (l) for performance-based equity awards are based on an assumed 100 percent achievement of the applicable performance targets.

(5)
The number of shares indicated represents a grant of performance-based restricted stock units subject to vesting conditions based on the increase in shareholder value of the Company during the three-fiscal-year measurement period 2020-2022.  See the discussion in the “Long-Term Incentive Compensation” section of Part I above under the heading “Shareholder Value RSUs.” Ordinarily, these performance-based RSU awards are granted in December of each year; however, in fiscal 2020, the Company required additional time to set the corresponding targets for such awards given that the acquisition of Milacron closed only weeks before the time the awards otherwise would have been approved and granted.  As a result, these awards were not granted until the next regularly scheduled Compensation Committee meeting, in February 2020, after the Company had completed its analysis and target-setting process that included adjustments for the Milacron acquisition.

(6)
The number of shares indicated represents a grant of performance-based restricted stock units subject to vesting conditions based on the percentile ranking of the Company’s TSR compared to the Index Companies during the three-fiscal-year measurement period 2020-2022.  See the discussion in the “Long-Term Incentive Compensation” section of Part I above under the heading “Relative TSR RSUs.”

(7)	The number of shares indicated represents a grant of non-qualified stock options which vest 33‑1/3 percent per year over a three-year period.

(8)	See footnote 11 to the table below entitled “Outstanding Equity Awards at September 30, 2020.”

Outstanding Equity Awards at September 30, 2020

The following table summarizes the number and terms of awards of stock options and restricted stock units outstanding for each of the Named Executive Officers as of September 30, 2020.

	Option Awards						Stock Awards (1)

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

Name	Number Of Securities Underlying Unexercised Options # Exercisable	Number Of Securities Underlying Unexercised Options # Unexercisable		Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options #	Option Exercise Price $	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested #		Market Value Of Shares Or Units Of Stock That Have Not Vested $ (2)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested $ (2)

Joe A. Raver	30,592				$22.26	12/6/2021
	34,806				$20.675	12/4/2022
	45,267				$28.155	12/3/2023
	46,220				$32.655	12/3/2024
	81,154				$31.11	12/2/2025
	95,556				$36.08	12/7/2026
	60,061	30,029	(3)		$45.78	12/7/2027
	36,647	73,291	(4)		$41.32	12/6/2028				67,128	(6)(8)	$1,903,750
		180,968	(5)		$31.94	12/6/2029				64,064	(7)(8)	$1,816,855

Kristina A. Cerniglia	17,891				$32.655	12/3/2024
	25,627				$31.11	12/2/2025
	27,870				$36.08	12/7/2026
	15,015	7,507	(3)		$45.78	12/7/2027
	9,025	18,049	(4)		$41.32	12/6/2028				17,206	(6)(9)	$487,962
		47,755	(5)		$31.94	12/6/2029				16,438	(7)(9)	$466,182

Kimberly K. Ryan	22,202				$28.155	12/3/2023
	18,428				$32.655	12/3/2024
	26,396				$31.11	12/2/2025
	24,605				$36.08	12/7/2026
	13,013	6,506	(3)		$45.78	12/7/2027
	7,658	15,314	(4)		$41.32	12/6/2028				15,069	(6)(10)	$427,357
		42,728	(5)		$31.94	12/6/2029				14,406	(7)(10)	$408,554

Ling An-Heid		36,444	(5)		$31.94	12/6/2029	32,347	(11)	$917,361	7,767	(6)(12)	$220,272
										7,566	(7)(12)	$214,572

Christopher H. Trainor	4,993				$28.155	12/3/2023
	7,454				$32.655	12/3/2024
	12,813				$31.11	12/2/2025
	20,903				$36.08	12/7/2026
	12,013	6,005	(3)		$45.78	12/7/2027
	6,564	13,126	(4)		$41.32	12/6/2028				11,537	(6)(13)	$327,189
		30,161	(5)		$31.94	12/6/2029				11,006	(7)(13)	$312,130

(1)	Figures below include accrued dividends where applicable.

(2)	Value is based on the closing price of Hillenbrand common stock of $28.36 on September 30, 2020, as reported on the New York Stock Exchange.

(3)	The options were granted on December 7, 2017. The options fully vested on December 7, 2020.

(4)	The options were granted on December 6, 2018. One-third of the options vested on each of December 6, 2019 and December 6, 2020. The remaining one-third will vest on December 6, 2021.

(5)
The options were granted on December 5, 2019.  One-third of the options vested on December 5, 2020.  The remaining two-thirds will vest in two equal portions on each of December 5, 2021 and December 5, 2022.

(6)
Such performance-based RSU awards are subject to vesting conditions based on the increase in shareholder value of the Company during a three-fiscal-year measurement period. For additional detail regarding these awards, including information regarding how dividends accrue, see the discussion in the “Long-Term Incentive Compensation” section of Part I above under the heading “Shareholder Value RSUs.” The amounts in the table represent the award amounts at 100 percent achievement of the targeted increase in shareholder value associated with the award, plus accrued dividends where applicable.   Generally, award vesting is contingent upon continued employment.  See the section titled “Employment Agreements and Termination Benefits” in Part I above for additional information regarding vesting.

(7)
Such performance-based RSU awards are subject to vesting conditions based on the percentile ranking of the Company’s TSR compared to its peers (either the Company’s compensation peer group or the Index Companies, as applicable) during a three-fiscal-year measurement period.  Whereas dividends accrue during the measurement period with respect to shares underlying RSU awards based on the increase in shareholder value (see footnote 6 above), dividends do not accrue during the measurement period with respect to shares underlying RSU awards based on relative TSR.  For additional detail regarding these awards, see the discussion in the “Long-Term Incentive Compensation” section of Part I above under the heading “Relative TSR RSUs.” The amounts in the table represent the award amounts at the targeted percentile ranking of the Company’s relative TSR. Generally, award vesting is contingent upon continued employment.  See the section titled “Employment Agreements and Termination Benefits” in Part I above for additional information regarding vesting

(8)	Mr. Raver was awarded the following performance-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 6, 2018	27,024	Award will vest on September 30, 2021, assuming 100% achievement of the targeted increase in shareholder value.
December 6, 2018	26,494	Award will vest on September 30, 2021, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.
December 5, 2019	37,570	Award will vest on September 30, 2022, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.
February 12, 2020	37,570	Award will vest on September 30, 2022, assuming 100% achievement of the targeted increase in shareholder value.

(9)	Ms. Cerniglia was awarded the following performance-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 6, 2018	6,655	Award will vest on September 30, 2021, assuming 100% achievement of the targeted increase in shareholder value.
December 6, 2018	6,524	Award will vest on September 30, 2021, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.
December 5, 2019	9,914	Award will vest on September 30, 2022, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.
February 12, 2020	9,914	Award will vest on September 20, 2022, assuming 100% achievement of the targeted increase in shareholder value.

(10)	Ms. Ryan was awarded the following performance-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 6, 2018	5,646	Award will vest on September 30, 2021, assuming 100% achievement of the targeted increase in shareholder value.
December 6, 2018	5,536	Award will vest on September 30, 2021, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.
December 5, 2019	8,870	Award will vest on September 30, 2022, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.
February 12, 2020	8,870	Award will vest on September 30, 2022, assuming 100% achievement of the targeted increase in shareholder value.

(11)
Ms. An-Heid was awarded the following time-based RSUs as part of an initial, non-recurring sign-on award in connection with her joining the Company as part of the Milacron acquisition (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 5, 2019	31,308	Award will vest 50% on each of December 5, 2021 and December 5, 2022.

Ms. An-Heid was a key executive at Milacron prior to the acquisition, and the Compensation Committee determined to make this award as part of her retention and with the aim of facilitating a successful integration of Milacron.

(12)	Ms. An-Heid was awarded the following performance-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 5, 2019	7,566	Award will vest on September 30, 2022, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.
February 12, 2020	7,566	Award will vest on September 30, 2022, assuming 100% achievement of the targeted increase in shareholder value.

(13)	Mr. Trainor was awarded the following performance-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 6, 2018	4,840	Award will vest on September 30, 2021, assuming 100% achievement of the targeted increase in shareholder value.
December 6, 2018	4,745	Award will vest on September 30, 2021, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.
December 5, 2019	6,261	Award will vest on September 30, 2022, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.
February 12, 2020	6,261	Award will vest on September 30, 2022, assuming 100% achievement of the targeted increase in shareholder value.

Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2020

The following table summarizes the value realized upon vesting of stock awards (including the dividends accrued thereon) during the fiscal year ended September 30, 2020, for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number Of Shares Acquired On Exercise #	Value Realized On Exercise $	Number Of Shares Acquired On Vesting #	Value Realized On Vesting $

Joe A. Raver	–	$–	27,247(2)	$1,037,293(1)
	–	$–	16,228(3)	$617,800(1)

Kristina A. Cerniglia	–	$–	6,804(2)	$259,028(1)
	–	$–	4,057(3)	$154,450(1)

Kimberly K. Ryan	31,586	$387,781	5,897(2)	$224,499(1)
	–	$–	3,516(3)	$133,854(1)

Ling An-Heid	–	$–	–	$–
	–	$–	–	$–

Christopher H. Trainor	–	$–	5,440(2)	$207,101(1)
	–	$–	3,245(3)	$123,537(1)

(1)
Based upon the mean between the high and low sale prices of Hillenbrand common stock on the New York Stock Exchange on the date the Board of Directors of the Company approved distribution of the underlying awards.

(2)
These amounts are presented on a pre-tax basis (i.e., not accounting for withholding) and include dividends that were accrued during the measurement period and paid out upon vesting in proportion to the number of shares that vested.  These amounts reflect the vesting of shareholder value performance-based RSU awards granted by the Company under its LTIC program in fiscal year 2018, in accordance with the award formula then in effect.  Additional details regarding the LTIC awards granted in fiscal year 2018 are set forth under the heading “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section of our proxy statement for our 2019 Annual Meeting of shareholders, which was filed with the SEC on January 2, 2019.  See the discussion in the “Long-Term Incentive Compensation” section of Part I above for additional explanation of the Company’s LTIC program.

(3)
These amounts are presented on a pre-tax basis (i.e., not accounting for withholding) and do not include dividends.  These amounts reflect the vesting of relative TSR performance-based RSU awards granted by the Company under its LTIC program in fiscal year 2018, in accordance with the award formula then in effect.  Whereas dividends accrue during the measurement period with respect to shares underlying RSU awards based on the increase in shareholder value, dividends do not accrue during the measurement period with respect to shares underlying RSU awards based on relative TSR (for additional information, see footnotes 6 and 7 to the table above titled “Outstanding Equity Awards at September 30, 2020”). Additional details regarding the LTIC awards granted in fiscal year 2018 are set forth under the heading “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section of our proxy statement for our 2019 Annual Meeting of shareholders, which was filed with the SEC on January 2, 2019.  See the discussion in the “Long-Term Incentive Compensation” section of Part I above for additional explanation of the Company’s LTIC program.

Nonqualified Deferred Compensation for Fiscal Year Ended September 30, 2020

The following table quantifies the “defined contribution” benefits expected to be paid from the Supplemental Retirement Plan (the “SRP”).

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions In Last Fiscal Year $	Company Contributions In Last Fiscal Year $ (1)	Aggregate Earnings In Last Fiscal Year $	Aggregate Withdrawals/ Distributions $	Aggregate Balance At Last Fiscal Year End $

Joe A. Raver	$–	$69,466	$69,185	$–	$1,060,159
Kristina A. Cerniglia	$–	$34,591	$45,871	$–	$363,694
Kimberly K. Ryan	$–	$31,200	$29,623	$–	$465,078
Ling An-Heid	$–	$–	$–	$–	$–
Christopher H. Trainor	$–	$25,762	$25,483	$–	$193,042

(1)
The Company maintains the SRP to provide additional retirement benefits to certain employees selected by the Compensation Committee whose benefits under the Company’s Savings Plan are reduced, curtailed, or otherwise limited as a result of certain limitations under the Internal Revenue Code and as a result of excluding their annual cash bonuses from the definition of “compensation” under the contribution formula in the Savings Plan.  The additional benefits provided by the SRP are designed to reflect the amount by which benefits under the Savings Plan are so reduced, curtailed, or limited by reason of the application of such limitations and exclusion.

“Compensation” under the SRP means the corresponding definition of compensation under the Savings Plan (which is generally equivalent to base salary) plus the participant’s targeted cash bonus as determined under the Company’s Short-Term Incentive Compensation (STIC) Plan.  Amounts reported here are also reported as Supplemental 401(k) in the “Summary Compensation Table” above in the column entitled All Other Compensation and are further detailed in footnote 5 thereto.  Generally, a lump sum cash payment is available to the participant within one year of retirement or termination of employment.  In the alternative, a participant may defer receipt by electing a stream of equal annual payments for up to 15 years.

See the more detailed description of the SRP under the heading “Retirement and Savings Plans” in Part I above.  The Compensation Committee continues to oversee the selection of which executives are permitted to participate in the plan.

The following amounts represent employer contributions and above-market earnings that have been reported as compensation in the “Summary Compensation Table” in fiscal year 2020 and previous fiscal years:

Name	2020	2019		2018

Joe A. Raver	$69,466		$130,025		$74,218
Kristina A. Cerniglia	$34,591		$57,315		$33,443
Kimberly K. Ryan	$31,200		$51,717		$30,163
Ling An-Heid (1)	$–	$	N/A	$	N/A
Christopher H. Trainor	$25,762		$39,248		$22,064

(1)	Ms. An-Heid was not a Named Executive Officer for 2018 and 2019, becoming one in connection with the acquisition of Milacron in fiscal 2020.

Potential Payments Upon Termination

The following tables present the benefits that would be received by each of the Named Executive Officers in the event of a hypothetical termination as of September 30, 2020.  For information regarding definitions of termination events included in the employment agreements with the Named Executive Officers, see “Employment Agreements and Termination Benefits” in Part I above.

Joe A. Raver

Event	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$2,837,805	$2,998,981	$47,445	$5,884,231
Death	$1,163,824	$2,998,981	$25,298	$4,188,103
Termination without Cause	$1,853,824	$2,998,981	$47,445	$4,900,250
Resignation with Good Reason	$1,853,824	$2,998,981	$47,445	$4,900,250
Termination for Cause	$–	$–	$–	$–
Resignation without Good Reason	$–	$–	$–	$–
Retirement	$–	$–	$–	$–
Change in Control (3)

Kristina A. Cerniglia

Event	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$2,557,855	$755,523	$23,722	$3,337,100
Death	$836,363	$755,523	$12,649	$1,604,535
Termination without Cause	$874,758	$755,523	$23,722	$1,654,003
Resignation with Good Reason	$874,758	$755,523	$23,722	$1,654,003
Termination for Cause	$–	$–	$–	$–
Resignation without Good Reason	$–	$–	$–	$–
Retirement	$–	$–	$–	$–
Change in Control (3)

Kimberly K. Ryan

Event	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$2,572,291	$655,454	$20,489	$3,248,234
Death	$835,031	$655,454	$11,114	$1,501,599
Termination without Cause	$836,527	$655,454	$20,489	$1,512,470
Resignation with Good Reason	$836,527	$655,454	$20,489	$1,512,470
Termination for Cause	$–	$–	$–	$–
Resignation without Good Reason	$–	$–	$–	$–
Retirement	$–	$–	$–	$–
Change in Control (3)

Ling An-Heid

Event (4)	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$2,038,362	$1,062,309	$15,405	$3,116,076
Death	$694,325	$1,062,309	$–	$1,756,634
Termination without Cause	$2,038,362	$144,948	$15,405	$2,198,715
Termination for Cause	$34,576	$–	$–	$34,576
Retirement	$194,325	$1,062,309	$–	$1,256,634
Change in Control (3)

Christopher H. Trainor

Event	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$3,142,846	$553,663	$21,954	$3,718,463
Death	$990,434	$553,663	$11,914	$1,556,011
Termination without Cause	$941,329	$553,663	$21,954	$1,516,946
Resignation with Good Reason	$941,329	$553,663	$21,954	$1,516,946
Termination for Cause	$–	$–	$–	$–
Resignation without Good Reason	$–	$–	$–	$–
Retirement	$–	$–	$–	$–
Change in Control (3)

(1)	Includes, as applicable in each scenario, severance compensation, prorated STIC, and insurance proceeds.

(2)
For those Named Executive Officers who were employed at the relevant time, the accelerated vesting value of performance-based stock awards includes the annual LTIC awards granted in fiscal year 2018, which vested on September 30, 2020, and the annual LTIC awards granted in fiscal years 2019 and 2020, which have not vested.  The accelerated vesting value of the awards granted in fiscal year 2018 in the table is based on (a) the actual level of achievement of the targeted shareholder value increase as described in footnote 2 to the table above titled “Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2020,” and (b) the actual level of achievement of the targeted relative TSR as described in footnote 3 to the table above titled “Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2020.”  The accelerated vesting values of the annual LTIC awards granted in fiscal years 2019 and 2020 assume 100 percent achievement of the applicable performance targets and the closing stock price on September 30, 2020.  However, the actual value that would be realized would be based on the actual achievement of such performance targets at the end of the applicable measurement period and the stock price on September 30, 2022, and September 30, 2021, which is unknown at this time.

In addition, Ms. An-Heid qualifies for special accelerated vesting in the retirement context due to her age at September 30, 2020.  None of our other Named Executive Officers currently qualify for the same; however, in the event of a qualifying retirement in the future, these executives would be entitled to accelerated vesting value.

(3)	See table below titled “Change in Control Benefits.”

(4)	Under Canadian law, Ms. An-Heid is entitled to payment for her accrued and unused vacation under each of the termination scenarios presented.

Change in Control Benefits

The change in control agreements we have with Named Executive Officers may provide the estimated benefits set forth in the following table, calculated assuming a hypothetical termination as of September 30, 2020.  For more detail regarding the change in control agreements generally, see the discussion under “Employment Agreements and Termination Benefits” in Part I above.  Benefits under our change in control agreements are payable only upon a “double-trigger.”  Therefore, the amounts shown in the table below assume not only a change in control but also the requisite qualified termination of employment.

Name	Salary-Based Compensation	Incentive Compensation	Continuance Of Health And Welfare Benefits	Pension Benefits	Retirement Savings Plan Benefit	Accelerated Vesting Of Stock-Based Awards	Tax Gross-Up / Cutback (1)	Total

Joe A. Raver	$1,785,000	$796,908	$82,531	$–	$208,398	$4,846,979	$–	$7,719,816

Kristina A. Cerniglia	$1,076,791	$403,797	$52,240	$–	$69,182	$1,235,560	$–	$2,837,570

Kimberly K. Ryan	$1,002,991	$376,122	$45,120	$–	$62,400	$1,079,807	$–	$2,566,440

Ling An-Heid	$922,019	$325,354	$8,481	$–	$–	$1,352,205	$–	$2,608,059

Christopher H. Trainor	$901,791	$338,172	$48,345	$–	$51,524	$864,356	$–	$2,204,188

(1)
As discussed in Part I above under the heading “Employment Agreements and Termination Benefits,” our change in control agreements do not provide for any tax gross-up payments relating to the excise tax on excess “parachute payments” imposed by Section 4999 of the Internal Revenue Code.  If an executive is entitled to receive payments upon a change in control that may be subject to the excise tax, he or she will either be paid the full amount (and remain personally liable for the excise tax) or be paid a reduced amount (cutback) that does not give rise to the excise tax, whichever is greater on an after-tax basis.

These calculations do not consider the value of non-compete provisions that executives must adhere to in order to receive certain payments upon a change in control.  These provisions are valuable to the Company and are expected to be enforced in the event of an actual transaction.

Pending approval of the Stock Plan proposal by the Company’s shareholders, the Company intends to amend these change in control agreements to make corresponding changes and certain other updates to reflect market practice in this area.

PART IV:  COMPENSATION CONSULTANT MATTERS

The Compensation Committee’s independent compensation consultant was regularly invited to attend Committee meetings during fiscal year 2020.

Deloitte Consulting was engaged as the independent compensation consultant by the Compensation Committee to assist the Committee in determining the form and amount of compensation paid to our Named Executive Officers for fiscal year 2020.  Deloitte Consulting provided advice and recommendations regarding the Company’s executive compensation levels and practices; the Company’s compensation philosophy and strategies; advice on the Company’s peer group; evaluation of performance metrics and peer performance; analysis and recommendations regarding our STIC and LTIC programs, including changes in connection with the acquisition of Milacron; advice on the Company’s CEO pay ratio disclosure; review and recommendations on CEO and other executive officer compensation for fiscal year 2021; and periodic reports to the Compensation Committee on market and industry compensation trends and regulatory developments.  Fees for those services, which were approved by the Compensation Committee, totaled $494,240 during fiscal year 2020.  The Compensation Committee has reviewed the independence of Deloitte Consulting in light of applicable SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Deloitte Consulting is independent from the Company and has no conflict of interest relating to its engagement by the Compensation Committee.

Other Engagements

The Company also engaged Deloitte Consulting or its affiliates during fiscal year 2020 to provide services unrelated to executive compensation.  These engagements primarily consisted of (a) significant support for integration planning and readiness activities in connection with the Milacron acquisition and first combined quarterly reporting; (b) purchase price accounting and related valuation services in connection with the Milacron acquisition; (c) tax and other mobility advice on expatriate assignments; (d) international business tax and legal consulting for the Company and certain of its subsidiaries; and (e) support on Internal Revenue Code section 280G matters.  Fees paid to Deloitte Consulting and its affiliates for these engagements totaled $5,793,852 during fiscal year 2020.  Management initiated these engagements – the Board was not asked to approve them.  However, the Chairperson of the Compensation Committee was consulted prior to each material engagement of Deloitte Consulting or any of its affiliates for non-executive compensation-related services.  Given the nature and scope of these services, the Compensation Committee believes that these services did not raise a conflict of interest and did not impair Deloitte Consulting’s ability to provide independent advice to the Committee concerning executive compensation matters.  In making this determination, the Compensation Committee considered, among other things, the following factors:

•	The types of non-compensation services provided by Deloitte Consulting;

•
The amounts of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of Deloitte Consulting’s and its affiliates’ total revenues for the period;

•	Deloitte Consulting’s policies and procedures concerning conflicts of interest;

•	Deloitte Consulting representatives who advise the Compensation Committee do not provide any non-compensation-related services to the Company;

•
There are no other business or personal relationships between management of the Company or members of the Compensation Committee and the Deloitte Consulting representatives who provide compensation services to the Company; and

•	Neither Deloitte Consulting nor any of the Deloitte Consulting representatives who provide compensation services to the Company own any common stock or other securities of the Company.

PART V:  COMPENSATION-RELATED RISK ASSESSMENT

The Compensation Committee analyzes on an annual basis the actual or anticipated effect (including, as appropriate, a deterrent effect) that our compensation policies and practices have had or may have on our employees with respect to creating any excessive and undesirable risk-taking in the performance of their duties for the Company.  The Compensation Committee then makes a determination, on an annual basis, as to whether any of our compensation policies and practices creates risks that are reasonably likely to have a material adverse effect on the Company.  At its regularly scheduled meeting held on December 2, 2020, the Compensation Committee determined that the Company’s current compensation policies and practices do not create any such risks.

The Compensation Committee’s determination was based on an assessment of the Company’s variable compensation risk that was led by the Company’s internal audit personnel and supported by its Director of Compensation.  The Compensation Committee, with its independent compensation consultant, evaluated the results of this assessment and solicited feedback from a number of other sources, including Company management and internal legal, finance, and human resources personnel.  The Company’s executive management team discussed its review and analysis of the results of the assessment with the Company’s Audit Committee and the Compensation Committee before the Compensation Committee made its annual determination regarding compensation-related risk.

The Compensation Committee seeks to discourage and deter inappropriate risk-taking through the compensation programs it adopts and implements for our Named Executive Officers and our employees generally.  We believe that the compensation-related programs employed by the Company are consistent with those objectives and align our employees’ incentives for risk-taking with the best long-term interests of our shareholders.  These programs provide a holistic approach to compensation that provides a mix of fixed and variable compensation, with the variable component impacting both short-term cash compensation and long-term equity compensation.  Program features, such as stock ownership guidelines, limits on the payout of variable compensation, and clawback policies, provide additional balance between risk and reward.

PART VI:  CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K under the Exchange Act, we are providing information regarding the relationship of annual total compensation of our CEO and our median employee (the CEO pay ratio).  Our CEO pay ratio is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.  The ratio set forth below may not be comparable to the ratio for other companies due to differences in operations, industry, locations, employee populations, and compensation practices.  Additionally, companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their CEO pay ratio.

For purposes of the CEO pay ratio, we are required to identify a median employee, without regard to location, compensation arrangements, or employment status.  The median employee was identified from our global employee population as of September 30, 2019, using gross fiscal wages of all global employees.  Gross fiscal wages includes base salary plus overtime, short-term incentive compensation, long-term incentive compensation distributions, and other income.  We did not perform any full-time equivalency adjustments for part-time or temporary employees, annualize for employees hired throughout the year, or exclude any non-US employees.  Amounts in foreign currency were converted from local currency to U.S. dollars.  Additionally, we did not make any cost-of-living adjustments.

The rules adopted by the SEC require a registrant to identify its median employee only once every three years, and our median employee was originally identified in 2019.  In fiscal 2020, there was no change in the Company’s employee population or employee compensation arrangements that the Company believes would significantly impact the Company’s pay ratio disclosure, excluding for this purpose the employees who joined the Company as a result of the Milacron acquisition that closed on November 21, 2019 (approximately 4,000 employees as of September 30, 2020), as permitted by the instructions to Item 402(u) of Regulation S-K.  Once the median employee was identified, the employee’s annual total compensation was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The annual total compensation for fiscal year 2020 for our CEO was $5,052,029 and the median employee (excluding the CEO) was $53,446.  The resulting CEO pay ratio for the fiscal year is estimated to be 95 to 1.  Due to the variability of the CEO’s performance-based compensation, the CEO pay ratio can differ significantly from year to year.

PART VII:  ANTI-HEDGING AND ANTI-PLEDGING

Directors, officers, and all other employees of the Company, or any of their designees, are prohibited from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities either (i) granted to the employee or director by the Company as part of the compensation of the employee or director, or (ii) held (directly or indirectly) by the employee or director.

Our policy also prohibits purchasing financial instruments or engaging in any transactions that suggest speculation in or hedging against the Company’s securities; engaging in “short sales”; and holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

PROPOSAL NO. 2 – ADVISORY VOTE TO APPROVE COMPENSATION
OF NAMED EXECUTIVE OFFICERS

The core of Hillenbrand’s executive compensation policies and practices continues to be to pay for performance.  Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns.  We believe our compensation program is strongly aligned with the long-term interests of our shareholders.  We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2020 compensation of our Named Executive Officers.

The U.S. Congress has enacted requirements commonly referred to as the “Say on Pay” rules.  Our shareholders have elected, pursuant to an advisory vote at the Annual Meeting of shareholders in 2017, to hold a Say on Pay Vote each year.  Accordingly, we are asking you to vote in favor of the adoption of the following resolution:

BE IT RESOLVED by the shareholders of Hillenbrand, Inc., that the shareholders approve the compensation of Hillenbrand’s Named Executive Officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules.

As an advisory vote, this Proposal is non-binding.  Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The Board of Directors recommends that the shareholders vote FOR Proposal No. 2 to approve the adoption of the above resolution.

The affirmative vote of a majority of the votes cast on this Proposal No. 2 is required for approval of this non-binding Proposal.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal.  Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of this Proposal.

COMPENSATION OF DIRECTORS

The NCG Committee determines the compensation of its non-employee directors.  The Company’s director compensation program uses a combination of cash and stock-based compensation to attract and retain highly qualified individuals to serve on the Board.  In setting director compensation, the NCG Committee considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required for members of the Board.  The NCG Committee assesses the Company’s director compensation package periodically, but no less frequently than once every three years, to ensure that it reflects competitive market conditions and sound corporate governance practices.  Any changes in director compensation must be approved by the Board.  The NCG Committee engaged a compensation consultant to conduct a director compensation study in 2019, and the results of this study were considered by the Board and initially adopted to be effective during 2020.  As part of the Company’s response to the COVID-19 pandemic, the Board voluntarily waived its scheduled cash compensation increase for 2020, which increase has been implemented for 2021.

Our Corporate Governance Standards set forth stock ownership guidelines for our non-employee directors and limit total annual base compensation for non-employee directors.  An increased limit on total annual base compensation for non-employee directors is proposed to be included in the amendment and restatement of the Company’s Stock Incentive Plan as further discussed under “Proposal No. 3 – Approval of the Amendment and Restatement of the Hillenbrand, Inc. Stock Incentive Plan” below.  If Proposal No. 3 is approved, the compensation limit as set forth in the Amended and Restated Stock Incentive Plan will be increased, to $600,000, and will replace the limit in the Corporate Governance Standards.  This limit, including as proposed, is inclusive of the value of both the annual cash retainer and the grant date fair value of the annual RSU award but excludes amounts payable for service as a Board or Committee Chairperson.  The stock ownership guidelines require our non-employee directors to own an amount of our stock (including, for this purpose, RSUs) equal to five times the director’s annual cash compensation.  Our new directors have five years to come into compliance with this requirement, and all of our current non-employee directors (other than Ms. Rumsey, who was elected to the Board in August 2020) are currently in compliance. Ms. Rumsey is under the five-year compliance deadline.

The following table sets forth the compensation paid to our non-employee directors in fiscal year 2020.  Directors who are also employees of the Company receive no additional remuneration for services as a director.  Of the Company’s current directors, only Mr. Raver is a salaried employee of the Company.

Director Compensation for the Fiscal Year Ended September 30, 2020

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Name	Fees Earned Or Paid In Cash $ (1)	Stock Awards $ (2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change In Pension Value And Nonqualified Deferred Compensation Earnings $	All Other Compensation $ (3)	Total

F. Joseph Loughrey – Chairperson	$112,500	$164,995	$–	$–	$–	$304	$277,799

Edward B. Cloues, II	$70,000	$109,997	$–	$–	$–	$–	$179,997

Gary L. Collar	$70,000	$109,997	$–	$–	$–	$304	$180,301

Helen W. Cornell	$82,500	$109,997	$–	$–	$–	$304	$192,801

Joy M. Greenway	$70,000	$109,997	$–	$–	$–	$304	$180,301

Daniel C. Hillenbrand	$70,000	$109,997	$–	$–	$–	$221	$180,218

Thomas H. Johnson	$70,000	$109,997	$–	$–	$–	$304	$180,301

Neil S. Novich	$82,500	$109,997	$–	$–	$–	$304	$192,801

Jennifer W. Rumsey	$10,931	$17,159	$–	$–	$–	$37	$28,127

Stuart A. Taylor, II	$82,500	$109,997	$–	$–	$–	$304	$192,801

(1)
From January 1, 2017 through the end of 2020, directors received an annual cash retainer of $70,000.  Effective January 1, 2021, this annual cash retainer is planned to increase to $80,000, in order to align more closely with the market median, as recommended by the latest Board compensation study.  In the past, the Chairperson of the Board received an additional annual cash retainer of $30,000.  Effective January 1, 2021, this additional annual cash retainer is planned to increase to $35,000, as recommended by the compensation study, in order to align more closely with the market.  In fiscal 2020, Chairpersons of the Audit, Nominating/Corporate Governance, Compensation, and M&A Committees received an additional annual cash retainer of $12,500.  Members of certain non-permanent committees may receive additional retainers as determined by the Board.  Directors receive no additional per-meeting fee for Board or committee meeting attendance.  Non-employee directors may participate in the Board deferred compensation plan, in which directors may elect to defer receipt of fees earned.  Under the Company’s Supplemental Retirement Plan, deferred amounts may be invested in a variety of Fidelity mutual funds and/or Company common stock.  See the “Retirement and Savings Plans” section of Part I of “Executive Compensation” above for more detail regarding the Supplemental Retirement Plan.

(2)
Following the close of the 2020 Annual Meeting of the Company’s shareholders and on the date thereof, each director was awarded restricted stock units (RSUs) based on a value on that date of $110,000, and the Chairperson was awarded additional RSUs based on a value on that date of $55,000, in each case with respect to fiscal 2020.  Effective October 1, 2020, this annual award of RSUs was increased to $125,000, and the Chairperson’s additional annual award of RSUs was increased to $85,000, each as recommended by the compensation study and in order to align more closely with the market.  The annual award of RSUs to non-employee directors (including the Chairperson) is issued pursuant to the Stock Plan and is valued using the average of the high and low sale prices of the Company’s common stock on the date of grant.  Historically, RSUs awarded to non-employee directors vested immediately upon grant, including those granted in fiscal 2020; however, beginning with awards made in fiscal 2021, subject to shareholder approval of the amendment and restatement of the Stock Plan, the Company expects to make RSU awards to non-employee directors subject to vesting upon the earlier to occur of (1) the first anniversary of the grant date or (2) the time immediately prior to the commencement of the first annual meeting of the Company’s shareholders that occurs after (not including) the grant date.  In all cases, the directors are required to hold the shares underlying these grants – and the shares are not delivered – until after the occurrence of one of the following:  a change in control of the Company, the director’s death or permanent and total disability, or the date the director ceases to be a director of the Company.  (For more information on the grants, please refer to the discussion found under the section, “Security Ownership of Directors and Management” above.)  These RSUs carry no voting rights until such time as the underlying shares are delivered.  Dividends paid on the Company common stock are accrued with regard to the RSUs awarded, deemed to be reinvested in Company common stock at the market value on the date of such dividend, and paid in additional shares on the distribution date of the underlying award in proportion to the number of shares that vest.

On February 13, 2020, 3,818 RSUs with a fair value of $109,997 were granted to each person who was a non-employee director as of that date, and the Board Chairperson received an additional 1,909 RSUs with a fair value of $54,998 for his service in such capacity.  As of September 30, 2020, the aggregate numbers of shares represented by vested restricted stock unit awards for our directors were as follows:

Name	Vested RSU Awards #

F. Joseph Loughrey – Chairperson	67,214
Edward B. Cloues, II	41,715
Gary L. Collar	17,911
Helen W. Cornell	34,306
Joy M. Greenway	26,101
Daniel C. Hillenbrand	7,539
Thomas H. Johnson	53,122
Neil S. Novich	45,855
Jennifer W. Rumsey	563
Stuart A. Taylor, II	63,512

(3)	Consists of Company-provided term life insurance, the value of which is net of premiums paid. Participation in the life insurance program is voluntary and may be declined.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of September 30, 2020:

	(a)	(b)	(c)
Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants, And Rights # (1)	Weighted-Average Exercise Price Of Outstanding Options, Warrants, And Rights $	Number Of Securities Remaining Available For Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) #

Equity compensation plans approved by security holders	3,835,201	$35.06	1,911,305

(1)
Shares underlying awards of performance-based restricted stock units are reflected in this column as follows: (i) with respect to awards that vested on September 30, 2020, this column reflects the actual vesting of awards and, therefore, the number of shares actually issued with respect to such awards; and (ii) with respect to awards that are scheduled to vest on September 30, 2021 and September 30, 2022, this column reflects a number of shares that would be issued if the maximum 175 percent potential payout were earned.  The discussion above in the “Compensation Discussion and Analysis” section under the heading “Long-Term Incentive Compensation” explains how we reserve within our Stock Plan a number of shares sufficient to cover the maximum 175 percent potential payout of our then-outstanding performance-based equity awards.

PROPOSAL NO. 3 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HILLENBRAND, INC.
STOCK INCENTIVE PLAN

The Board of Directors is asking our shareholders to approve an amendment and restatement of the Stock Plan.  The Stock Plan was adopted on December 19, 2008.  The Stock Plan has since been amended and restated and was most recently approved by our shareholders on February 26, 2014.  On December 3, 2020, the Board of Directors, upon the recommendation of the Compensation Committee, approved another amendment and restatement of the Stock Plan, subject to shareholder approval, in order to:

•	Increase the number of shares of our Common Stock (the “Shares”) reserved for issuance under the Stock Plan by 2,700,000 Shares;

•	Extend the expiration date of the Stock Plan from December 3, 2023 to December 1, 2030;

•	Impose a cap in the Stock Plan on the annual compensation paid to our non-employee directors; and

•	Reflect market practices.

The complete text of the Stock Plan is attached as Appendix A to this proxy statement.  The following summary of the Stock Plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

How We Calculated the Proposed Increase in Share Authorization

The Board of Directors believes that the future success of the Company depends, in large part, on our ability to attract, motivate and retain high-caliber employees and directors.  Equity compensation is a key component of our compensation program, because it helps us attract, motivate and retain talented employees and directors and align their interests with those of our shareholders.

As of December 14, 2020, and excluding the proposed Share increase, 1,284,907 Shares remained available for issuance or delivery under the Stock Plan.  Based on our historical grant practices, as summarized below, and our projected recruiting and retention needs, we anticipate that the Company will deplete the remaining Share reserve by the end of calendar year 2021 without sufficient Shares to make projected annual grants in December 2021 unless we reserve more Shares for issuance under the Stock Plan.

In order to maintain the flexibility to keep pace with our competitors and effectively attract, motivate and retain the high-caliber employees and directors, we are asking our shareholders to authorize an additional 2,700,000 Shares for issuance as awards under the Stock Plan, which would increase the aggregate number of Shares reserved for issuance under the Stock Plan from 12,535,436 to 15,235,436 Shares.  We intend to grant future equity awards under the Stock Plan in amounts that are reasonable and consistent with market data prepared by the Compensation Committee’s independent consultant.  Based on our projected recruiting and retention needs, we believe that the proposed Share increase would allow us to continue granting equity awards under the Stock Plan to employees and directors for approximately three more years.

Without shareholder approval of the additional Shares under the Stock Plan, we may be required to increase the cash components of our compensation program, which would significantly inhibit our ability to attract, motivate and retain high-caliber employees and directors in a competitive marketplace and align their interests with those of our shareholders.

In determining the size of this Share request, the Compensation Committee considered, among other things, our outstanding equity awards, our burn rate, our stock price and volatility, our projected recruiting and retention needs, the potential dilution of our equity compensation program, the voting guidelines of certain institutional investors and proxy advisory firms, and competitive market practices.  The results of this comprehensive analysis were presented to the Compensation Committee and the Board of Directors for its consideration.  Certain of these factors are outlined below:

Outstanding Awards. As of December 14, 2020, there were 1,575,134 Shares subject to outstanding time- and performance-based RSU awards (calculated at maximum), and 2,302,023 Shares subject to outstanding stock options under the Stock Plan.34  The Company’s practice with respect to performance-based RSU awards is, during the measurement period, to reserve within the Stock Plan a number of shares equal to the maximum potential payout to ensure sufficient availability of shares and for administrative purposes.

As of that date, the weighted average exercise price of the outstanding stock options was $35.60, the weighted average remaining contractual term for the stock options was 6.22 years, and the closing market price of a Share as reported on the NYSE was $37.98 per Share.

Burn Rate. We use our burn rate to measure the potential life expectancy of the Stock Plan and shareholder dilution. Our burn rate is summarized in the table below, which provides data on our Share usage (including awards to employees and non-employee directors) for the last three completed fiscal years.

Fiscal Year	Stock Options Granted	Time-Based RSUs Granted	Performance- Based RSUs Earned	Total Shares (1)	Burn Rate
2018	479,991	34,166	243,310	1,034,943	1.64%
2019	431,726	29,651	134,140	759,308	1.21%
2020	454,929	338,105	114,043	1,359,225	1.85%
3-year Average Burn Rate (2018-2020)					1.57%

(1)
The total number of Shares is calculated by multiplying (i) the sum of Time-Based RSUs Granted and Performance-Based RSUs Earned, by (ii) a factor of 2, which is intended to reflect our stock price volatility, and then adding that amount to the Stock Options Granted.

Dilution and Overhang. We measure the dilutive impact of our equity program (the so-called “overhang”) by dividing (i) the number of Shares subject to outstanding awards (with performance-based RSUs calculated at maximum) plus the number of Shares available to be granted under the Stock Plan (the “numerator”), by (ii) our total Shares outstanding plus the Shares included in the numerator.  As of December 14, 2020, our fully diluted overhang was approximately 6.23 percent.  The 2,700,000 additional Shares being requested under the Stock Plan would bring our fully diluted overhang to approximately 9.49 percent, which we believe to be within industry norms.

34  These amounts include the grant in December 2020 of 257,806 time-based RSUs and 359,931 performance-based RSUs (calculated at maximum).

Summary of Other Material Changes to the Stock Plan

In addition to the proposed increase in the Share reserve, as described above, the Board of Directors approved the following additional changes to the Stock Plan:

•	Extended Term. The term of the Stock Plan is extended from December 3, 2023 to December 1, 2030.

•
Cap on Director Compensation.  The Stock Plan imposes a cap on equity awards granted to non-employee directors, so that the accounting value of those equity awards, when added to any cash retainers for service as a director, cannot exceed $600,000 per year.

•
Cap on Awards to Employees.  The Stock Plan increases the cap on equity awards granted to employees, so that no employee may be granted stock options and/or stock appreciation rights under the Stock Plan for more than 750,000 Shares in any fiscal year (up from 500,000 Shares prior to the amendment), and no employee may be granted restricted stock, restricted stock units, and/or bonus stock awards for more than 500,000 Shares in any fiscal year (up from 300,000 Shares prior to the amendment).

•
Minimum Vesting Provisions.  The amendment provides that all awards granted under the Stock Plan are subject to a minimum vesting requirement of at least one year, with an exception for awards covering up to five percent of the Shares available for issuance as of the Annual Meeting and for director awards that vest on the earlier of the first anniversary of the grant date or the next Annual Meeting of shareholders.  Prior to the amendment, the Stock Plan imposed a minimum vesting requirement only on stock options and appreciation rights (which could vest at a rate no faster than 1/3 per year).

•
Limit on Dividend Equivalents.  Dividends or dividend equivalents payable with respect to any awards granted under the Stock Plan will be accumulated or reinvested until such award is earned, and the dividends or dividend equivalents shall not be paid if the underlying award does not become vested.  Additionally, no dividend equivalents will be granted with respect to Shares underlying a stock option or appreciation right.

•
Clawback Policy.  Awards granted under the Stock Plan are subject to recoupment under our clawback policy, as described under the heading “Compensation Discussion and Analysis – Compensation-Related Policies” above.

•
Other Changes.  The Stock Plan includes additional changes to eliminate references to a prior spin-off transaction and to reflect the repeal of the performance-based compensation exception to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the Other Material Provisions of the Stock Plan

The following is a summary of the other material provisions of the Stock Plan, as amended and proposed for approval by the shareholders.

•
Share Reserve.  As noted above, the maximum number of Shares that may be issued or transferred with respect to awards under the Stock Plan is 15,235,436, subject to adjustment as provided below (which includes the original 4,635,436 Shares reserved under the Stock Plan as of December 19, 2008, the addition of 4,000,000 Shares to the Stock Plan as approved by shareholders on February 24, 2010, the addition of 3,900,000 Shares to the Stock Plan as approved by shareholders on February 26, 2014, and the proposed addition of 2,700,000 Shares to the Stock Plan as set forth above).  Shares issued under the Stock Plan may include authorized but unissued Shares, treasury Shares, Shares purchased in the open market, or a combination of the foregoing.  Shares underlying awards that are settled in cash or that terminate or are forfeited, cancelled or surrendered without the issuance of Shares will again be available for issuance under the Stock Plan.  Shares delivered under awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines (“Substitute Awards”), shall not count against the Stock Plan’s share limit, except as may be required by the rules and regulations of any stock exchange or trading market.

•
No Share Recycling.  Shares surrendered to pay the exercise price of stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award, will not again be available for issuance under the Stock Plan.  When a stock appreciation right is exercised and settled in Shares, all of the Shares underlying the stock appreciation right will be counted against the Share limit of the Stock Plan regardless of the number of Shares used to settle the stock appreciation right.

•
Adjustments.  In the event of any equity restructuring, such as a stock dividend, stock split, spin off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of Shares that may be delivered under the Stock Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of Shares subject to outstanding awards and the exercise price or other price of Shares subject to outstanding awards, to prevent dilution or enlargement of rights.  In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, make such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights.  Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

•
Eligibility.  All employees, officers, and non-employee directors of the Company and its subsidiaries are eligible to receive equity awards under the Stock Plan, except that Incentive Stock Options may not be granted to non-employee directors.  Currently, there are approximately 10,700 worldwide employees (including our executive officers) and 10 non-employee directors eligible to participate in the Stock Plan.  The Compensation Committee is authorized to select the employees who will receive awards under the Stock Plan from time-to-time.  Under our current director compensation program, each of the non-employee directors receives a grant of equity awards at the conclusion of each Annual Meeting of shareholders.

•
Administration.  The Compensation Committee has the authority and responsibility to administer the Stock Plan.  The Compensation Committee consists solely of members intended to be “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and “independent directors” under the NYSE rules.  The Compensation Committee may exercise broad discretionary authority in the administration of the Stock Plan, including the authority to determine the treatment of awards upon an employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence.  In addition, the Compensation Committee is authorized to delegate some or all of its administrative duties to one or more of its members or to one or more employees or agents of the Company.  The Board of Directors retains authority to administer and issue awards under the Stock Plan and specifically reserves the exclusive authority to approve and administer all awards granted to non-employee directors and to approve the compensation of our President and CEO.

•
Amendments and Termination.   The Board of Directors may amend or discontinue the Stock Plan at any time, with shareholder approval to the extent required by applicable laws.  No such amendment or termination, however, may adversely affect any holder of outstanding awards without his or her consent.

•
No Repricing.  The Stock Plan does not permit the “repricing” of stock options and stock appreciation rights without shareholder approval.  This includes a prohibition on reducing the exercise price of stock options or appreciation rights, cancellation of stock options or appreciation rights in exchange for an award having a lower exercise price, for another award, or for cash, and “reloads” in connection with the exercise of stock options or appreciation rights.

•	Types of Awards. The Stock Plan permits the Board of Directors or Compensation Committee to grant the following types of awards:

o
Stock Options.  Stock options entitle the holder to elect to purchase up to a specified number of Shares at a specified price (the exercise price).  The exercise price (other than Substitute Awards) cannot be less than the fair market value of the Shares when the options are granted.  Under the Stock Plan, stock options may be Incentive Stock Options or “Non-Qualified Options” under the Code.  Stock options may not be exercised more than ten years from the date of grant, unless the Compensation Committee determines otherwise on an individual basis.

The applicable option exercise price is payable at the time of exercise in any of the following methods, to the extent permitted by the Compensation Committee: (i) cash, (ii) delivery of unrestricted Shares owned by the optionee having a value at the time of exercise equal to the exercise price, (iii) a cashless exercise (including withholding of Shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), (iv) any other manner permitted by law, or (v) any combination of the foregoing.

o
Stock Appreciation Rights.  A stock appreciation right entitles the holder to receive, for each Share as to which the award is granted, payment of an amount, in cash, in Shares, or in a combination, as determined by the Compensation Committee, equal in value to the excess of the fair market value of a Share on the date of exercise over the fair market value of a Share on the day the stock appreciation right was granted.

o
Restricted Stock.  Restricted stock means Shares that are actually issued to the recipient of the award, but the recipient has no right to sell them, pledge them, or otherwise transfer any interest in them until it is determined in the future how many Shares the recipient is entitled to retain (free of such restrictions) and how many Shares must be forfeited back to the Company.  Such determination will be based on the conditions the Compensation Committee attaches to the award, which may include performance-based conditions (as described below).

o
Restricted Stock Unit (“RSU”).  An RSU award is a promise by the Company to issue up to a fixed number of Shares to the award recipient at some point in the future, with the number of Shares that are actually issued and the number of Shares that are forfeited being determined by the conditions attached to the award by the Compensation Committee (which may include performance-based conditions, as described below).  Except as provided by the Compensation Committee, RSU awards that are unvested at the time the holder’s employment or other relationship with the Company is terminated will be forfeited.

o	Bonus Stock. Bonus stock means unrestricted Shares that are issued to an award recipient at no cost to the recipient or at a discount from its fair market value.

•
Vesting and Forfeiture of Awards.  Subject to the minimum vesting requirements described above, the exercisability of stock options, and the vesting or forfeiture of all other equity awards under the Stock Plan may be conditioned in any manner that the Compensation Committee chooses.  The Stock Plan grants broad discretion to the Compensation Committee to determine the terms and conditions applicable to awards.  For example, time-based equity awards may be granted with the condition that they will become earned (vested) ratably over a period of years as long as the recipient remains employed.  Performance-based equity awards may be granted with the condition that they will become earned (vested) or be forfeited in accordance with the attainment of specified financial or other performance objectives.

•
Performance-Based Awards.  The Compensation Committee has the right under the Stock Plan to grant awards that will become earned (vested) or be forfeited based on the level of achievement of objective and pre-established performance objectives.  These objectives are established by the Compensation Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and which the Compensation Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies:  sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, and shareholder, economic or market value added.  In establishing and measuring performance targets for a year, the Compensation Committee may provide for appropriate objectively determinable adjustments to any performance measure for extraordinary and/or non-recurring items.

•
Transferability of Certain Awards.  Unless otherwise provided by the Compensation Committee, stock options and stock appreciation rights granted under the Stock Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and restricted stock and RSU awards may not be sold, assigned, transferred, pledged, or otherwise encumbered during the vesting period.  In no event may the Compensation Committee permit a stock option to be transferred for consideration.

•
Change in Control.  Unless an award is granted with contrary provisions or the participant has a change in control agreement with the Company with contrary provisions, a “change in control” of the Company will result in the immediate full vesting of all Shares under outstanding awards under the Stock Plan; provided that, any awards with respect to which the number of Shares earned depends upon performance shall vest based on the greater of: (i) an assumed achievement of all relevant performance goals at their “target” level, or (ii) the actual level of achievement of all relevant performance goals against target as of the date immediately prior to the change in control (or as close to such date as administratively practicable).  In addition, the Compensation Committee has the right to cancel any outstanding awards in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the Shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and stock appreciation rights without payment therefor.  Notwithstanding the default provisions of the Stock Plan, certain Company executives, including the Named Executive Officers, have superseding agreements with the Company that provide for vesting of outstanding equity awards only if there has been both a change in control transaction and a qualifying termination of employment – referred to as “double-trigger” vesting.  Pending approval of the amendments to the Stock Plan by the Company’s shareholders, the Company intends to amend these agreements to make corresponding changes and certain other updates to reflect market practices.

The Stock Plan includes a provision that could result in a reduction of the amount paid to a participant in the event any payment or benefit resulting from an award, including accelerated vesting of any equity compensation, would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the excise tax imposed by Section 4999 of the Code.  In that event, the payment would be either provided to the recipient in full or provided to the recipient to such lesser extent which would result in no portion of such payment being subject to the excise tax, whichever of the foregoing amounts results in the receipt by the recipient, on an after-tax basis, of the greatest amount of the payment.

A change in control generally means (i) the acquisition of securities representing 35 percent or more of the voting power of our outstanding securities; (ii) our incumbent directors ceasing to constitute at least a majority of the members of our Board; (iii) a reorganization, merger or consolidation, unless (a) substantially all of the beneficial owners of our outstanding stock prior to the transaction continue to own (in the same proportions) shares entitling them to 50 percent or more of the voting power of the outstanding securities of the combined or resulting entity, (b) no person owns 35 percent or more of the voting power of the outstanding securities of the combined or resulting entity, and (c) at least a majority of the members of the board of the resulting corporation are individuals who were our incumbent directors prior to the transaction; (iv) a sale or other disposition of all or substantially all (i.e., 50 percent or more) of the assets of the Company in one transaction or a series of transactions within any period of 12 consecutive months; or (v) shareholder approval of our complete liquidation or dissolution.

•
Waiver of Conditions.  The authority of the Compensation Committee under the Stock Plan includes the right to waive the satisfaction of any or all conditions in an award as to the vesting of the Shares awarded.

Federal Income Tax Consequences to Participants

Overview. The following discussion is limited to a summary of the U.S. federal income tax consequences of the grant, exercise, and vesting of awards under the Stock Plan.  The tax consequences of awards may vary according to country of participation.  Also, the tax consequences of the grant, exercise, or vesting of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations, and interpretations change frequently.  Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

•
Non-Qualified Stock Options.  In general, (i) a participant will not recognize income at the time a Non-Qualified Option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the option exercise price paid for the Shares; and (iii) at the time of sale of Shares acquired pursuant to the exercise of the non-qualified option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

•
Incentive Stock Options.  A participant will not recognize income at the time an Incentive Stock Option is granted or exercised.  However, the excess of the fair market value of the Shares on the date of exercise over the option exercise price paid may constitute a preference item for the alternative minimum tax.  If Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such Shares to the optionee, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.  If Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares as of the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the option price paid for such Shares.  Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

•
Stock Appreciation Rights.  A participant will not recognize income upon the grant of stock appreciation rights.  The participant generally will recognize ordinary income when the stock appreciation rights are exercised in an amount equal to the cash and the fair market value of any unrestricted Shares received on the exercise.

•
Restricted Stock.  A participant will not be subject to tax until the Shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code.  At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted Shares (reduced by any amount paid by the participant for such restricted Shares).  However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the Shares will have taxable ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of such Shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted Shares.  Any appreciation (or depreciation) realized upon a later disposition of such Shares will be treated as long-term or short-term capital gain depending upon how long the Shares have been held.  If a Section 83(b) election has not been made, any dividends received with respect to restricted Shares that are subject to forfeiture and transfer restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

•
RSUs.  A participant will not recognize income upon the grant of an RSU award.  Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted Shares received.

•	Bonus Stock. A participant will recognize ordinary income upon the grant of a bonus stock award equal to the fair market value of the unrestricted Shares received by the participant.

•
Dividends or Dividend Equivalents.  Any dividend or dividend equivalents awarded with respect to awards granted under the Stock Plan and paid in cash or unrestricted Shares will be taxed to the participant at ordinary income rates when such cash or unrestricted Shares are received by the participant.

•
Section 409A.  The Stock Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code.  If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the award could be subject to tax at an earlier time than described above and could be subject to additional taxes and penalties.  Awards granted under the Stock Plan generally will be designed either to be exempt from, or to comply with the requirements of, Section 409A.

Federal Income Tax Consequences to the Company.  To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding federal income tax deduction provided that, among other things, the income (i) meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Code; and (ii) is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Code.

Registration with the SEC.  The Company intends to file a Registration Statement on Form S-8 relating to the issuance of additional Shares under the Stock Plan with the SEC pursuant to the Securities Act of 1933, as amended, after approval of the Stock Plan, as amended and restated, by the Company’s shareholders.

Plan Benefits Under the Stock Plan.  Because it is within the discretion of the Compensation Committee to determine which directors, officers, employees and consultants will receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Stock Plan or the amount of the awards.

The Board of Directors has approved the Amended and Restated Hillenbrand, Inc. Stock Incentive Plan and recommends that the shareholders vote FOR Proposal No. 3 to approve and adopt such plan.

The affirmative vote of a majority of the votes cast on this Proposal No. 3 is required for approval of this Proposal.  If you own Shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your Shares in order for your vote to be counted on this Proposal.  Abstentions will have the same effect as votes against the Proposal and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is composed of five directors, each of whom is independent under SEC Rule 10A-3 and the New York Stock Exchange listing standards.  The Committee operates under a written Charter adopted by the Board of Directors, a copy of which can be accessed at http://ir.hillenbrand.com/investor-relations/corporate-governance/governance-documents.  The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation.

Management has the primary responsibility for the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.  The independent registered public accounting firm of Ernst & Young LLP (“EY”) was responsible in fiscal year 2020 for performing an integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) and the issuance of a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.  In addition, the Committee approves, subject to shareholder ratification, the appointment of the Company’s independent registered public accounting firm and pre-approves all audit and non-audit services to be performed by the firm.

The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended September 30, 2020, with management and representatives of EY.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.  Representatives of EY discussed with the Committee matters required to be discussed by Auditing Standard No. 1301, ‘Communications with Audit Committees,’ as adopted by PCAOB.

EY also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with EY its independence.  In addition, the Committee considered whether non-audit consulting services provided by EY impaired its independence and concluded that such services did not impair its independence.

Based upon these procedures and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Neil S. Novich (Chairperson)
Edward B. Cloues, II
Joy M. Greenway
Daniel C. Hillenbrand
Thomas H. Johnson

PROPOSAL NO. 4 – RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to shareholder ratification, the Audit Committee of the Board of Directors of the Company has appointed the firm of EY, certified public accountants, as the independent registered public accounting firm to make an examination of the consolidated financial statements of the Company for its fiscal year ending September 30, 2021.  EY served as the independent registered public accounting firm of the Company for the fiscal year ended September 30, 2020, replacing PricewaterhouseCoopers LLP, which had served more than 10 years.  As we intend to hold our Annual Meeting in person, we expect that a representative of EY will be available at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.  If we determine that alternative arrangements are needed for the Annual Meeting, we will endeavor to have a representative of EY similarly available.

The Board of Directors, at the request of the Audit Committee, recommends that the shareholders vote FOR Proposal No. 4 to ratify the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2021.

The affirmative vote of a majority in voting power of the votes cast on this Proposal No. 4 is required for approval of this Proposal.  Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.

If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year.

Principal Accountant Fees and Services

The Audit Committee has adopted a policy requiring that all services to be performed by the independent registered public accounting firm be pre-approved by the Audit Committee or its delegate (Chairperson) and has adopted guidelines that fees for non-audit related services, including tax consulting, tax compliance, and tax preparation fees, should not exceed the total of audit and audit-related fees.  During the fiscal year ended September 30, 2020, EY’s fees, all of which were approved by the Audit Committee, fell within these guidelines.

The table below sets forth the aggregate amount of fees billed for professional services rendered by EY to the Company and its subsidiaries for this period.  Since EY was appointed in fiscal 2020, there were no fees billed for professional services rendered by EY during the fiscal year ended September 30, 2019.

2020

Audit Fees (1)	$3,663,000
Audit-Related Fees (2)	$78,000
Tax Fees (3)	$345,000
All Other Fees (4)	$3,000
Total	$4,089,000

(1)
Audit Fees services include:  (i) the audit by EY of the financial statements included in our annual reports on Form 10-K; (ii) reviews by EY of the interim financial statements included in our quarterly reports on Form 10-Q; and (iii) statutory audits by EY of certain subsidiaries.

(2)	Audit-Related Fees services include out of pocket expenses for EY.

(3)	Tax Fees services include general tax consulting services from EY.

(4)	All Other Fees services include a subscription to EY Atlas, a cloud-based platform and research tool.

OTHER MATTERS

The Board of Directors does not know of any matters that will be brought before the 2021 Annual Meeting other than those listed in the notice of meeting.  If any other matters are properly introduced at the meeting for consideration, the individuals named on the proxy card will have authority to vote on such matters in their discretion.

December 29, 2020

Appendix A

The proposed amendment and restatement of the Hillenbrand, Inc. Stock Incentive Plan that the shareholders are being asked to approve is set forth below.

AMENDED AND RESTATED
HILLENBRAND, INC.
STOCK INCENTIVE PLAN

(Amended and Restated as of December 3, 2020)

R E C I T A L S

WHEREAS, the Board of Directors of Hillenbrand, Inc. (hereinafter referred to as “Hillenbrand” or the “Company”) adopted with shareholder approval the Hillenbrand, Inc. Stock Incentive Plan (the “Plan”) as of December 19, 2008, which was amended and restated, with shareholder approval, as of February 24, 2010 and December 4, 2013;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to increase the total number of shares of Common Stock that can potentially be issued under the Plan and to make certain other amendments to reflect market practices and the elimination of the performance-based compensation exception to Section 162(m) of the Internal Revenue Code; and

WHEREAS, the Board of Directors of the Company has, subject to shareholder approval, re-adopted the Plan in the form that follows to amend, restate, supersede and replace the form thereof previously adopted (when approved by the shareholders of the Company).

SECTION 1.	Purpose and Types of Awards

1.1          The purposes of the Plan are to enable the Company to attract, retain and reward its employees, officers and directors, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.

1.2          Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Restricted Stock Units; (v) Bonus Stock and/or (vi) Substitute Awards.  Each Award shall be subject to the minimum vesting provisions set forth in Section 15.8 of the Plan.

SECTION 2.	Definitions

2.1          When capitalized in this Plan, the following terms shall have the meanings specified below (or as elsewhere defined), unless the context otherwise requires:

“Award” means an award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Bonus Stock or Substitute Awards granted pursuant to the terms and conditions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean an Award described in Section 10 of the Plan.

“Change in Control” shall have the meaning set forth in Section 14.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation and Management Development Committee of the Board or such other committee of independent directors (within the meaning of the applicable exchange listing standards) of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to Awards to non-employee directors, the entire Board.

“Common Stock” shall mean the common stock of the Company, without par value.

“Company” shall mean Hillenbrand, Inc. and its successors.

“Employee” shall mean an employee of the Company or of any Subsidiary of the Company.

“Fair Market Value” of the Common Stock on any date shall mean the value determined in good faith by the Committee, by formula or other method consistent with the determination of fair market value under Code Section 409A and its interpretive regulations; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Common Stock shall be the average of the high and the low sales prices of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).

“Full Value Award” shall mean any Award other than a Stock Option or Stock Appreciation Right.

“Incentive Option” shall mean a Stock Option granted under the Plan that both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” shall mean a director of the Company who is not employed by the Company or any of its Subsidiaries.

“Non-Qualified Option” shall mean a Stock Option granted under the Plan that either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.

“Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.

“Plan” shall have the meaning set forth in the recitals.

“Relationship” shall mean the status of employee, officer or director of the Company or any Subsidiary of the Company.

“Restricted Stock” shall mean an Award described in Section 8 of the Plan.

“Restricted Stock Units” or “RSUs” shall mean an Award described in Section 9 of the Plan.

“Shareholder Approval Date” shall mean the date of shareholder approval of the Plan as amended and restated as set forth herein.

“Stock Appreciation Right” shall mean an Award described in Section 7 of the Plan.

“Stock Option” shall mean an Incentive Option or a Non-Qualified Option and, unless the context requires otherwise, shall include Director Options.

“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests; provided, however, that for purposes of granting Incentive Options, the term “Subsidiary” shall mean any company (other than the Company) that is a “subsidiary corporation” within the meaning of Section 424 of the Code.

“Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

2.2          The following rules shall govern in interpreting the Plan:

(a)          The Plan and all Awards are intended to be exempt from, or to comply with, the provisions of Section 409A of the Code, and the Plan and all Awards shall be administered to effect compliance with such intent.

(b)          Any reference herein to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.

(c)          To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(d)          If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

SECTION 3.	Administration

3.1          The Plan shall be administered by the Committee.  Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant Awards to Non-Employee Directors and to amend and interpret such Awards.

3.2          The Committee shall have the authority and discretion with respect to Awards to take the following actions, if consistent with Section 15.7 of the Plan and subject to the conditions of Section 3.2A of the Plan: to grant and amend (provided, however, that no amendment shall impair the rights of the Award holder without his or her written consent) Awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award; and to make all factual and other determinations necessary or advisable for the administration of the Plan.  In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:

(a)          to select the persons to whom Awards will be granted from among those eligible;

(b)          to determine the number of shares of Common Stock to be covered by each Award, subject to the limitations contained herein;

(c)          subject to Section 15.8 of the Plan, to determine the terms and conditions of any Award, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the Award have been satisfied;

(d)          to determine the treatment of Awards upon an Employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a Non-Employee Director’s termination of Relationship as allowed by law;

(e)          to determine, in establishing the terms of the Award agreement, that the Award holder has no rights with respect to any dividends declared with respect to any shares covered by an Award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an Award;

(f)          to amend the terms of any Award, prospectively or retroactively, provided, however, that no amendment shall impair the rights of the Award holder without his or her written consent;

(g)          to determine the Fair Market Value of the Common Stock on a given date;

(h)          to adopt one or more sub-plans or appendices to Award agreements containing such provisions as may be necessary or desirable to enable Awards to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and

(i)          to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents.

3.2A       Except for adjustments made pursuant to Sections 4.4 or 14.1 of the Plan, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price.  No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 4.4 or 14.1.  Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 3.2A is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 4.4 or 14.1 of the Plan.

3.3          The Committee shall have the right to designate Awards as “performance Awards.”  The grant or vesting of a performance Award shall be subject to the achievement of performance objectives established by the Committee based on such criteria as determined by the Committee, which may include (without limitation) one or more of the following criteria:  sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, and shareholder, economic or market value added.  As determined by the Committee, any performance objectives may be applied to the Company on a consolidated basis and/or to a business unit and may be used as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies.  In establishing and measuring performance objectives for a performance period, the Committee may provide for appropriate adjustments to any performance measure for extraordinary and/or non-recurring items. The Committee may establish minimum, target and maximum performance targets, with the Award amount based on the level of the performance target(s) achieved.

3.4          All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Award holders.  Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of Awards need not be uniform and may be made selectively among persons who receive or are eligible to receive Awards, whether or not such persons are similarly situated.

3.5          No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any Award hereunder.  The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan.

SECTION 4.	Stock Subject to Plan

4.1          Subject to adjustment as provided in Section 4.4, the total number of shares of Common Stock which may be issued under the Plan shall be 15,235,436 (all of which may be granted as Incentive Stock Options), which includes the original 4,635,436 shares reserved under the Plan as of December 19, 2008, the addition of 4,000,000 shares to the Plan as approved by shareholders on February 24, 2010, the addition of 3,900,000 shares to the Plan as approved by shareholders on February 26, 2014, and the addition of 2,700,000 shares to the Plan as of December 3, 2020, subject to approval of the shareholders.  Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company.

4.2          For the purposes hereof, the following shares of Common Stock covered by previously-granted Awards shall be deemed not to have been issued under the Plan and will remain available for Awards:  (a) shares of Common Stock covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such shares; (b) shares of Common Stock covered by an Award that is settled only in cash; and (c) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed).  The following shares of Common Stock may not again be made available for issuance as Awards: (i) shares of Common Stock tendered in payment of the exercise price of a Stock Option; (ii) shares of Common Stock withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to an Award; and (iii) shares of Common Stock that are repurchased by the Company with Stock Option proceeds.  Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in shares of Common Stock, the full number of shares subject to the Award shall count against the number of shares available for Awards under the Plan regardless of the number of shares used to settle the Stock Appreciation Right upon exercise.

4.3          No Employee shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 750,000 shares of Common Stock in any fiscal year, and no Employee shall be granted Restricted Stock, Restricted Stock Units and/or Bonus Stock with respect to more than 500,000 shares of Common Stock in any fiscal year, subject to adjustment as provided in Section 4.4.

4.4          In the event of any recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board in its discretion to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such a manner as it may in its discretion deem equitable, cause there to be an equitable adjustment in the number and kind of shares of Common Stock specified in Section 4.1 of the Plan and, with respect to outstanding Awards, in the number and kind of shares of Common Stock subject to outstanding Awards and the exercise price or other price of shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of participants.  In the event of any merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights and may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or other property) as it, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 4.4 that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or to cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all persons.

4.5          No fractional shares shall be issued or delivered under the Plan.  The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

SECTION 5.	Eligibility

5.1          The persons who are eligible for Awards under Sections 6, 7, 8, 9, and 10 of the Plan are Employees, officers and directors of the Company or of any Subsidiary of the Company.  In addition, Awards under such Sections may be granted to prospective Employees, officers or directors, but such Awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary.  Incentive Options may be granted only to Employees and prospective Employees, but such Awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary.  Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

5.2          Non-Employee Directors shall be granted Awards under Section 12 in addition to any Awards which may be granted to them under other Sections of the Plan.

SECTION 6.	Stock Options

6.1          The Stock Options granted to eligible persons under the Plan may be of two types:  (a) Incentive Options, and (b) Non-Qualified Options.  To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option.  All Stock Options granted to persons who are not Employees shall be Non-Qualified Options.

6.2          Subject to the following provisions, Stock Options granted under Section 6 of the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

(a)          Option Price.  The option price per share of Common Stock purchasable under a Stock Option (other than a Substitute Award) shall be determined by the Committee and may not be less than the Fair Market Value of the Common Stock on the date of grant of the Stock Option (or, with respect to Awards to prospective Employees, on the first date of employment).

(b)          Option Term.  Unless otherwise provided by the Committee in the applicable Award agreement, the term of each Stock Option shall be fixed by the Committee and shall not exceed ten years.

(c)          Exercisability.  Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee, subject to the minimum vesting provisions of Section 15.8 of the Plan.

(d)          Method of Exercise.  Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares.  Payment of the option price shall be made in such manner as the Committee may provide in the Award agreement, which may include (i) cash (including cash equivalents), (ii) delivery of shares of Common Stock already owned by the Optionee, (iii) by a cashless exercise (including by withholding shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by applicable laws), (iv) any other manner permitted by law, or (v) any combination of the foregoing.

(e)          No Shareholder Rights.  An Optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).  Moreover, no dividend equivalents may be granted under the Plan with respect to the shares of Common Stock underlying any Stock Option.

(f)          Termination of Employment or Relationship.  Following the termination of an Optionee’s employment or other Relationship with the Company or its Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee.  The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination.  The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.

(g)          Non-transferability.  Unless otherwise provided by the Committee in the applicable Award agreement, (i) Stock Options shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Stock Options shall be exercisable only by such Optionee.  The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee; provided, however, that in no event shall the Committee permit a Stock Option to be transferred for consideration.

6.3          Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:

(a)          Option Term.  No Incentive Option shall be exercisable more than ten years after the date such Incentive Option is granted.

(b)          Additional Limitations for 10% Shareholders.  No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Stock on the date of grant of the Incentive Option, or (ii) be exercisable more than five years after the date such Incentive Option is granted.

(c)          Exercisability.  The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000.  Any Stock Options in excess of such $100,000 limitation shall be treated as Non-Qualified Options.

(d)          Notice of Disqualifying Disposition.  An Optionee’s right to exercise an Incentive Option shall be subject to the Optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(e)          Non-transferability.  Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution.  During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.

(f)          Last Grant Date.  No Incentive Option shall be granted more than ten years after the earlier of the date of adoption or re-adoption of the Plan, as applicable, by the Board or approval of the Plan by the Company’s shareholders.

The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

SECTION 7.	Stock Appreciation Rights

7.1          A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the Award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the day such Stock Appreciation Right was granted.  Any such Award shall be in such form and shall have such terms and conditions as the Committee may determine, subject to the minimum vesting provisions of Section 15.8 of the Plan.  Unless otherwise provided by the Committee in the applicable Award agreement, the term of each Stock Appreciation Right shall not exceed ten years.  The grant shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted. No dividend equivalents may be granted under the Plan with respect to the shares of Common Stock underlying any Stock Appreciation Right.

SECTION 8.	Restricted Stock

Subject to the following provisions, all grants of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)          The Restricted Stock agreement shall specify the number of shares of Restricted Stock to be granted, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest.  The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine, in each case subject to the minimum vesting provisions of Section 15.8 of the Plan.

(b)          Stock certificates or book entry shares representing the Restricted Stock granted under the Plan shall be registered in the Award holder’s name, but the Committee may direct that any such certificates, if applicable, be held by the Company on behalf of the Award holder.  Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Award holder until such share has vested in accordance with the terms of the Restricted Stock agreement.  At the time Restricted Stock vests, such vested shares shall be delivered (via stock certificate or book entry) to the Award holder (or his or her designated beneficiary in the event of death), free of such restriction.

(c)          The Committee may provide that the Award holder shall have the right to vote and/or receive dividends on Restricted Stock; provided, however, that any dividends with respect to unvested Restricted Stock shall be accumulated or deemed reinvested in additional Restricted Stock (as determined by the Committee in its sole discretion and set forth in the applicable Award agreement), subject to the same terms and conditions as the original Award until such Award is earned and vested.

(d)          Except as may be provided by the Committee, in the event of an Award holder’s termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award agreement, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Award holder shall be returned to the Award holder, or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the Award holder.

SECTION 9.	Restricted Stock Units (RSUs)

Subject to the following provisions, all grants of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)          The Restricted Stock Unit agreement shall specify the number of shares of Common Stock to be paid and the duration of the period (the “Vesting Period”) during which, and the conditions under which, receipt of the underlying Common Stock will be deferred.  The Committee may condition the grant or vesting of RSUs, or receipt of Common Stock or cash at the end of the Vesting Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine, in each case subject to the minimum vesting provisions of Section 15.8 of the Plan.

(b)          Except as may be provided by the Committee, RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Vesting Period.

(c)          At the expiration of the Vesting Period, as soon as administratively practical and in no event later than two and one-half months following the end of the Vesting Period, the Award holder (or his or her designated beneficiary, if applicable) shall receive (i) certificates for the appropriate number of shares of Common Stock designated by the RSU agreement, (ii) cash equal to the Fair Market Value of such Common Stock, or (iii) a combination of shares and cash, as the Committee may determine.

(d)          Except as may be provided by the Committee, in the event of an Award holder’s termination of employment or other Relationship before the RSU has vested, such Award shall be forfeited.

(e)          RSUs may provide the Award holder with dividend equivalents, payable on a contingent basis and either in cash or in additional shares of Common Stock, as determined by the Committee in its sole discretion and set forth in the related Award agreement; provided, however, that any dividend equivalents with respect to unvested RSUs shall be accumulated or deemed reinvested, subject to the same terms and conditions as the original RSUs until such Award is earned and vested.

SECTION 10.	Bonus Stock

The Committee may grant Bonus Stock to any eligible Award recipient subject to such terms and conditions as the Committee shall determine.  The grant of Bonus Stock may, but need not, be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine, subject to the minimum vesting provisions of Section 15.8 of the Plan.   Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock.  Alternatively, the Committee may, after considering any accounting impact to the Company, offer eligible Employees the opportunity to purchase Bonus Stock at a discount from its Fair Market Value.  The Bonus Stock may be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction.  Bonus Stock may provide the Award holder with dividend equivalents, payable on a contingent basis and either in cash or in additional shares of Common Stock, as determined by the Committee in its sole discretion and set forth in the related Award agreement; provided, however, that any dividend equivalents with respect to unvested Bonus Stock shall be accumulated or deemed reinvested, subject to the same terms and conditions as the original Bonus Stock terms, until such Award is earned and vested.

SECTION 11.	Election to Defer

To the extent permitted by Section 409A of the Code, the Committee may permit an Award recipient to elect to defer payment of an Award other than a Stock Option for a specified period or until a specified event, upon such terms as are determined by the Committee.  An Award holder may elect to defer the distribution date of the payout of Restricted Stock Units or Bonus Stock, provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.

SECTION 12.	Non-Employee Director Awards

The Board shall have the discretion to determine the number and types of Awards to be granted to Non-Employee Directors and the terms of such Awards, including but not limited to the exercisability and the effect of a director’s termination of service, in each case subject to the minimum vesting provisions of Section 15.8 of the Plan.   Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the applicable date(s) of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year for services as a director, taken together with any cash fees payable to such person during such calendar year (excluding any amounts payable for service as a Board or committee chairperson), shall not exceed $600,000.

SECTION 13.	Tax Withholding

13.1          Each Award holder shall, no later than the date as of which an amount with respect to an Award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Award.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements.  The Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any applicable tax withholdings from any such taxes from any payment of any kind otherwise due to the Award holder.

13.2          To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have any applicable tax withholdings with respect to any Awards hereunder, satisfied by (a) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the Award; (b) delivering to the Company shares of unrestricted Common Stock already owned by the Employee; (c) broker-assisted “cashless exercise;” (d) any other manner permitted by law; or (e) any combination of the foregoing.  Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the Award. In no event will the value of the shares of Common Stock to be withheld or tendered pursuant to this Section 13 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.

SECTION 14.	Change in Control

14.1        In the event of a Change in Control, unless otherwise provided under the terms of any applicable change in control agreement between the Company and an Award holder, and notwithstanding anything in Section 15.8 of the Plan to the contrary:

(a)          subject to Section 14.1(c) below, all outstanding Stock Options and all outstanding Stock Appreciation Rights awarded under the Plan shall become fully exercisable and vested;

(b)          subject to Section 14.1(c) below, the restrictions and vesting conditions applicable to any outstanding Restricted Stock, Restricted Stock Unit and Bonus Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested;

(c)          any Awards with respect to which the number of shares of Common Stock earned depends upon performance shall vest based on the greater of: (i) an assumed achievement of all relevant performance goals at their “target” level, or (ii) the actual level of achievement of all relevant performance goals against target measured through the date immediately prior to the Change in Control (or as close to such date as administratively practicable);

(d)          the Committee may, in its sole discretion, accelerate the payment date of all Restricted Stock Unit awards to the extent permitted under Section 409A of the Code;

(e)          the Committee may, in its sole discretion and without the consent of Award holders, provide that any outstanding and vested Award (or a portion thereof), including those that vest by reason of this Section 14.1, shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a share does not exceed the exercise price per share of the applicable Awards.

14.2        A “Change in Control” shall be deemed to occur on:

(a)          the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the Board (“Voting Securities”), other than by reason of (i) the acquisition of securities of the Company by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, or (ii) the acquisition of securities of the Company directly from the Company;

(b)          the consummation of a merger or consolidation of the Company with another corporation unless;

(i)          the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;

(ii)         no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and

(iii)        the members of the Company’s Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;

(c)          the date on which individuals who at the beginning of the 24-month period ending on such date constituted the entire Board (“Current Directors”) shall cease for any reason to constitute a majority of the Board, unless the nomination or election of each new director was approved by a majority vote of the Current Directors;

(d)          the consummation of a sale or other disposition of all or substantially all (i.e., 50% or more) of the assets of the Company in one transaction or a series of transactions within any period of 12 consecutive months; or

(e)          the date of approval by the shareholders of the Company of a plan of complete liquidation of the Company.

Notwithstanding any other provision of this Section to the contrary, to the extent an Award is subject to Section 409A of the Code, then to the extent required to comply with Section 409A of the Code, an occurrence shall not constitute a Change in Control if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company or another allowable acceleration event under Section 409A of the Code and its interpretive regulations.

14.3          This Section 14 shall apply only to Awards granted on and after the Shareholder Approval Date.  All Awards granted prior to the Shareholder Approval Date shall be subject to the applicable change in control provisions of the Plan as in effect before the Shareholder Approval Date.

SECTION 15.	General Provisions

15.1        Each Award shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, or (d) the issuance, sale or delivery of any shares of Common Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such Award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful.  The application of this Section shall not extend the term of any Stock Option or other Award.  The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the Award holder for any loss caused by the implementation of this Section 15.1.

15.2        Any Award shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including any such policy that may be maintained to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange.  In addition, the Committee may provide, at the time of grant or by amendment with the Award holder’s consent, that an Award and/or Common Stock acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the Award holder engages in any of the following disqualifying conduct: (a) the Award holder’s performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishing by the Award holder of a business which competes with the Company and/or its Subsidiaries; (b) the Award holder’s solicitation of employees or customers of the Company and/or its Subsidiaries; (c) the Award holder’s improper use or disclosure of confidential information of the Company and/or its Subsidiaries; or (d) material misconduct by the Award holder in the performance of such Award holder’s duties for the Company and/or its Subsidiaries, as determined by the Committee.

15.3        Nothing set forth in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements.

15.4        Nothing in the Plan nor in any Award hereunder shall confer upon any Award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries or interfere in any way with the rights of any such company to terminate such employment or other Relationship.

15.5        Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an Award recipient, and no Award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan.  To the extent that any Award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

15.6        Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Awards shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules.

15.7        The Plan and all Awards shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance.  To the extent that any terms of the Plan or an Award would subject an Employee to gross income inclusion, interest or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to be exempt from, the Code Section 409A standards.  If as of the date Employee’s employment terminates, an Employee is a “key employee,” within the meaning of Code Section 416(i), without regard to paragraph 416(i)(5), and if the Company has stock that is publicly traded on an established securities market or otherwise, any payment of deferred compensation, within the meaning of Code Section 409A, otherwise payable because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which the Employee’s last day of employment occurs.

15.8        Notwithstanding any other provision of the Plan to the contrary, all Awards granted on and after the Shareholder Approval Date shall vest or become exercisable no earlier than the first anniversary of the date of grant of the Award (excluding, for this purpose, any (a) Substitute Awards, and (b) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than 50 weeks after grant)); provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the shares of Common Stock remaining available for issuance under the Plan under Section 4.1 as of the Shareholder Approval Date (subject to adjustment thereafter under Section 4.4); and, provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award as provided in Section 3.2(d) of the Plan, by the terms of the Award agreement or otherwise.

15.9        Adjustments.

(a)          Except as otherwise provided in any award agreement or in any applicable change in control agreement between the Company and an Award recipient, if any payment or benefit resulting from an Award under the Plan or otherwise, including accelerated vesting of any equity compensation (all such payments and/or benefits hereinafter, “Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be either (x) provided to the recipient in full, or (y) provided to the recipient to such lesser extent which would result in no portion of such Payment being subject to the excise tax, further reduced by $5,000 (including such further reduction, the “Cutback Amount”), whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, such excise tax and other applicable taxes, (all computed at the highest applicable marginal rates), results in the receipt by the recipient, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or a portion of such Payment may be subject to the excise tax.  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Cutback Amount, reduction shall occur in the following order: (A) cash payments of accelerated Awards under the Plan shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of performance-based equity Awards shall be cancelled or reduced next and in the reverse order of the date of grant for such Awards (i.e., the vesting of the most recently granted Awards will be reduced first), with Full Value Awards reduced before any performance-based stock option or stock appreciation rights are reduced; and (C) accelerated vesting of time-based equity Awards shall be cancelled or reduced last and in the reverse order of the date of grant for such Awards (i.e., the vesting of the most recently granted Awards will be reduced first), with Full Value Awards reduced before any time-based stock option or stock appreciation rights are reduced.

(b)          The Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder and perform the foregoing calculations.  The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.  The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Award recipient within fifteen (15) calendar days after the date on which right to a Payment is triggered (if requested at that time by the Company or recipient).  Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the recipient.

SECTION 16.	Amendments and Termination

16.1        The Plan shall terminate at the close of business on December 1, 2030.  The Board may discontinue the Plan at any time prior to the date referenced in the prior sentence and may amend it from time to time.  No amendment or discontinuation of the Plan shall adversely affect any Award previously granted without the Award holder’s written consent.  Amendments may be made without shareholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.

16.2        The Committee may amend the terms of any Award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Award holder without his or her written consent.

SECTION 17.	Effective Date of Plan

17.1        This revised version of the Plan was approved and adopted by the Board on December 3, 2020, and is to be effective as of such date, and is to amend, restate, supersede, and replace prior versions of the Plan adopted by the Board, contingent upon the approval thereof by the shareholders of the Company within 12 months following the adoption by the Board.

*          *          *          *          *          *

HILLENBRAND, INC. ONE BATESVILLE BLVD BATESVILLE, IN 47006

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/10/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/10/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors - Election of these Directors is for three-year terms expiring in 2024.

Nominees

01)	Helen W. Cornell 02) Jennifer W. Rumsey 03) Stuart A. Taylor, II

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:								For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers.							☐	☐	☐

3.	To approve the amendment and restatement of the Company's Stock Incentive Plan.							☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2021.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000477745_1       R1.0.1.18

HILLENBRAND, INC.	2021 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET

Shareholders are cordially invited to attend the Annual Meeting of shareholders on Thursday, February 11, 2021. The Meeting will be held at the Company's headquarters at One Batesville Boulevard, Batesville, Indiana 47006, at 10:00 a.m., Eastern Standard Time.

(Please detach this ticket from your proxy card and bring it as identification. Directions to the meeting site are included on this ticket for convenience. The use of an Admission Ticket is for mutual convenience; however, the right to attend without an Admission Ticket, upon proper identification, is not affected.)

Nicholas R. Farrell
Secretary

(FOR THE PERSONAL USE OF THE NAMED SHAREHOLDER(S) ON THE BACK – NOT TRANSFERABLE)

Directions to Hillenbrand, Inc.

Hillenbrand, Inc. is located between Cincinnati, Ohio and Indianapolis, Indiana. Shareholders traveling from the Cincinnati area should take 1-74 West toward Indianapolis to Exit 149 (Batesville) and turn left off the exit ramp. Go straight through the first stop light to the next light and turn left at the intersection of State Road 229 and Highway 46.

Shareholders traveling from the Indianapolis area should take 1-74 East toward Cincinnati to Exit 149 (Batesville) and turn right off the exit ramp. Go to the first stop light and turn left at the intersection of State Road 229 and Highway 46.

To reach Hillenbrand, Inc.'s headquarters, travel on Highway 46 through three stop lights and turn left onto Batesville Boulevard. Hillenbrand, Inc. is the second office building on Batesville Boulevard.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

This Proxy and Voting Instruction is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on February 11, 2021

The undersigned appoints F. Joseph Loughrey and Joe A. Raver, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hillenbrand, Inc. (the "Company") at the Annual Meeting of Shareholders to be held at the Company's headquarters, One Batesville Boulevard, Batesville, Indiana 47006-7798, on February 11, 2021, at 10:00 a.m., local time (Eastern Standard Time), and any adjournments of the meeting, on the matters listed on the reverse.

SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED: (1) in favor of the election of the Board of Directors' nominees for three directors; (2) To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers; (3) To approve the amendment and restatement of the Company’s Stock Incentive Plan; (4) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021; and (5) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting.

This proxy may be revoked at any time before it is exercised.

Continued and to be signed on reverse side

0000477745_2      R1.0.1.18